As filed with the Securities and Exchange Commission on June 23, 1999
                                                     Registration No. 333-77155
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ---------------------
                                Amendment No. 2

                                       to

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ---------------------
                                SUMMIT BANCORP.
            (Exact name of registrant as specified in its charter)
                            ---------------------

                  New Jersey                                      6711                          22-1903313
(State or other jurisdiction of incorporation        (Primary Standard Industrial            (I.R.S. Employer
             or organization)                         Classification Code Number)         Identification Number)

                      301 Carnegie Center, P.O. Box 2066
                       Princeton, New Jersey 08543-2066
                                (609) 987-3200
    (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)
                             ---------------------
                          Richard F. Ober, Jr., Esq.
            Executive Vice President, General Counsel and Secretary
                      301 Carnegie Center, P.O. Box 2066
                       Princeton, New Jersey 08543-2066
                                (609) 987-3430
                             ---------------------
                                    Copy To:
                            David F. Scranton, Esq.
                     Stradley, Ronon, Stevens & Young, LLP
                         Great Valley Corporate Center
                           30 Valley Stream Parkway
                            Malvern, PA 19355-1481
                                (610) 640-5806
                            ---------------------
     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement and upon consummation of the merger of Prime Bancorp, Inc. into a wholly owned subsidiary of the Registrant as described herein.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                             ---------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

[GRAPHIC OMITTED]                                            [GRAPHIC OMITTED]

     The Boards of Directors of Summit Bancorp. and Prime Bancorp, Inc. have agreed upon a merger combining Prime and Summit. We cannot complete the merger unless the shareholders of Prime approve it. A special meeting of shareholders of Prime will be held on Wednesday, July 28, 1999 at the DoubleTree Guest Suites, 640 West Germantown Pike, Plymouth Meeting, Pennsylvania at 10:00 a.m., local time, to vote on this merger. Summit shareholders do not have to approve the merger.

     Under the terms of the merger agreement, which was signed February 17, 1999, Prime will merge into First Valley Corporation, a wholly-owned subsidiary of Summit. First Valley will be the surviving corporation.

     If the merger is completed, Prime shareholders will receive 0.675 shares of Summit common stock (together with an equal number of preferred stock purchase rights under Summit's shareholder rights plan) for each share of Prime common stock they own, plus cash instead of fractional shares. Based upon the number of outstanding shares of each company on May 31, 1999, current Prime shareholders will own approximately 4.2% of the outstanding Summit common stock if the merger is completed.

     On June 18, 1999, Summit common stock, which is traded on the New York Stock Exchange under the symbol "SUB", closed at $42.69 per share and Prime common stock, which is traded on the Nadsaq National Market under the trading symbol "PBNK", closed at $28.38 per share. If the merger is completed, Prime common stock will no longer be traded on Nasdaq.

     This Proxy Statement-Prospectus gives you detailed information about the merger we are proposing and it includes our merger agreement as an appendix. It is a proxy statement that Prime is using to solicit proxies for use at the Prime special shareholder meeting. It is also a prospectus relating to Summit's issuance of up to 7,870,316 shares of Summit common stock (and the associated preferred stock purchase rights) in connection with the merger.

     This Proxy Statement-Prospectus also includes a formal Notice of Special Meeting of Shareholders. A proxy card and return envelope are enclosed to facilitate your voting if you can not attend the meeting. Also enclosed is Prime's Annual Report on Form 10-K for the year ended December 31, 1998. You are encouraged to read these documents carefully before deciding how to vote your shares. YOUR VOTE IS VERY IMPORTANT. Please mail your proxy promptly.

     The Prime Board of Directors has unanimously determined that the merger is fair to and in the best interests of Prime and its shareholders and other constituencies. Accordingly, it unanimously recommends that you vote "FOR" approval of the merger.
                            ---------------------

Neither the Securities and Exchange Commission nor any state securities commision has approved or disapproved these securities or determined if this Proxy Statement-Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense. The securities of Summit being offered through this document are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

     This Proxy Statement-Prospectus is dated June 23, 1999 and was first mailed to Prime shareholders on or about June 25, 1999.

                              PRIME BANCORP, INC.
                            7111 Valley Green Road
                           Fort Washington, PA 19034
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           To Be Held July 28, 1999
                            ---------------------
TO OUR SHAREHOLDERS:

     A Special Meeting of Shareholders (the "Special Meeting") of Prime Bancorp, Inc. ("Prime") will be held at 10:00 a.m., local time, on Wednesday, July 28, 1999 at the DoubleTree Guest Suites, 640 West Germantown Pike, Plymouth Meeting, Pennsylvania, 19462 for the following purposes:

   1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated February 17, 1999 (the "Merger Agreement") between Prime and Summit Bancorp. ("Summit") and the transactions contemplated thereby, including the merger of Prime into First Valley Corporation, a wholly owned subsidiary of Summit (the "Merger"), pursuant to which shares of Prime common stock will be converted into the right to receive whole shares of Summit common stock and cash in lieu of fractional shares based upon an exchange ratio of 0.675 of a share of Summit common stock for each share of Prime common stock, as more fully described in the accompanying Proxy Statement-Prospectus;

   2. A proposal to approve in advance of voting on the Merger Agreement an adjournment of the Special Meeting in the event there are not sufficient votes to constitute a quorum or to approve the Merger Agreement at the scheduled time of the Special Meeting, in order to permit further solicitation of proxies; and

   3. To transact such other business as may properly come before the Special Meeting.

     The Prime Board of Directors has unanimously approved the Merger Agreement and unanimously recommends that you vote "FOR" approval of the Merger Agreement and the transactions contemplated thereby and "FOR" approval of the proposal regarding adjournment.

     Shareholders of record as of the close of business on June 21, 1999 are entitled to notice of and to vote at the Special Meeting. All shareholders are cordially invited to attend the meeting.

     Holders of Prime common stock will have the right to be paid the "fair value" of all shares owned by the shareholder by exercising dissenters rights in connection with the Merger. See "THE MERGER--Dissenters Rights" in, and Appendix D to, the accompanying Proxy Statement-Prospectus for a description of the procedures which a shareholder must follow in order to exercise dissenters rights.


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Joseph A. Fluehr, III
                                          -------------------------------------
                                          Joseph A. Fluehr, III
                                          Secretary

June 23, 1999
Fort Washington, PA

     Whether or not you expect to attend the Special Meeting, please complete, date and sign the enclosed proxy card and promptly mail the proxy card in the enclosed envelope in order to assure representation of your shares at the Special Meeting. No postage is required if mailed in the United States. If you attend the Special Meeting, you may vote either in person or by proxy. Any proxy given may be revoked by you in writing at any time before the proxy is voted at the meeting.

                         FINDING IMPORTANT INFORMATION

     This Proxy Statement--Prospectus contains important information about our companies and the merger that you should read and consider carefully before you vote your shares. The principal sections of this document are located at the pages referenced in the Table of Contents below. Some of the documents related to the merger are included as appendices to this document. In addition, we have incorporated important business and financial information about our companies from documents filed with the Securities and Exchange Commission that have not been included in or delivered with this document.

     Information that is incorporated by reference in this document is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this document, excluding exhibits, by requesting them in writing or by telephone from the appropriate company at the following addresses:

     SUMMIT BANCORP.                                   PRIME BANCORP, INC.
Attention: Corporate Secretary                   Attention: Corporate Secretary
   301 Carnegie Center                                7111 Valley Green Rd.
  Princeton, NJ 08543                               Fort Washington, PA 19034
  Telephone: (609) 987-3442                         Telephone: (215) 836-2400

     We will mail to you any incorporated documents you request by first class mail, or another equally prompt means, within one business day after we receive your request. In order to ensure timely delivery of these documents to you, we must receive your request by July 21, 1999. See "WHERE YOU CAN FIND MORE INFORMATION" on page 57 for more information about the documents incorporated by reference in this Proxy Statement-Prospectus.

                               TABLE OF CONTENTS

                                                           Page
                                                           ----
SUMMARY .............................................         1
      General .......................................         1
      The Companies .................................         1
      Prime Special Meeting .........................         2
      The Merger ....................................         2
      Market Prices and Dividends ...................         6
CAUTIONARY STATEMENT REGARDING
   FORWARD LOOKING INFORMATION ......................         7
INTRODUCTION ........................................         8
SPECIAL MEETING .....................................         8
      Record Date ...................................         8
      Quorum and Vote Required ......................         8
      Voting of Proxies .............................         8
      How to Revoke a Proxy .........................         9
      Solicitation of Proxies .......................         9
      Stock Held by Prime Directors and Others ......        10
SELECTED FINANCIAL DATA .............................        11
COMPARATIVE AND PRO FORMA
   PER SHARE FINANCIAL
   INFORMATION ......................................        13
MARKET PRICE AND DIVIDEND
   MATTERS ..........................................        14
      Market Price and Dividend History .............        14
      Coordination and Determination of
         Dividends Under Merger Agreement ...........        14
      Dividend Limitations ..........................        15
PROPOSAL I -- APPROVAL OF THE
   MERGER AGREEMENT .................................        15
      THE MERGER ....................................        15
      General .......................................        15
      Closing and Effective Time ....................        15

                                                           Page
                                                           ----
      Exchange of Prime Certificates ................        16
      Conversion of Prime Stock Options .............        17
      Recommendation of Prime Board .................        17
      Background ....................................        17
      Reasons for the Merger ........................        19
      Opinion of Prime's Financial Advisor ..........        21
      Stock Option Agreement ........................        25
      Regulatory Approvals ..........................        26
      Interests of Certain Persons in the
         Merger .....................................        27
      The Merger Agreement ..........................        32
      Dissenters Rights .............................        35
      New York Stock Exchange Listing ...............        37
      Accounting Treatment ..........................        37
      Certain Federal Income Tax
         Consequences of the Merger .................        37
      Resale of Summit Common .......................        38
      Differences in Shareholders' Rights ...........        39
SUMMIT BANCORP ......................................        51
      Description of Business .......................        51
DESCRIPTION OF SUMMIT CAPITAL
   STOCK ............................................        52
      Common Stock ..................................        52
      Shareholder Rights Plans ......................        52
PRIME BANCORP, INC ..................................        53
      Description of Business .......................        53
      Recent Developments ...........................        54
DESCRIPTION OF PRIME CAPITAL
   STOCK ............................................        54
      General .......................................        54
      Common Stock ..................................        54

                                         Page
                                         ----
     Preferred Stock ..................    55
PROPOSAL II -- ADJOURNMENT OF
   SPECIAL MEETING ....................    55
SHAREHOLDER PROPOSALS .................    56
OTHER MATTERS .........................    57
LEGAL MATTERS .........................    57
EXPERTS ...............................    57
WHERE YOU CAN FIND MORE
   INFORMATION ........................    57


                                          Page
                                          ----
MERGER AGREEMENT
  (without exhibits).............   Appendix A
OPINION OF FOX-PITT,
   KELTON, INC. .................   Appendix B
PRIME BANCORP, INC.
   STOCK OPTION AGREEMENT .......   Appendix C
PENNSYLVANIA STATUTORY
   PROVISIONS RELATING TO
   DISSENTERS RIGHTS ............   Appendix D


     We have not authorized anyone to give any information or make any representation about the merger or our companies that differs from, or adds to, the information in this Proxy Statement -- Prospectus or the documents that are publicly filed with the Securities and Exchange Commission. Therefore, if anyone does give you different or additional information, you should not rely on it. The information contained in this Proxy Statement -- Prospectus speaks only as of its date unless the information specifically indicates that another date applies.

     Information in this Proxy Statement -- Prospectus about Summit has been supplied by Summit and information about Prime has been supplied by Prime.

                                    SUMMARY

     This summary highlights selected information from this document. It does not contain all of the information that is important to you. We urge you to read carefully this entire document and the documents we have referred you to in order to fully understand the merger. Generally, each of the headings in this summary is followed by a reference to other pages of this document where you can read more about that particular topic. See "WHERE YOU CAN FIND MORE INFORMATION" to find out how you can obtain more information about Summit and Prime (p. 57).

General

       We are proposing a merger of Prime into First Valley Corporation, a wholly-owned subsidiary of Summit. In the merger, you will receive 0.675 shares of Summit common stock and associated preferred stock purchase rights in exchange for each share of Prime common stock you own, plus cash instead of any fractional share. We sometimes refer to this ratio of one share of Prime common stock to 0.675 shares of Summit common stock as the exchange ratio. Summit common stock is listed on the New York Stock Exchange and Prime common stock is listed on the Nasdaq National Market. For information on the historical market price of and dividends paid on Summit common stock and Prime common stock see page 14. We encourage you to obtain current quotations for Summit and Prime common stock. If the merger is completed, Prime common stock will no longer be listed on Nasdaq.

The Companies (see pages 50 and 53)

       Summit Bancorp. Summit Bancorp. is a New Jersey corporation and a registered bank holding company with principal executive offices located at 301 Carnegie Center, Princeton, New Jersey. Summit's subsidiary banks, Summit Bank (New Jersey), Summit Bank (Pennsylvania), and Summit Bank (Connecticut), operated 455 banking offices located in New Jersey, eastern Pennsylvania and southwestern Connecticut as of March 31, 1999. Summit's telephone number is
(609) 987-3200. Summit's subsidiary banks are engaged in a general banking business, offering the following services and products:

       o demand and interest bearing deposit accounts;

       o asset management accounts;

       o business, real estate, personal and installment loans; and

       o lease financing, fiduciary, investment management, investment advisory, custodial, correspondent, capital markets, financial advisory, money desk and treasury services.

       In addition, Summit owns subsidiaries that are engaged in:

       o securities products and services;

       o life, health, property and casualty insurance products and services;

       o venture capital investment;

       o commercial finance lending, lease financing and asset based lending;

       o letter of credit issuance;

       o data processing; and

       o reinsuring credit life and disability insurance policies related to consumer loans made by the bank subsidiaries.

       Prime Bancorp, Inc. Prime Bancorp, Inc. is a bank holding company incorporated under the laws of the Commonwealth of Pennsylvania. Prime's principal subsidiary is Prime Bank, which is a Pennsylvania chartered commercial bank and a member of the Federal Reserve System. Prime Bank's main business is attracting deposits and obtaining borrowings, then converting those deposits and borrowings into various types of loans and investments. Banking services include lending money, gathering money and other complementary fee generating services. Prime's loan products include commercial, commercial real estate, consumer and residential mortgages. Deposits are gathered along five (5) major lines which are checking, savings, retail certificates of deposit, jumbo certificates of deposit and commercial cash management. As of March 31, 1999, Prime Bank operated through 24 branches in the Philadelphia metropolitan area. The prinicipal executive offices for Prime are located at 7111 Valley Green Road, Fort Washington, PA 19034-2209. Prime's telephone number is (215) 836-2400.

Prime Special Meeting (see page 8)

       Time, Date, Place and Purpose. (see page 8). Prime will hold a special meeting of its shareholders on July 28, 1999 at 10:00 a.m., local time, at the DoubleTree Guest Suites, 640 West Germantown Pike, Plymouth Meeting, Pennsylvania, 19462. At the meeting you will vote on (1) the merger and (2) adjournment of the special meeting, if necessary to obtain a quorum or to obtain additional votes in favor of the merger.

       Record Date, Quorum and Vote Required. (see page 8) You can vote at the Prime special meeting if you owned shares of Prime common stock at the close of business on June 21, 1999. One-third of the outstanding shares of Prime common stock on June 21, 1999 must be present, in person or by proxy, to constitute a quorum at the special meeting. The merger will be approved if a majority of the shares of Prime common stock voted at the meeting is voted for approval of the merger. If a quorum is not present or there are not sufficient votes to approve the merger, the special meeting may be adjourned in order to permit further solicitation of proxies by Prime's board of directors if a majority of the shares of Prime common stock voted at the meeting is voted for adjournment.

       The directors and executive officers of Prime have agreed in writing to vote their shares of Prime common stock in favor of the merger. If these executive officers and directors exercised all presently exercisable options to purchase Prime common stock, they would own approximately 8.6% of the outstanding shares of Prime common stock. In addition, a trust which was established by a director of Prime owns approximately 9.1% and Summit owns approximately 1% of the outstanding shares of Prime common stock.


The Merger (see page 15)

       Anticipated Effective Date of the Merger. (see page 15) If the merger is approved by Prime's shareholders and all the conditions to closing are satisfied or waived:

       o we will file articles of merger with the Commonwealth of Pennsylvania which will specify the date and time at which the merger will become effective; and

       o we currently expect that the merger will become effective during the third calendar quarter of 1999.

       A copy of the merger agreement is attached as Appendix A to this Proxy Statement-Prospectus.

       Conversion of Prime Stock Options. (see page 17) In the merger, each outstanding option to buy Prime common stock under Prime's stock option plans will automatically be converted into an option to purchase Summit common stock. The exercise price per share and the number of shares of Summit common stock subject to each converted option will be determined as provided in the merger agreement based on the exchange ratio.

       Recommendation and Reasons of Prime Board of Directors. (see pages 17 and 19) Prime's board of directors unanimously recommends that Prime shareholders vote to approve the merger and the proposal to adjourn the meeting if necessary.

       Prime's board of directors has concluded that the proposed merger is in the best interest of Prime, its shareholders, employees and customers, and the communities which Prime Bank serves. The Prime board considered a number of important factors, some of which are listed below:

       o the cost of capital needed for people, technology, facilities and acquisitions to increase its market penetration in the eastern Pennsylvania markets;

       o Prime Bank's need to expand product offerings to its customers to generate other revenue enhancing opportunities;

       o Summit's asset base and financial strength;

       o the value of the Summit common stock and the increase in dividend payments to Prime's shareholders resulting from the merger;

       o the premium offered by Summit for Prime's common stock in terms of market price and other recognized financial ratios; and

       o Summit's desire to maintain Prime Bank's management, commercial lending personnel and branch network.

       Opinion of Prime's Financial Advisor. (see page 21) In deciding to approve the merger agreement, Prime's board of directors engaged

Fox-Pitt, Kelton Inc. to act as financial advisor to Prime and to give its opinion to the Prime board as to whether the exchange ratio is fair, from a financial point of view, to the shareholders of Prime.

       Fox-Pitt, Kelton has delivered to the Prime board an opinion dated as of the date of this Proxy Statement-Prospectus stating that, as of this date, and subject to the limitations described in the opinion, the exchange ratio is fair, from a financial point of view, to Prime's shareholders. If the merger is completed, Fox-Pitt, Kelton will be paid a fee equal to 0.75% of the total consideration payable by Summit in the merger for its advice and the fairness opinion. We have attached Fox-Pitt, Kelton's opinion as Appendix B to this Proxy Statement-Prospectus. You should read it in its entirety.

       Dissenters Rights. (see page 35) Under Pennsylvania law, which governs the rights of Prime shareholders, you will have the right to dissent from the merger, in which event you will be entitled to receive the "fair value" of your shares of Prime common stock by complying with the specific dissenters rights procedures under Pennsylvania law which are described in this Proxy Statement-Prospectus. The dissenters rights provisions of the Pennsylvania Business Corporation Law are attached as Appendix D to this Proxy Statement-Prospectus.

       Federal Income Tax Consequences. (see page 37) You will not recognize any gain or loss for federal income tax purposes in the merger, except for gain or loss arising from cash received instead of fractional shares or if you exercise dissenters rights. We have conditioned the merger on our receipt of a legal opinion that the federal income tax treatment for Prime shareholders who exchange their shares of Prime common stock for Summit common stock will be as we have discussed in this document.

       Accounting Treatment. (see page 37) Summit expects to account for the merger under the purchase method of accounting. Under the purchase method of accounting, the amount by which the purchase price paid by Summit exceeds the fair value of the net assets acquired will be treated as goodwill. Intangible assets, including goodwill, recorded in the transaction will be amortized over a period not to exceed 20 years.

       Regulatory Approvals. (see page 26) The Board of Governors of the Federal Reserve System and the Department of Banking of the Commonwealth of Pennsylvania must approve the acquisition of Prime by Summit. The approval of the Board of Governors of the Federal Reserve System was given on May 17, 1999 and the approval of the Pennsylvania Department of Banking was given on June 15, 1999.

       Conditions to the Merger. (see page 33) The completion of the merger depends on a number of conditions being satisfied or waived. Some of these conditions include:

       o approval of the merger by Prime's shareholders; and

       o approval of the merger by the regulatory authorities mentioned in the preceding paragraph without burdensome demands, and the expiration of any waiting period following such approval.

       There are other normal and customary conditions to completion of the merger, including receipt of legal opinions, the New York Stock Exchange's indication that the shares of Summit common stock to be issued in the merger will be listed on the Exchange, and the receipt of the opinion of Thompson Coburn, special tax counsel to Summit, as to certain federal income tax consequences of the merger.

       The merger agreement provides that conditions to the merger, other than Prime shareholder approval and receipt of required regulatory approvals, may be waived by the company for whose benefit the condition was included.

       Termination of the Merger Agreement. (see page 33) The companies may agree to terminate the merger agreement at any time without completing the merger. Generally, either Summit or Prime, without the consent of the other, may terminate the merger agreement if any of the following occurs:

       o the shareholders of Prime do not approve the merger;

       o the other party materially breaches a warranty, representation or covenant and does not cure the breach or the breach cannot be cured within 30 days of notice; or

       o the merger is not completed by January 3, 2000.

       Generally, the company seeking to terminate cannot itself be in breach of the merger agreement so as to allow the other party to terminate.

       The merger agreement provides that Prime may terminate the merger agreement if the average price of Summit common stock over a ten-day trading period ending on the date the last bank regulatory approval is received is below $32.68125 and the stock prices of 16 selected bank holding companies have not experienced relative declines greater than 17% compared to the decline of the Summit stock price since the time the companies agreed to merge. The last bank regulatory approval was received on June 16, 1999 and the Prime board of directors was not entitled to exercise this termination right.

       Summit may terminate the merger agreement if Prime's board of directors modifies its recommendation or withdraws its approval of the merger agreement, or if the cost of environmental matters exceeds the threshold set forth in the merger agreement.

       Other Interests of Prime Officers and Directors in the Merger. (see page
27) Some directors and executive officers of Prime have interests in the merger that are different from, or in addition to, your interest as a shareholder of Prime. These interests arise from provisions in the merger agreement, the rights of Prime officers and directors under Prime's Bylaws, and the rights of some Prime officers under benefit plans maintained by Prime and separate agreements with Prime and Summit, and include the following:

       o the merger agreement contains indemnification arrangements for officers and directors of Prime, and Summit has agreed to purchase directors' and officers' liability insurance for a six year period following the merger;

       o Summit has agreed to appoint James J. Lynch, Chairman, President and Chief Executive Officer of Prime, as Chairman and Chief Executive Officer of Summit Bank (Pennsylvania) at an annual salary and bonus not less than he received from Prime during 1998, and Mr. Lynch will be included as a participant in Summit's Executive Severance Plan and will enter into a Termination Agreement with Summit, under which he will receive severance payments if his employment with Summit is terminated under circumstances set forth in those documents;

       o options to purchase 346,736 shares of Prime common stock held by Prime executive officers and directors will automatically become options to acquire shares of Summit common stock, adjusted for the exchange ratio in the merger agreement;

       o James J. Lynch, William H. Bromley and James E. Kelly, executive officers of Prime, have agreements with Prime which provide for severance payments (based upon their compensation through December 31, 1998) of $1,283,458 to Mr. Lynch, $520,000 to Mr. Bromley, and $344,875
         to Mr. Kelly, if their employment is terminated under specified circumstances after the merger; and

       o some members of Prime's board will likely become members of the Summit Bank (Pennsylvania) board of directors and will be entitled to receive directors' fees.

       Prime's board of directors considered these interests when it approved the merger agreement.

       Difference in Shareholders' Rights. (see page 39) The rights of Prime shareholders, which are determined by Pennsylvania corporation law and Prime's Articles of Incorporation and Bylaws differ from the rights of Summit shareholders, which are determined by New Jersey corporation law and Summit's Restated Certificate of Incorporation and By-Laws. Some of the differences in shareholders' rights are due to differences between the corporation laws of Pennsylvania, the state of Prime's incorporation, and the corporation law of New Jersey, the state of Summit's incorporation. The remaining differences in shareholders' rights are due to differences between Prime's Articles of Incorporation and Bylaws and Summit's Restated Certificate of Incorporation and By-Laws. Upon completion of the merger your rights as a shareholder of Summit will be governed by New Jersey corporation law and Summit's Restated Certificate of Incorporation and By-laws.

       Option Agreement. (see page 25) As a condition to its offer to acquire Prime, Summit required that Prime grant Summit a stock option that allows Summit to buy up to 1,087,498 shares of Prime's common stock at an exercise price of $18.00 per share, the last sale price on February 17, 1999, which was the last full trading day prior to the announcement of the signing of the merger agreement. In addition, if the stock option becomes exercisable and Summit exercises the option in full, Prime must pay Summit $5,000,000. Summit may exercise this option if and when events relating to the potential acquisition of Prime by someone other than Summit occur. As of the date of this document, we do not believe that any event of this nature has occurred. The option agreement is intended to increase the likelihood the merger will be completed and may be expected to discourage persons who, now or prior to completion of the merger, may be interested in acquiring Prime from considering or proposing such an acquisition. A copy of the stock option agreement is attached as Appendix C to this Proxy Statement--Prospectus.

                   Market Prices and Dividends (see page 14)

     Summit common stock is listed and traded on the New York Stock Exchange under the symbol "SUB". Prime common stock is included on the Nasdaq National Market under the symbol "PBNK". The following table presents for the periods indicated, rounded to the nearest full cent, the high and low sale prices of a share of Summit common stock and Prime common stock and quarterly dividends declared per share on Summit common stock and Prime common stock.

     All sale prices and dividends shown below for Summit common stock have been adjusted for the 3-for-2 stock split paid on September 24, 1997. All sale prices and dividends shown for Prime common stock have been adjusted for the 2-for-1 stock split paid on June 19, 1998.

                                                   Summit Common Stock                      Prime Common Stock
                                         ---------------------------------------   -------------------------------------
                                                       Sale Price                               Sale Price
                                         ---------------------------------------   -------------------------------------
                                                                      Dividends                                Dividends
Calendar Year                                High          Low        Per Share        High          Low       Per Share
-------------                            -----------   -----------   -----------   -----------   ----------   ----------
1997 .................................   $ 53.38       $ 28.50       $ 1.02        $ 18.63        $ 9.88       $ 0.35
1998 .................................     53.88         30.75         1.17          26.25         15.50         0.40
1999 (through June 18, 1999) .........     44.50         37.06         0.63          28.75         16.88         0.22

     The table below presents, rounded to the nearest full cent, the following prices for Summit common stock and Prime common stock:

       o the closing price on February 17, 1999, which was the last full trading day prior to the public announcement of the execution of the merger agreement, and

       o the closing price on June 18, 1999 (the most recent practicable date prior to the date of this Proxy Statement -- Prospectus).

Also set forth below for each of these dates is the pro forma equivalent in Summit common stock of a share of Prime common stock computed by multiplying the applicable price of Summit common stock by the exchange ratio of 0.675. The pro forma equivalents are provided for illustration purposes only.

                                                            Pro Forma Prime
                                 Summit         Prime         Equivalent
                              ------------   -----------   ----------------
February 17, 1999 .........   $  39.38        $ 18.00       $  26.58
June 18, 1999 .............      42.69          28.38          28.82

     On the date that the merger is completed and on the date you receive Summit common stock certificates in exchange for your Prime certificates, the price of a share of Summit common stock, and the pro forma Prime equivalent may be different from those set forth above. You should obtain current price quotations. In addition, the timing and amount of future dividends declared on Summit common stock will be set at the discretion of Summit's board of directors and will be determined after consideration of various factors, including, without limitation, the earnings and financial condition of Summit and its subsidiaries.

     The following table presents, as of June 18, 1999, the current annualized dividend rate for a share of Summit common stock, for a share of Prime common stock, and rounded to the nearest full cent, for the pro forma equivalent in Summit common stock of a share of Prime common stock computed by multiplying the annualized dividend rate of a share of Summit common stock by the exchange ratio of 0.675.
                                                     Pro Forma Prime
                            Summit        Prime        Equivalent
                          ----------   ----------   ----------------
June 18, 1999 .........    $ 1.32       $ 0.44         $ 0.89

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     Each of us makes forward-looking statements in this Proxy Statement-Prospectus, and in our public documents to which we refer, that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or the performance of the combined company after the merger and the impact of "Year 2000" compliance issues. Also, when we use any of the words "believes," "expects," "anticipates," "estimates" or similar expressions we are making forward-looking statements.

     These forward-looking statements are intended to qualify for the safe harbor provided by the Private Securities Litigation Reform Act of 1995. While each of us believes that its forward-looking statements are reasonable, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. You should understand that the following important factors, in addition to those discussed elsewhere in this Proxy Statement-Prospectus and in our public documents to which we refer, could affect the future results and performance of each of us and the combined company. This could cause those results to differ materially from those expressed in our forward-looking statements. Factors that might cause such a difference include the following

     o deposit attrition, customer loss or revenue loss following the merger may be greater than expected;

     o expected cost savings from the merger may not be fully realized or realized within the expected time frame;

     o difficulties in integrating our businesses may be greater than expected;

     o competition among depository and other financial institutions may increase significantly;

     o inflation and changes in the interest rate environment may reduce our margins;

     o general economic or business conditions, either nationally or in the combined company's market areas, may be less favorable than expected;

     o adverse changes may occur in the securities markets;

     o legislative or regulatory changes may adversely affect our business;

     o our ability to enter new markets successfully and capitalize on growth opportunities may be more difficult than expected; and

     o technological changes, including "Year 2000" data systems compliance issues, may be more difficult, time consuming or expensive than we expect.

                                 INTRODUCTION

     We are providing this Proxy Statement-Prospectus to shareholders of Prime in connection with the solicitation of proxies by the board of directors of Prime for the special meeting of shareholders of Prime to be held on Wednesday, July 28, 1999 at the DoubleTree Guest Suites, 640 West Germantown Pike, Plymouth Meeting, Pennsylvania at 10:00 a.m., local time, or any adjournments thereof. At the special meeting, the shareholders of Prime will vote upon (i) a proposal to approve the Agreement and Plan of Merger dated February 17, 1999 between Summit, First Valley Corporation, a wholly-owned subsidiary of Summit, and Prime, and
(ii) a proposal to approve in advance of voting on the merger agreement an adjournment of the special meeting in order to permit further solicitation of proxies by Prime if insufficient shares are present at the special meeting to constitute a quorum or to approve the merger agreement. Shareholders of Prime are entitled to exercise dissenters rights with respect to the merger agreement. See "THE MERGER -- Dissenters Rights."

     Prime's board of directors has unanimously approved the merger agreement and unanimously recommends that Prime shareholders vote FOR its approval. Prime's board also recommends that Prime shareholders vote FOR approval of the adjournment proposal.


                               SPECIAL MEETING

Record Date

     The record date for determining the Prime shareholders entitled to vote on the merger at the special meeting is June 21, 1999. Only the holders of record of Prime common stock as of the close of business on that date are entitled to vote at the special meeting. Each share of Prime common stock entitles the holder to one vote on each proposal and on all other matters properly brought before the special meeting. Prime had no other class of outstanding voting securities entitled to vote on the merger agreement or the adjournment proposal at the close of business on the record date. As of the record date, there were approximately 800 holders of record of Prime common stock and 11,074,373 shares of Prime common stock outstanding and eligible to be voted at the special meeting.

Quorum and Vote Required

     Generally, in order to conduct business at a shareholders meeting a quorum must be present. One-third of the outstanding shares of Prime common stock entitled to vote, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the special meeting. By checking the appropriate box on the proxy card provided by Prime's board of directors, you may vote "FOR" approval of the merger agreement, vote "AGAINST" approval of the merger agreement or "ABSTAIN" from voting. You have similar choices with regard to the adjournment proposal. Under the Pennsylvania Business Corporation Law (the "PBCL"), the law under which Prime was formed, and Prime's Articles of Incorporation, the affirmative vote of the majority of the votes cast at the special meeting is required to approve both the merger agreement and the adjournment proposal. Under Prime's Articles of Incorporation, the approval of the merger agreement requires only the affirmative vote of a majority of the votes cast because the merger agreement has been approved by a majority of the members of Prime's board of directors. Therefore, the higher shareholder approval requirements for certain business combinations which have not been approved by Prime's board of directors, or which do not satisfy other conditions set forth in Prime's Articles of Incorporation, are not applicable to the merger.

Voting of Proxies

     Shares represented by a proxy will be voted at the special meeting as specified in the proxy.

     Proxies Without Voting Instructions Proxies that are properly signed and dated but which do not contain voting instructions will be voted for approval of the merger and the adjournment proposal. Proxies voted against the merger which do not contain voting instructions on the adjournment proposal will abstain from voting on the adjournment proposal.

     Abstentions Prime will count a properly executed proxy marked "ABSTAIN" for purposes of determining whether there is a quorum, but the shares represented by that proxy will not be voted at the special meeting. Because the affirmative vote of a majority of the votes cast by Prime shareholders is required for approval of the merger and the adjournment proposal, if you mark your proxy "ABSTAIN" it will have no effect on approval of the merger agreement or adjournment proposal.

     Broker Non-Votes If your shares are held by your broker, your broker will vote your shares for you only if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. In accordance with the rules of the New York Stock Exchange, your broker cannot vote your shares of Prime common stock without specific instructions from you. Because the affirmative vote of a majority of the votes cast is required to approve the merger and the adjournment proposal, if you do not instruct your broker how to vote it will have no effect on approval of the merger agreement or the adjournment proposal.

     Other Matters If you sign the proxy card, you grant authority to the holders of the proxy to vote in their discretion on any other matters that may properly come before the special meeting or any adjournment or postponements thereof. Prime's management does not presently know of any other matters to be brought before the special meeting. As to other matters that may properly come before the special meeting, unless otherwise provided in Prime's Articles of Incorporation or Bylaws or by statute, the matter will be approved if a majority of the votes cast are in favor of the matter.


     If a quorum is not present, or if fewer shares of Prime common stock are voted in favor of approval of the merger agreement than the number required for approval, Prime currently expects that, if a majority of the shares voted, in person or by proxy, with respect to the adjournment proposal have been voted in favor of that proposal, the special meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes. At any subsequent reconvening of the special meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the special meeting (except for any proxies which have effectively been revoked or withdrawn).

     How to Vote Shares Held Through Prime Plans and Brokers If you participate in Prime's Dividend Reinvestment Plan you will receive a single proxy covering both the shares of Prime common stock held by you in certificate form and the shares of Prime common stock held on your behalf by the Prime Dividend Reinvestment Plan Administrator in your Prime Dividend Reinvestment Plan account. If you do not return a proxy, your shares of Prime common stock epresented by the proxy, including any held under the Prime Dividend Reinvestment Plan, will not be voted.

     Prime employees who hold Prime common stock through participation in Prime's Retirement Savings Plan will receive a separate card for use in providing voting instructions to the Trustee of the Prime Retirement Savings Plan. Full shares held by the Prime Retirement Savings Plan will be voted by the Trustee in accordance with the instructions received from the participants.

     If you hold Prime common stock in the name of a broker or other custodian and wish to vote those shares in person at the special meeting, you must obtain from the nominee holding the Prime common stock in the nominees' name a properly executed "legal proxy" identifying you as a Prime shareholder, authorizing you to act on behalf of the nominee at the special meeting and identifying the number of shares with respect to which the authorization is granted.

How to Revoke a Proxy

     Granting a proxy on the enclosed proxy card will not prevent you from voting in person at the Prime special meeting or otherwise revoking your proxy. You may revoke a proxy at any time prior to the special meeting by delivering a properly signed revocation or a proxy bearing a later date, to Joseph A. Fleuhr III, Secretary of Prime, 7111 Valley Green Road, Fort Washington, Pennsylvania 19034, or by giving written notice of revocation in person at Prime's special meeting prior to any vote being taken. Revocation of a proxy at the special meeting will not affect any vote taken at the meeting before revocation of the proxy. To vote in person at the special meeting after having granted a proxy, you must first revoke your proxy.

Solicitation of Proxies

     Prime will bear the cost of soliciting proxies. In addition to solicitation by mail, Prime's directors, officers or employees may solicit proxies from shareholders by telephone, in person or by other means. These persons will not receive additional compensation, although they will be reimbursed for the reasonable, out-of-pocket expenses they incur in connection with this solicitation. Prime will also make arrangements with brokerage firms, fiduciaries, and other custodians who hold shares of record to forward solicitation materials to the beneficial owners of those shares. Prime will reimburse those brokerage firms, fiduciaries, and other custodians for their reasonable out-of-pocket expenses in connection with this solicitation. Georgeson & Co., a proxy soliciting firm, will assist in the solicitation of proxies for a fee of $7,500 plus fees for direct telephone solicitations, if authorized, and reimbursement of reasonable out-of-pocket costs. Summit will pay the expenses incurred for the printing and mailing of this Proxy Statement -- Prospectus and related filing fees.

Stock Held by Prime Directors and Others

     The directors and executive officers of Prime and certain persons who may be deemed to be affiliates of Prime beneficially owned, as of June 21, 1999, 1,993,098 shares of Prime common stock, assuming they exercised all options to purchase Prime common stock that were then currently exercisable. This figure represents 17.5% of the outstanding shares of Prime common stock after exercise of those options. Each of the directors and executive officers of Prime has entered into an agreement with Summit to vote all of their shares of Prime common stock in favor of the proposal to approve the merger. If the directors and executive officers exercised all presently exercisable options to purchase Prime common stock, they would own approximately 8.66% of the outstanding shares of Prime common stock. A trust established by a director of Prime owns approximately 9.1% of the shares of Prime common stock outstanding on June 21, 1999.

     Summit beneficially owns 106,700 shares of Prime common stock, which represents less than 1% of the outstanding shares of Prime common stock, and intends to vote these shares in favor of the proposal to approve the merger and the proposal to adjourn the special meeting, if necessary. In addition, Prime has granted Summit a stock option that allows Summit to acquire up to 1,087,498 shares of Prime common stock. This option is not currently exercisable and the Prime common stock represented by the option has not been issued and cannot currently be voted.

                            SELECTED FINANCIAL DATA

     The following tables present selected historical financial information for Summit and Prime for each of the five years in the period ended December 31, 1998 and the three-month periods ended March 31, 1999 and 1998. This information is provided to aid your financial analysis of the merger. We derived this information from the consolidated financial statements of Summit and Prime, including the respective notes to those financial statements contained in the Form 10-Ks and Form 10-Qs of Summit and Prime filed with the Securities and Exchange Commission, which are incorporated by reference in this Proxy Statement-Prospectus. See "WHERE YOU CAN FIND MORE INFORMATION." The unaudited selected historical financial information for Summit and Prime for the three-month periods ended March 31, 1999 and 1998 reflects, in the opinion of the managements of Summit and Prime, respectively, all adjustments, comprising only normal recurring accruals, necessary for a fair presentation of the consolidated operating results and financial position of Summit and Prime for these interim periods. Results for the interim periods are not necessarily indicative of results for the full year or any other period.

                                SUMMIT BANCORP.

                      Summary of Selected Financial Data
                     (in thousands, except per share data)

                                           Three Months Ended
                                               March 31,
                                    --------------------------------
                                          1999             1998
                                    ---------------  ---------------
Summary of Operations:
Interest income ..................    $   560,445      $   529,329
Interest expense .................        255,101          240,171
Net interest income ..............        305,344          289,158
Provision for loan losses ........         16,500           15,000
Securities gains .................            217            1,426
Net income .......................        118,741          112,417
Net income per diluted share.                0.68             0.63
Cash dividends declared per
 share ...........................           0.30             0.27
Average diluted common
 shares outstanding ..............        175,458          179,251

Balance Sheet Data (at period end):
Total assets .....................    $33,477,377      $30,554,690
Securities .......................     10,453,562        9,301,360
Loans ............................     21,153,707       19,271,927
Deposits .........................     23,220,148       22,215,625
Long-term debt ...................      3,734,392        1,588,592
Shareholders' equity .............      2,712,041        2,701,367
Book value per common
 share ...........................          15.70            15.22

                                                                   Year Ended December 31,
                                    --------------------------------------------------------------------------------------
                                          1998              1997             1996              1995              1994
                                    ----------------  ---------------  ----------------  ----------------  ---------------
Summary of Operations:
Interest income ..................    $  2,175,212      $ 2,064,706      $  1,906,996      $  1,831,934      $ 1,572,370
Interest expense .................       1,001,406          919,617           853,707           822,232          599,732
Net interest income ..............       1,173,806        1,145,089         1,053,289         1,009,702          972,638
Provision for loan losses ........          66,000           59,100            64,034            72,090           94,347
Securities gains .................           6,646            5,637             3,862             8,595            4,954
Net income .......................         465,819          370,965           283,675           300,412          213,917
Net income per diluted share.                 2.63             2.09              1.67              1.87             1.36
Cash dividends declared per
 share ...........................            1.17             1.02              0.90              0.79             0.63
Average diluted common
 shares outstanding ..............         177,043          177,459           168,788           159,249          155,520

Balance Sheet Data (at period end):
Total assets .....................    $ 33,101,314      $29,964,172      $ 27,767,271      $ 26,647,452      $25,484,073
Securities .......................       9,999,304        9,267,655         8,320,520         8,026,968        8,445,936
Loans ............................      21,126,577       18,888,366        17,386,059        16,413,222       15,048,579
Deposits .........................      23,145,128       22,329,436        21,629,531        21,232,926       19,981,071
Long-term debt ...................       3,572,710        1,246,750           695,793           431,754          552,736
Shareholders' equity .............       2,722,427        2,612,420         2,290,838         2,130,108        1,813,445
Book value per common
 share ...........................           15.67            14.79             13.61             13.04            11.40

                              PRIME BANCORP, INC.
                      Summary of Selected Financial Data
                     (in thousands, except per share data)

                                          Three Months Ended
                                              March 31,
                                    ------------------------------
                                         1999            1998
                                    --------------  --------------
Summary of Operations:
Interest income ..................    $   18,374      $   18,358
Interest expense .................         8,189           8,561
Net interest income ..............        10,185           9,797
Provision for loan losses ........           501             570
Securities gains (losses) ........            --              --
Net income .......................         3,036           2,664
Net income per diluted share.               0.27            0.24
Cash dividends declared per
 share ...........................         0.110           0.095
Average diluted common
 shares outstanding ..............        11,312          11,206

Balance Sheet Data (at period end):
Total assets .....................    $1,040,863      $1,026,672
Securities .......................       270,493         287,668
Loans ............................       664,311         630,511
Deposits .........................       713,738         717,486
Long-term debt ...................       124,000         139,527
Shareholders' equity .............        90,617          81,981
Book value per common
 share ...........................          8.24            7.50

                                                               Year Ended December 31,
                                    -----------------------------------------------------------------------------
                                           1998             1997           1996           1995           1994
                                    -----------------  -------------  -------------  -------------  -------------
Summary of Operations:
Interest income ..................     $   76,263        $  71,364      $  65,664      $  58,979         47,068
Interest expense .................         35,910           34,232         33,140         30,557         21,280
Net interest income ..............         40,353           37,132         32,524         28,422         25,788
Provision for loan losses ........          2,027            3,438          3,837          1,129          1,594
Securities gains (losses) ........             (6)             741            288            448           (285)
Net income .......................         12,143           10,519          4,017          7,469          6,712
Net income per diluted share.                1.08             0.96           0.37           0.70           0.64
Cash dividends declared per
 share ...........................          0.395             0.35           0.34           0.31           0.27
Average diluted common
 shares outstanding ..............         11,255           10,988         10,823         10,777         10,564

Balance Sheet Data (at period end):
Total assets .....................    $ 1,039,340        $ 953,425      $ 926,071      $ 819,961      $ 739,231
Securities .......................        307,371          233,716        236,194        244,065        225,273
Loans ............................        656,914          630,848        616,893        497,034        441,401
Deposits .........................        702,893          694,444        736,642        644,306        585,066
Long-term debt ...................        124,000           79,550         37,598         37,646         24,694
Shareholders' equity .............         89,803           79,864         70,516         69,279         57,369
Book value per common
 share ...........................           8.18             7.33           6.66           6.58           5.60

           COMPARATIVE AND PRO FORMA PER SHARE FINANCIAL INFORMATION

     The per share data below shows the net income, dividends and book value per share for Summit and Prime on an historical basis and on a pro forma basis. We derived the pro forma combined data by combining historical consolidated financial information of Summit and Prime using the purchase method of accounting for business combinations. We derived the pro forma Prime equivalent data by multiplying the Summit pro forma data by the exchange ratio of 0.675.

     The pro forma information does not reflect cost savings anticipated to be realized from the merger. The purchase accounting adjustments used for the purpose of calculating the pro forma combined results are subject to final determination, based upon estimates and other evaluations of fair value, at the effective time of the merger. Therefore, the pro forma amounts reflected in the pro forma per share financial information may differ from the amounts ultimately determined. The unaudited pro forma information is not necessarily indicative of the combined financial position or results of operations of future periods.

                                        Three Months Ended        Year Ended
                                          March 31, 1999       December 31, 1998
                                       --------------------   ------------------
Net Income Per Diluted Share
Historical:
   Summit ..........................        $  0.68                $  2.63
   Prime ...........................           0.27                   1.08
Pro Forma Combined .................           0.66                   2.59
Pro Forma Prime Equivalent .........           0.45                   1.74

Dividends per Share
Historical:
   Summit ..........................        $  0.30                $  1.17
   Prime ...........................           0.11                   0.40
Pro Forma Combined .................           0.30                   1.17
Pro Forma Prime Equivalent .........           0.20                   0.79

Book Value per Share
Historical:
   Summit ..........................        $ 15.70                $ 15.67
   Prime ...........................           8.24                   8.18
Pro Forma Combined .................          15.85                  15.55
Pro Forma Prime Equivalent .........          10.70                  10.50

                       MARKET PRICE AND DIVIDEND MATTERS

Market Price and Dividend History

     Summit common stock, including associated preferred stock purchase rights, is listed and traded on the New York Stock Exchange and is quoted under the symbol "SUB". Prime common stock is listed and traded on the Nasdaq National Market and is quoted under the symbol "PBNK". The following table sets forth, for the periods indicated, the high and low sale prices as reported in published financial sources, and quarterly dividends declared per share, of Summit common stock and Prime common stock.

     Where necessary, sale prices shown in the table below have been rounded to the nearest full cent. All sale prices and dividends shown below for Summit common stock have been adjusted for the 3-for-2 stock split paid on September 24, 1997. All sale prices and dividends shown below for Prime common stock have been adjusted for the 2-for-1 stock split paid on June 19, 1998.

                               Summit Common                               Prime Common
                        ---------------------------                 --------------------------
                               Sales Prices                                Sales Prices
                        ---------------------------                 --------------------------
                            High            Low        Dividends        High           Low        Dividends
                        ------------   ------------   -----------   ------------   -----------   ----------
1997
First Quarter          $  33.33       $  28.50         $ 0.24        $  11.88       $  9.88       $ 0.085
Second Quarter            35.08          28.58           0.24           12.63         10.25         0.085
Third Quarter             45.31          33.58           0.27           13.75         11.94         0.085
Fourth Quarter            53.38          38.38           0.27           18.63         13.75         0.095

1998
First Quarter             53.88          45.88           0.27           19.56         17.38         0.095
Second Quarter            53.50          44.75           0.30           24.75         19.38         0.095
Third Quarter             49.44          32.75           0.30           26.25         15.50         0.095
Fourth Quarter            45.00          30.75           0.30           20.00         15.50         0.110

1999
First Quarter             44.50          37.06           0.30           26.50         16.88         0.110
Second Quarter            44.00          37.38           0.33           28.75         24.56         0.110
 (through June 18,
 1999)

     On April 14, 1999 Summit's board of directors approved an increase in the quarterly cash dividend paid on Summit common stock to $0.33 per share. The increased dividend will be first paid on August 2, 1999 to shareholders of record as of July 8, 1999.

     On February 17, 1999, which was the last full trading day prior to the public announcement of the signing of the merger agreement, the last sale price of a share of Summit common stock was $39.38 and the last sale price of a share of Prime common stock was $18.00. On June 18, 1999, the last sale price of Summit common stock was $42.69 and the last sale price of Prime common stock was $28.38.

     On the date the merger is completed and on the date you receive a Summit stock certificate in exchange for your Prime certificate(s), the price of a share of Summit common stock may differ from those set forth above. Prime shareholders should obtain current price quotations. In addition, past dividends paid on Summit common stock and Prime common stock are not necessarily indicative of future dividends which may be paid. No assurance can be given concerning dividends to be declared and paid on Summit common stock and Prime common stock before or after the merger. The timing and amount of future dividends declared on Summit common stock will be set at the discretion of Summit's board of directors and will depend on various factors, including, without limitation, the earnings and financial condition of Summit and its subsidiaries.

Coordination and Determination of Dividends Under Merger Agreement

     In order to ensure that Prime shareholders are paid no more, and no less, than one regular dividend in the calendar quarter in which the merger is consummated, Prime has agreed to coordinate with Summit the declaration of any dividends and the setting of any dividend record or payment dates. Under the merger agreement, Prime may declare a quarterly dividend of up to $.11 per share of Prime common stock in each quarter in which Prime's shareholders are not otherwise entitled to a Summit dividend on the shares of Summit common stock received in the merger. If the merger has not been completed by November 30, 1999, Prime may increase the amount of its quarterly dividend to $.13 per share.

Dividend Limitations

     Summit's primary source of funds to pay dividends to its shareholders is provided by dividends from its subsidiary banks. Summit's bank subsidiaries are restricted by law in the amount of dividends they may pay to Summit. In addition, some debt agreements restrict the amount of dividends Summit may pay to its shareholders. At March 31, 1999, Summit's subsidiary banks had approximately $81.9 million available, under the most restrictive limitations, for the payment of dividends to Summit.

     Similarly, Prime's primary source of funds to pay dividends to its shareholders is provided by dividends from Prime Bank. Prime Bank is also restricted by law in the amount of dividends that it may declare and pay to Prime.

                PROPOSAL I -- APPROVAL OF THE MERGER AGREEMENT

                                  THE MERGER

     The discussion in this Proxy Statement-Prospectus of the merger and the description of the principal terms and conditions of the merger agreement and the merger are subject to and qualified in their entirety by reference to the merger agreement. A copy of the merger agreement is attached hereto as Appendix A and is incorporated herein by reference.

General

     The merger agreement provides for the acquisition of Prime by Summit, pursuant to the merger of Prime with and into Summit or a wholly owned subsidiary of Summit or the merger of a wholly owned subsidiary of Summit with and into Prime, as determined by Summit. Summit has decided to merge Prime with and into First Valley Corporation, a Pennsylvania corporation and wholly owned subsidiary of Summit, with First Valley as the surviving corporation in the merger.

     Upon consummation of the merger, each outstanding share of Prime common stock other than (1) shares of Prime common stock beneficially owned by Summit or a subsidiary of Summit, other than shares held in a fiduciary capacity or as a result of foreclosures or debts previously contracted, if any, (2) shares of Prime common stock beneficially owned by Prime or a subsidiary of Prime, other than shares of Prime common stock held in a fiduciary capacity or as a result of forfeitures or debts previously contracted, if any, and (3) shares of Prime common stock held in the treasury of Prime, if any, will be converted into and represent the right to receive whole shares of Summit common stock and cash instead of fractional shares resulting from the conversion based upon an exchange ratio of 0.675 of a share of Summit common stock for each share of Prime common stock, adjusted if necessary in accordance with certain anti-dilution provisions described below. The cash paid for each fractional share resulting from the conversion will be an amount equal to the fractional share multiplied by the closing price of a share of Summit common stock on the New York Stock Exchange Composite Transactions List on the last trading day ending prior to the effective time of the merger. The exchange ratio is subject to appropriate adjustments if, from the date of the merger agreement to the effective time of the merger, the outstanding shares of Summit common stock are increased or decreased, changed into or exchanged for a different number or kind of shares or securities through merger, recapitalization, reclassification, stock dividend, stock split or reverse stock split or other similar changes. Summit expects to repurchase in the open market the number of shares of Summit common stock equal to the approximate number of shares to be issued in the merger or reissue previously acquired shares held in treasury, depending on market conditions or other factors.

Closing and Effective Time

     The merger agreement provides that, unless Summit designates an earlier date and gives Prime at least five business days notice of the new date, we will hold the closing of the merger 45 business days after the last to occur of the following (the "Scheduled Date"):

   o if the transactions contemplated by the merger agreement are being contested in any legal proceedings, the date that all such proceedings have been brought to a conclusion favorable, in the judgement of Summit and Prime, to the consummation of the transactions contemplated by the merger agreement or any prior date as Summit and Prime shall elect, whether or not those proceedings have been brought to a conclusion; or

   o the date on which the approvals of Prime's shareholders, the Board of Governors of the Federal Reserve System and the Banking Department of the Commonwealth of Pennsylvania have been received and any required waiting periods have expired.

     If Prime shareholders approve the merger agreement by the required vote, all other conditions of the merger are satisfied or waived and the closing is held on the date set for closing, the merger will become effective at the date and time specified in the articles of merger required to be filed with the Secretary of State of the Commonwealth of Pennsylvania following the closing date. If Prime shareholders approve the merger agreement on the scheduled date of the special meeting, subject to the satisfaction or waiver of certain other conditions described herein, we presently expect that the merger will become effective during the third calendar quarter of 1999. Either party may terminate the merger agreement if, among other things, the closing fails to occur on or before January 3, 2000, but a party may not exercise this right if the failure to close is due solely to that party's failure to perform or observe agreements required by the merger agreement to be performed or observed by it on or before the closing date. Summit's board of directors and Prime's board of directors each also has the right to terminate the merger agreement under certain circumstances. See "THE MERGER -- The Merger Agreement -- Conditions to the Merger; Termination."

Exchange of Prime Certificates

     Prior to the effective time of the merger, Summit will appoint First Chicago Trust Company of New York, a division of Equiserve or another entity reasonably satisfactory to Prime as the exchange agent for the merger. As promptly as practicable after the effective time, but in no event more than 10 days after the exchange agent receives an accurate and complete list of all holders of record of outstanding Prime common stock as of the effective time of the merger, Summit will cause the exchange agent to send to each Prime shareholder a letter of transmittal and instructions for exchanging his or her Prime common stock certificate(s) for a certificate representing the number of whole shares of Summit common stock and, if applicable, a check for the fractional share amount, to which he or she is entitled.

     To effect a proper surrender and exchange of Prime stock certificates, you must surrender to the exchange agent all of your Prime stock certificates along with properly executed and completed letters of transmittal. Until you have properly surrendered your Prime stock certificate(s), Summit may, at its option, refuse to pay to you dividends or other distributions, if any, payable to holders of Summit common stock. However, upon proper surrender and exchange of your Prime stock certificate(s), Summit will pay to you the amount, without interest, of dividends and other distributions, if any, to which you were entitled but were not paid. No transfer of Prime common stock will be made on the stock transfer books of Prime at and after the effective time of the merger.

     The exchange agent shall have reasonable discretion to determine whether letters of transmittal have been properly completed and executed and to disregard immaterial defects, and any good faith decisions of Summit regarding any matters as may be referred to it by the exchange agent shall be binding and conclusive.

     Summit will not issue stock certificates or scrip certificates for fractions of shares of Summit common stock and Prime shareholders who would otherwise be entitled to receive fractions of shares of Summit common stock will have none of the rights with respect to any fractions of shares, including, without limitation, the right to receive dividends, that a holder of a full share of Summit common stock would possess in respect of a full share. Instead, these Prime shareholders will receive cash for their fractions of shares.

     If a Prime shareholder surrenders more than one Prime stock certificate, Summit will issue to that Prime shareholder a single Summit stock certificate representing the total number of whole shares of Summit common stock to which that owner is entitled pursuant to the merger agreement based on the total number of shares of Prime common stock represented by all Prime stock certificates surrendered by that Prime shareholder.

     You should not surrender your Prime stock certificates for exchange until you receive a letter of transmittal, instructions and other exchange materials from the exchange agent. However, you are urged to notify American Stock Transfer and Trust Company, Prime's transfer agent, now at (800) 937-5440 if your Prime stock certificates are lost, stolen, destroyed or not properly registered, in order to begin the process of obtaining replacement Prime stock certificates.

Conversion of Prime Stock Options

     Each stock option relating to Prime common stock granted pursuant to the Prime Bancorp, Inc. 1988 Stock Option Plan and the Prime Bancorp, Inc. Incentive Stock Option Plan which is outstanding and unexercised at the effective time of the merger, will be converted automatically at the effective time of the merger into an option to purchase Summit common stock. Subject to the adjustment in exercise price per share and number of shares, described below, each converted option will continue to be governed by the terms of the applicable Prime stock option plan and the stock option agreement by which it was evidenced, including terms and provisions governing exercises. In each case:

   o the number of shares of Summit common stock subject to the converted option will be equal to the number of shares of Summit common stock which would have been issued in the merger if the shares of Prime common stock subject to that option were issued and outstanding immediately prior to the effective time, rounded down to the next lower full share; and

   o the exercise price per share of Summit common stock subject to the converted option will be equal to the aggregate exercise price that would have been payable upon exercise in full of the Prime stock option divided by the number of shares of Summit common stock which may be acquired upon exercise of the converted option.

     After the effective time of the merger and within 45 days after Summit receives an accurate and complete list of all holders of Prime stock options, Summit will issue to each holder of converted options, upon surrender of all agreements under which Prime stock options were issued to the holder, appropriate instruments confirming the conversion described above. However, Summit will have no obligation to issue confirming instruments or any shares of Summit common stock issuable upon exercise of a converted option until the shares of Summit common stock issuable upon exercise of the converted options have been registered with the Securities and Exchange Commission, authorized for listing on the New York Stock Exchange and authorized for sale by any appropriate state securities regulators. Summit will use its best efforts to effect these registrations, listings and authorizations within 45 days after Prime delivers to Summit the above mentioned option-holder list.

Recommendation of Prime Board

     The merger agreement has been unanimously approved by Prime's board of directors. Prime's board of directors believes that the merger is in the best interests of Prime shareholders. Prime's board of directors unanimously recommends that Prime shareholders vote "FOR" the proposal to approve the merger agreement.

Background

     Prime's management and board of directors, over the past several years, have periodically evaluated the strategic alternatives and long-term goals of Prime and Prime Bank as the pace of change within the banking industry and financial services sector has accelerated. The strategic alternatives reviewed from time-to-time included (1) remaining independent and continuing its strategy of internal growth and expansion through acquisition, (2) engaging in a merger-of-equals type transaction, or (3) a strategic combination with a larger bank holding company.

     As was noted in Prime's 1997 Annual Report to shareholders, Prime intended to continue to expand through internal growth and "through the acquisition of first-rate community banks." This strategy led to analyses of, and discussions with, several possible acquisition candidates that were reviewed with Prime's board of directors in 1998. Prime's board of directors and management agreed at a meeting in April 1998 that the scope of review should be expanded to include a complete review of all strategic alternatives -- acquisitions, merger-of-equals and merger into larger bank holding companies.

     During the summer and early fall of 1998, Prime management actively evaluated Prime's strategic options in regard to mergers with similarly-sized and larger institutions, and made contact with certain executives of other bank holding companies in order to establish or renew relationships as well as to discuss common goals and operating objectives. These contacts, in one case, included specific discussions over a period of several months, of the merits of combining the respective companies. However, the parties were never able to agree on the general structure of a combination that was acceptable to both companies. During this period, Prime management also met with a number of investment banking firms familiar with the banking industry for the purpose of identifying possible candidates for strategic combinations.

     On December 14, 1998, Prime's Chairman, President and Chief Executive Officer, James J. Lynch, met with John Howell, Chairman of Summit Bank (Pennsylvania) and John Feeney, Executive Vice President of Summit and exchanged ideas about market conditions in the Philadelphia region. At this meeting the parties discussed the possible acquisition of Prime by Summit and the common goals the two organizations had in regard to the eastern Pennsylvania banking market.

     On January 6, 1999 Mr. Lynch met with Mr. John Collins, Vice Chairman of Summit and Mr. Feeney. Mr. Joseph Semrod, Summit's Chief Executive Officer and Robert Cox, President of Summit, also joined the meeting for a period of time. At this meeting, Summit management expressed continued interest in the acquisition of Prime and the benefit of adding Prime's management team to Summit's Pennsylvania organization.

     During the period from January 6, 1999 through January 26, Prime had limited discussions with representatives of two other large bank holding companies regarding a possible business combination. Prime management had previously discussed the possibility of a combination with both of these companies. At the request of each company, Prime provided certain information after confidentiality agreements were signed. However, these contacts did not develop into active negotiations.

     At the regularly scheduled meeting of Prime's board of directors on January 20, 1999, the Prime board authorized Mr. Lynch to open formal negotiations with Summit concerning the possible combination of the two companies. On January 21, Mr. Collins and Mr. Feeney again met with Mr. Lynch in order to continue a dialogue concerning the benefits of a possible combination and the organization needed to serve the eastern Pennsylvania market.

     In a phone conversation in late January 1999, Mr. Collins suggested that the companies exchange certain information to determine the feasibility of a combination of the two companies. On January 26, 1999 Summit signed a confidentiality agreement and Prime began to provide Summit with certain detailed business and financial information.

     During late January, members of senior management of Summit and Prime continued to review and evaluate the information provided in order to determine whether or not to commence negotiations. During this period, Fox-Pitt, Kelton Inc. ("Fox-Pitt, Kelton") consulted with Prime regarding the potential value of Prime and of Summit.

     On February 3, 1999, representatives of Prime and Fox-Pitt, Kelton met with representatives of Summit to discuss the potential synergies and benefits to be realized if Summit were to acquire Prime and combine Summit's Pennsylvania banking operations with Prime Bank. On this date, Mr. Arthur J. Kania, a member of Prime's board of directors, also met with Mr. Collins to discuss strategies for the eastern Pennsylvania banking market and Summit's commitment to the Prime management team, philosophy and culture. On February 5, Summit made its initial proposal to acquire Prime. During the period from February 5 through February 10, the parties conducted negotiations regarding the principal terms of the proposed transaction, including the exchange ratio and an option for Summit to purchase a significant block of Prime common stock upon the occurrence of certain events.

     On February 10, Mr. Lynch held a number of telephone conversations individually with the members of the Executive Committee of Prime's board of directors. The members of the Executive Committee are Mr. Lynch, Mr. Kania, Mr. Fox, Mr. Straw, Mr. Betz, Mr. Larenz and Mr. Peraino. The purpose of the conversations was to review the terms of the proposed transaction with Summit. Mr. Lynch discussed with the members the financial aspects of the proposal, the potential benefits of a transaction to Prime and each of its subsidiaries, the expected conditions to the consummation of a transaction with Summit and the expected tax and accounting treatment of a merger.

     On February 11, Mr. Lynch met with Mr. Cox and Mr. Collins. During this meeting the exchange ratio was discussed and tentatively set at 0.675 of a share of Summit common stock for each share of Prime common stock in a tax-free exchange. During the period from February 13 through February 17, Summit's and Prime's senior management, along with their respective legal and financial advisors, continued due diligence and negotiations regarding the proposed transaction, including negotiating the terms of the definitive merger agreement, the stock option agreement and related documents. On February 16, representatives of Fox-Pitt, Kelton met with Summit senior executives in Princeton, New Jersey to conduct further due diligence regarding Summit. A senior member of Prime's staff and Prime's legal counsel were also present and conducted additional due diligence.

     On February 17, Prime's management and its legal and financial advisors presented the terms of the proposed merger, including the exchange ratio, to Prime's board of directors at a special meeting. Under the terms of the negotiated transaction, Summit would issue 0.675 of a share of Summit common stock for each share of Prime common stock outstanding in a tax-free exchange. Prime's financial advisor, Fox-Pitt, Kelton, rendered its opinion that, as of such date, the exchange ratio was fair, from a financial point of view, to the holders of Prime common stock. Prime's board of directors also considered the advice of Fox-Pitt, Kelton regarding certain other financial terms of the transaction. Legal counsel made presentations regarding the principal terms of the proposed transaction, the legal documents and the fiduciary duties of Prime's board of directors. After these presentations and discussions, including full consideration of the above-referenced matters, Prime's board of directors determined that the merger agreement and the transactions contemplated thereby, including the stock option agreement, were in the best interests of Prime, its shareholders and other constituencies. Accordingly, Prime's board of directors approved and adopted the merger agreement and the transactions contemplated thereby.

     Summit's board of directors also approved the merger agreement at a meeting on February 17, 1999. On the evening of February 17, the parties executed the merger agreement and the stock option agreement was executed as of February 18, 1999.

Reasons for the Merger

     Prime. At its meeting on February 17, 1999, Prime's board of directors determined that the merger and the terms of the merger agreement are fair, from a financial point of view, to Prime and Prime's shareholders and are in the best interests of Prime, Prime's shareholders, employees and customers and the communities which Prime Bank serves. Accordingly, Prime's board of directors unanimously approved and adopted the merger agreement and recommends approval of the merger agreement by Prime's shareholders. In reaching its decision, Prime's board of directors consulted with Prime's management, legal counsel and Fox-Pitt, Kelton, Prime's financial advisor for this transaction. Prime's board of directors considered a number of factors, including the following:

   o The investment in capital and people that would be needed to make Prime's operating capabilities fully competitive with the much larger banks in the eastern Pennsylvania markets it serves;

   o Technology costs, lending limits and the investment necessary to increase branch penetration that were deemed impediments to improving Prime's operating returns to attractive levels;

   o The cost of acquiring banking franchises in order to expand Prime's market and improve economies of scale would likely be expensive and dilutive to existing shareholders;

   o The business operations of both Prime and Summit on an historical and prospective basis and the prospective results of the combined companies on a pro forma basis, considering the potential cost savings and revenue enhancements which might result from the merger;

   o Historical trading ranges for both Summit common stock and Prime common stock;

   o The value of the consideration offered by Summit and the increase in dividend payments to Prime shareholders after the merger;

   o The need for each organization to improve its service to the eastern Pennsylvania markets and Summit's commitment to these markets;

   o The current and prospective economic and competitive environment for banks in the eastern Pennsylvania markets;

   o The commitment by Summit to appoint Mr. Lynch as the chief executive officer of Summit's Pennsylvania operations;

   o Summit's desire to utilize Prime's management, experienced commercial and real estate lending teams and branch network, presenting additional career opportunities for most of Prime's employees;

   o Prime's need to expand product offerings which can be achieved with the addition of Summit's trust powers, asset management services and other banking products;

   o The premium offered by Summit for Prime in terms of (1) the ratio of price to last twelve (12) months earnings per share, (2) the ratio of price to book value, (3) the ratio of price to tangible book value, and (4) market price;

   o Summit's asset base and financial strengths;

   o The due diligence conducted by management, legal advisors and Fox-Pitt, Kelton and the analyses and opinions expressed by Fox-Pitt, Kelton;

   o The expectation that the merger will qualify as a tax-free reorganization for federal income tax purposes;

   o The financial and other terms and conditions of the merger agreement and related documents, including but not limited to the provisions relating to severance benefits for those employees whose employment may be terminated in connection with the merger;

   o The opportunity for Prime to continue its corporate culture as part of Summit, enhanced by Summit's commitment to serving middle market companies and its strong product offerings;

   o The terms of the stock option agreement, which might discourage third parties from seeking to acquire Prime;

   o The likelihood of obtaining necessary regulatory approvals;

   o Other strategic options which had been investigated and explored by Prime management and Prime's board of directors since January 1, 1998; and

   o The effect of the merger generally on the shareholders, employees and customers of Prime and the communities which it serves.

     The above discussion of the information and factors considered by Prime's board of directors is not intended to be all-inclusive, but includes all material factors considered by Prime's board of directors. In reaching its determination to approve the merger agreement, Prime's board of directors did not assign any relative or specific weights to the various factors considered nor did Prime's board of directors specifically characterize any factor as positive or negative, except as specifically stated above. Individual directors may have given different weights to the various factors and may have viewed certain factors more positively or negatively than other directors.

Summit. Summit's board of directors believes the merger will enhance Summit's retail franchise and competitive position in key market areas.

Opinion of Prime's Financial Advisor

     Fox-Pitt, Kelton has acted as financial advisor to Prime in connection with the merger. As part of its engagement, Fox-Pitt, Kelton delivered its oral opinion (subsequently confirmed in writing) to Prime's board of directors at the February 17, 1999 Prime board of directors meeting that, as of February 16, 1999 and based upon and subject to various considerations set forth in the opinion, the exchange ratio was fair from a financial point of view to the holders of the Prime common stock. Fox-Pitt, Kelton has again confirmed its opinion in writing as of the date of this Proxy Statement-Prospectus. Except as discussed herein, no limitations were imposed by Prime's board of directors upon Fox-Pitt, Kelton with respect to investigations made or the procedures followed by Fox-Pitt, Kelton in rendering its opinion.

     The full text of the written opinion by Fox-Pitt, Kelton, dated the date of this Proxy Statement-Prospectus, which sets forth the assumptions made, matters considered and qualifications and limitations on the review undertaken, is attached as Appendix B to this Proxy Statement-Prospectus. Prime shareholders are urged to read this opinion carefully and in its entirety. Fox-Pitt, Kelton's opinion is directed only to the fairness of the exchange ratio to the holders of the Prime common stock from a financial point of view, has been provided to Prime's board of directors in connection with its evaluation of the merger, does not address the merits of the underlying decision by Prime to engage in the merger, and does not constitute a recommendation to any Prime shareholder as to how the shareholder should vote. The summary of the opinion of Fox-Pitt, Kelton set forth in this Proxy Statement-Prospectus is qualified in its entirety by reference to the full text of the opinion.

     In arriving at its opinion, Fox-Pitt, Kelton, among other things:

   o Reviewed and analyzed certain publicly available financial statements for Prime and Summit and financial information made available to Fox-Pitt, Kelton by the management of Prime and Summit;

   o Analyzed certain internal financial statements, including financial projections and other financial and operating data prepared by the management of Prime;

   o Discussed the past, present and future operations, financial condition and prospects of Prime and Summit with the management of Prime and Summit, respectively;

   o Reviewed the stock price performance and trading activity of Prime common stock and Summit common stock;

   o Compared the financial performance and condition of Prime and Summit with that of certain other comparable publicly traded companies;

   o Reviewed and discussed with the management of Prime and Summit the strategic objectives of the merger and certain other benefits of the merger;

   o Reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions comparable, in whole or in part, to the merger;

   o Reviewed the merger agreement and the stock option agreement; and

   o Performed such other analyses and investigations as Fox-Pitt, Kelton deemed appropriate.

     In rendering its opinion, Fox-Pitt, Kelton assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information reviewed by it for the purposes of providing its opinion, and did not assume any responsibility for independent verification of the information. Fox-Pitt, Kelton did not assume any responsibility for independent valuation and appraisal of the assets and liabilities of Prime nor did it assume any responsibility for reviewing loan files or visiting branch locations. With respect to financial projections, Fox-Pitt, Kelton assumed that they were reasonably prepared by the management of Prime on bases reflecting the best currently available estimates and judgments of the future financial performance of Prime. Fox-Pitt, Kelton expresses no view as to the reasonableness of the projections provided or the assumptions on which they were based. Fox-Pitt, Kelton also assumed that the merger would be consummated in accordance with the terms of the merger agreement without material waiver or modification. Fox-Pitt, Kelton's opinion dated February 17, 1999, and its opinion dated the date of this Proxy Statement-Prospectus are based upon economic, market and other conditions as they existed and could be evaluated on February 16, 1999, and June 22, 1999, respectively.

     The forecasts or projections furnished to Fox-Pitt, Kelton for Prime were prepared by the management of Prime. As a matter of policy, Prime does not publicly disclose internal management forecasts, projections or estimates of the type furnished to Fox-Pitt, Kelton in connection with its analysis of the merger, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management, including, without limitation, general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in the forecasts, projections and estimates provided by the management of Prime.

     The following is a summary of the material analyses presented by Fox-Pitt, Kelton to Prime's board of directors at its meeting held on February 17, 1999.

     Comparable Public Company Analyses. Fox-Pitt, Kelton reviewed certain financial, operating and stock market performance data of 27 publicly traded banks and bank holding companies headquartered in the Mid-Atlantic region of the United States, each with assets between $500 million and $1.5 billion as of the most recent period publicly available (the "Prime Peer Companies"). Fox-Pitt, Kelton analyzed the relative performance and value of Prime by comparing certain publicly available financial data of Prime with that of the Prime Peer Companies, including ratios of loans to deposits and equity to assets, and multiples of market price to earnings per share as of the last twelve months, market price to estimated earnings per share in 1998, and market price to book value. The operating data for Prime was as of or for the twelve month period ended December 31, 1998 and the operating data for the Prime Peer Companies was as of or for the last twelve month reporting period for each company. All stock prices were as of the market close on February 16, 1999. The analyses yielded the following comparison of the medians for the Prime Peer Companies with Prime, respectively:

     o Loans to deposits ratios of 77.2% and 93.5%;

     o Equity to assets ratios of 8.9% and 8.6%;


     o Market price to earnings per share multiples for the last twelve months of 16.1x and 16.7x;

     o Market price to estimated (or actual if available) earnings per share in 1998 of 13.3x and 14.8x; and

     o Market price to book value multiples of 200% and 220%.

     Fox-Pitt, Kelton performed similar analyses with respect to Summit. Fox-Pitt, Kelton reviewed and compared certain financial, operating and stock market performance data of Summit with 13 publicly traded banks and bank holding companies in the United States, each with assets between $20 billion and $40 billion as of the most recent period publicly available (the "Summit Peer Companies"). Fox-Pitt, Kelton analyzed the relative performance and value of Summit by comparing certain publicly available financial data of Summit with that of the Summit Peer Companies, including ratios of loans to deposits and equity to assets, and multiples of market price to earnings per share as of the last twelve months, market price to estimated earnings per share in 1998, and market price to book value. The operating data for Summit was as of or for the twelve month period ended December 31, 1998 and the operating data for the Summit Peer Companies was as of or for the last twelve month reporting period for each company. All stock prices were as of the market close on February 16, 1999. These analyses yielded the following comparison of the medians for the Summit Peer Companies with Summit, respectively.

     o Loans to deposits ratios of 94.7% and 91.3%;

     o Equity to assets ratios of 8.2% and 8.2%;

     o Market price to earnings per share multiple for the last twelve months of 21.2x and 14.9x;

     o Market price to estimated (or actual if available) earnings per share in 1998 of 14.9x and 13.8x; and

     o Market price to book value multiple of 273% and 250%.

     Comparable Transactions Analyses. Fox-Pitt, Kelton reviewed the consideration paid or proposed to be paid in other transactions in 1998 and 1999 involving banks and bank holding companies. Specifically, Fox-Pitt, Kelton analyzed 17 transactions in which the seller had assets between $500 million and $1.5 billion and returns on average assets of 1.0% or greater as of the most recent period publicly available (the "Comparable Transactions"). The ratios provided below assume a Summit common stock price of $39.19 (the reported price per share of Summit common stock on February 16, 1999). In reviewing the Comparable Transactions, Fox-Pitt, Kelton examined the multiples of price paid relative to previous twelve-month earnings, price-to-book value, the premium over tangible book value to core deposits and the five trading day market premium. These analyses yielded the following comparison of the medians for the Comparable Transactions with the merger, respectively:

     o Price to earnings multiple for the last twelve months of 24.4 x and 24.5x;

     o Price to book value ratios of 311.8% and 323.4%;

     o Price to tangible book value ratios of 326.3% and 337.7%;

     o Tangible book value premium to core deposits ratios of 27.6% and 32.3%;
       and

     o Premium to seller common stock price of 123.8% and 147.0%.

     Stock Trading History. Fox-Pitt, Kelton reviewed the performance of the weekly stock prices and trading volume of the Prime common stock and Summit common stock during the period from January 2, 1998 through February 16, 1999. Fox-Pitt, Kelton compared the per share stock price and trading volume of Prime common stock to the Prime Peer Companies and compared the per share market price and trading volume of Summit common stock to the Summit Peer Companies.

     Pro Forma Merger Analyses. Fox-Pitt, Kelton estimated the impact of the proposed merger on Summit's projected fully diluted estimated earnings per share for 2000. Fox-Pitt, Kelton based its analysis on equity analysts' consensus estimates with respect to projected future earnings of Prime and Summit and conversations it conducted with the management of Summit and Prime regarding those estimates. Based on this information, and the terms of the proposed merger, Fox-Pitt, Kelton concluded that, for Summit, the merger could have an immaterial dilutive effect (before taking into account various cost savings and revenue enhancements which could be accomplished upon consolidation of Prime's and Summit's operations) on estimated fully diluted earnings per share in 2000. Fox-Pitt, Kelton also calculated that the merger could have an immaterial accretive effect on Summit's earnings per share in 2000 if pre-tax costs savings and revenue enhancements estimated by Prime could be achieved. Separately, Fox-Pitt, Kelton also determined that the merger would have an accretive effect on Prime's dividend per share of approximately 84%, based on Summit's and Prime's then current dividend payments.

     Dividend Discount Analysis. Fox-Pitt, Kelton performed an analysis to calculate a range of present values per share of Prime common stock assuming Prime continued to operate as a stand-alone entity. The range was determined by adding (i) the present value of the estimated future dividend stream that Prime could generate over the period beginning December 31, 1998, and ending on December 31, 2003, and (ii) the present value of the terminal value of Prime common stock on December 31, 2003. To determine a projected dividend stream, Fox-Pitt, Kelton assumed (i) an increase in assets of 8% each year from 1999 through 2003; (ii) an increase in net income of 12% each year from 1999 through 2003; and (iii) a dividend payout ratio of 36.50% each year from 1999 through 2003.

     The terminal values are based upon a range of price-to-earnings and price-to-book value multiples consistent with the range of price-to-earnings and price-to-book value multiples at which similarly-sized banking institutions located in the United States have been sold in 1998-99 (13x to 15x previous twelve month earnings per share and 2.0x to 2.2x book value per share) and a range of discount rates (12% to 16%).

Applying the foregoing multiples, discount rates and assumptions, Fox-Pitt, Kelton determined that the fully diluted value per share of Prime common stock ranged from approximately $13.55 to $18.16 based on the price-to-earnings multiple assumptions and $14.32 to $18.41 based on the price-to-book value multiple assumptions.

     In arriving at its opinion, Fox-Pitt, Kelton performed a variety of financial analyses, the material portions of which are summarized above. The summary set forth above does not purport to be a complete description of the analyses performed by Fox-Pitt, Kelton or of Fox-Pitt, Kelton's presentation to Prime's board of directors. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Fox-Pitt, Kelton did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Fox-Pitt, Kelton believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the process underlying its analyses set forth in its opinion. With regard to the Comparable Public Company Analyses and the Comparable Transactions Analyses summarized above, Fox-Pitt, Kelton selected comparable public companies on the basis of various factors; however no public company or transaction utilized as a comparison is identical to Prime, Summit or the merger. Accordingly, an analysis of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the acquisition or public trading value of the comparable companies and transactions to which Prime, Summit and the merger are being compared.

     Fox-Pitt, Kelton's opinion does not imply any conclusion as to the likely trading range for Summit common stock following consummation of the merger, and do not address Prime's underlying business decision to effect the merger. In performing its analyses, Fox-Pitt, Kelton made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Prime and Summit. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less than such estimates. Actual values will depend upon several factors, including changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

     Fox-Pitt, Kelton is an internationally recognized investment banking firm and was selected by Prime based on Fox-Pitt, Kelton's experience and expertise. Fox-Pitt, Kelton regularly engages in evaluation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. In the ordinary course of its business, Fox-Pitt, Kelton may effect transactions, for its own account or for the account of customers, and hold at any time a long or short position in securities of Prime or Summit.

     In connection with the preparation of its opinion, Fox-Pitt, Kelton was not authorized by Prime's board of directors to solicit, nor has Fox-Pitt, Kelton solicited, third party indications of interest for the acquisition of all or part of Prime.

     Pursuant to a letter agreement dated February 5, 1999, between Prime and Fox-Pitt, Kelton, Fox-Pitt, Kelton agreed to act as financial advisor to Prime in connection with the merger. Prime paid Fox-Pitt, Kelton a $50,000 retainer upon execution of the letter agreement and $450,000 upon the execution of the merger agreement. Prime has also agreed to pay Fox-Pitt, Kelton, a transaction fee of 0.75% of the aggregate consideration paid or payable by Summit upon consummation of the merger which will be determined as of the closing date. The $50,000 retainer and $450,000 paid upon execution of the merger agreement are to be credited against the transaction fee of 0.75% of the aggregate consideration. Prime has agreed to reimburse Fox-Pitt, Kelton for its reasonable out-of-pocket expenses, including travel, outside legal fees and related charges, and to indemnify Fox-Pitt, Kelton and related persons against certain liabilities, including certain liabilities under the federal securities laws, from and arising out of or based upon Fox-Pitt, Kelton's engagement on its behalf.

Stock Option Agreement

     As an inducement and condition to Summit's willingness to enter into the merger agreement, Prime entered into the Prime Bancorp, Inc. Stock Option Agreement dated as of February 18, 1999 with Summit. The following discussion highlights selected information from the stock option agreement but may not contain all the information which is important to you. To understand the stock option agreement fully you should read carefully the entire document which is included as Appendix C hereto.

     Pursuant to the stock option agreement, Prime granted to Summit an irrevocable option, exercisable under some limited and specifically defined circumstances, none of which, to the best of Summit's and Prime's knowledge, has occurred as of the date hereof, to purchase up to 1,087,498 shares of Prime common stock at a price of $18.00 per share, the last sale price on February 17, 1999, the last full trading day prior to the announcement of the signing of the merger agreement. In addition, Prime agreed to pay Summit a "break up" fee of $5 million in the event the option becomes exercisable and is exercised in full by Summit. Summit must comply with applicable law in purchasing any shares of Prime common stock pursuant to the option.

     If Summit is in breach of any material covenant or obligation contained in the merger agreement and, if the merger agreement has not been terminated prior thereto, that breach would entitle Prime to terminate the merger agreement, Summit will not be permitted to exercise the option. Otherwise, Summit, as long as the option has not yet terminated, may exercise the option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event, as defined below. The option will terminate upon the earliest to occur of certain events, including:

     o the time immediately prior to the effective time of the merger;

     o termination of the merger agreement prior to the occurrence of an Extension Event, as defined below, other than a termination by Summit resulting from (1) a material breach of the merger agreement by Prime which has not been cured or is not capable of being cured within the time allotted, (2) nonsatisfaction of a condition to Summit's obligation to close the merger, other than failure to obtain shareholder approval of the merger agreement or failure to obtain the fairness opinion of Fox-Pitt, Kelton, or (3) the Prime board of directors' failure to recommend, or withdrawal of or adverse change to its recommendation, to Prime shareholders to approve the merger agreement; or

     o 15 months after the termination of the merger agreement following the occurrence of an Extension Event, as defined below, or the termination of the merger agreement by Summit upon (1) a material breach by Prime which has not been cured or is not capable of being cured within the time allotted, (2) nonsatisfaction of a condition to Summit's obligation to close the merger, other than failure to obtain Prime shareholder approval of the merger agreement or failure to obtain the fairness opinion of Fox-Pitt, Kelton, or (3) the Prime board of directors' failure to recommend, or withdrawal of or adverse change to its recommendation, to Prime shareholders to approve the merger agreement.

     The term "Extension Event" shall mean the occurrence of some events without Summit's prior written consent, including:

     o Prime, Prime's board of directors or any of Prime's subsidiaries taking some actions (each an "Acquisition Transaction"), including recommending to shareholders the approval of, or entering into an agreement with any third party to effect, (1) a merger, consolidation or similar transaction involving Prime or any of its banking subsidiaries, (2) the purchase, lease, or other acquisition of ten percent or more of the aggregate value of the assets or deposits of Prime or any of its banking subsidiaries,
       (3) the purchase or other acquisition of securities representing ten percent or more of the voting power of Prime or any of its banking subsidiaries or (4) any substantially similar transaction, in each case except as otherwise permitted by the merger agreement;

     o any third party's acquiring beneficial ownership, or the right to acquire beneficial ownership, of ten percent or more of the aggregate voting power of Prime or any of its banking subsidiaries;

     o any third party's making a bona fide proposal to Prime or its shareholders, by public announcement or written communication that is or becomes publicly disclosed, to engage in an Acquisition Transaction, including the commencement of a tender offer or exchange offer to purchase ten percent or more of the aggregate voting power of Prime or any of its banking subsidiaries;

     o after a proposal by a third party to Prime or its shareholders to engage in an Acquisition Transaction, Prime breaches, without curing within the time allotted, any representation or covenant in the merger agreement which would entitle Summit to terminate the merger agreement;

     o any third party's filing an application with any federal or state bank regulatory authority for approval to engage in an Acquisition Transaction; or

     o any Purchase Event, as defined below.

     The term "Purchase Event" shall mean any of the following events or transactions:

     o any person's, other than Summit or a subsidiary of Summit, acquiring beneficial ownership of 25 percent or more of the aggregate voting power of Prime or any of its banking subsidiaries, except as otherwise permitted by the merger agreement;

     o failure of Prime's board of directors to call a meeting for consideration of the merger or cancellation of such a meeting, or if Prime's board of directors shall have withdrawn or modified in a manner adverse to the consummation of the merger its recommendation with respect to the merger agreement, in each case after an Extension Event; or

     o the occurrence of an Extension Event described in the first bullet of the definition of "Extension Event" above, except that the percentage referred to in clauses (2) and (3) thereof shall be 25 percent.

     Upon the occurrence of certain events set forth in the stock option agreement, at the election of Summit, the option, or shares issued pursuant to the exercise thereof, must be repurchased by Prime or converted into, or exchanged for, an option of another corporation or Prime. In addition, the stock option agreement grants certain registration rights to Summit with respect to the shares represented by the option. The terms of these repurchase, substitute option and registration rights are set forth in the stock option agreement.

     In the event that the option becomes exercisable and Summit exercises the option in full, Prime is required to pay Summit $5 million which may be applied as an offset to Summit's obligation to pay the aggregate purchase price for the shares of Prime common stock underlying the option. The stock option agreement and option are intended to increase the likelihood that the merger will be consummated according to the terms set forth in the merger agreement and may be expected to discourage offers by third parties to acquire Prime prior to the merger. To the knowledge of Summit and Prime, no event giving rise to the right to exercise the option has occurred as of the date of this Proxy Statement-Prospectus.

Regulatory Approvals

     The merger is subject to approval by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The BHC Act provides that the Federal Reserve Board may not approve any transaction (1) that would result in a monopoly, or that would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (2) the effect of which in any section of the country may be substantially to lessen competition, or to tend to create a monopoly, or that in any other manner would be in restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In conducting its review of any application for approval, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the company or companies and the banks concerned, and the convenience and needs of the communities to be served. Under the BHC Act, as interpreted by the Federal Reserve Board and the courts, the Federal Reserve Board may deny any application if it determines that the financial or managerial resources of the acquiring bank holding company are inadequate. The acquisition by Summit of 5% or more of Prime's voting stock is subject to the same requirement for approval. Summit filed an application with respect to the merger with the Federal Reserve Board on April 9, 1999 and the merger was approved on May 17, 1999.

     The BHC Act provides that a transaction approved by the Federal Reserve Board may not be consummated for 30 days after the approval is received or, if certain conditions are met, a shorter period, but, in the absence of an emergency, not less than 15 calendar days after the date of approval. During this period, the U.S. Department of Justice may commence legal action challenging the transaction under the antitrust laws. If, however, the U.S. Department of Justice does not commence legal action during the specified waiting period, it may not challenge the transaction thereafter except in an action commenced under Section 2 of the Sherman Antitrust Act. Satisfactory financial condition, particularly with regard to capital adequacy, and satisfactory Community Reinvestment Act ratings generally are prerequisites to obtaining Federal Reserve Board approval to make acquisitions. All of Summit's subsidiary banks are currently rated "outstanding" under the Community Reinvestment Act.

     The acquisition of Prime by Summit is also subject to the approval by the Pennsylvania Department of Banking ("PDOB"). The factors that the PDOB considers in determining whether to grant its approval include the competitive effects of the merger, principles of safe and sound banking, the public interest and the needs of the communities served by Prime and Summit. Summit filed an application for approval of the acquisition of Prime by Summit with the PDOB on April 9, 1999. The merger of Prime Bank into Summit Bank (Pennsylvania) is also subject to receipt of approval by the PDOB, which Summit requested in an application filed on April 9, 1999. The approvals of the Pennsylvania Department of Banking were given on June 15, 1999.

     Prime shareholders should be aware that regulatory approvals of the merger may be based upon different considerations than those that would be important to shareholders in determining whether or not to approve the merger. Any regulatory approvals should in no event be construed by a Prime shareholder as a recommendation by any regulatory agency with respect to the merger.

Interests of Certain Persons in the Merger

     Directors and executive officers of Prime have certain interests in the merger that are different from and in addition to their interests as Prime shareholders. These interests are described in more detail below.

Indemnification

     In the merger agreement, Summit has agreed to indemnify and to advance expenses in matters that may be subject to indemnification to persons who served as directors and officers of Prime or any subsidiary of Prime on or before the effective time of the merger with respect to liabilities and claims, and related expenses including fees and disbursements of counsel, made against them resulting from their service as directors or officers prior to the effective time of the merger. Summit further agreed that this indemnification and advancement of expenses would be made in accordance with and subject to the requirements and other provisions of Summit's Restated Certificate of Incorporation and By-Laws and Prime's Articles of Incorporation and Bylaws or the applicable subsidiary of Prime, as in effect on the date the parties signed the merger agreement and to the extent permitted by law.

     In the merger agreement, Summit also agreed that, subject to Prime's covenant to take all action necessary to preserve its rights under its directors' and officers' liability insurance policies with respect to matters occurring prior to the effective time of the merger, for a period of six years after the effective time of the merger, Summit would use its best efforts to provide to the persons who served as directors or officers of Prime or any subsidiary of Prime on or before the effective time of the merger insurance against liabilities and claims, and related expenses, made against them resulting from their service prior to the effective time of the merger. This insurance would be comparable in coverage to that provided by Summit to its own directors and officers, but, if not available on commercially reasonable terms, the coverage would be substantially similar in all material respects to the insurance coverage provided to these individuals in these capacities on the date of the merger agreement. However, in no event is Summit required to expend more than 200% of the amount expended by Prime prior to the execution of the merger agreement for one year of coverage. Summit has agreed to use its best efforts to obtain as much comparable insurance as is available for the coverage amount if it is unable to maintain or obtain comparable coverage. Prime must renew any existing insurance or purchase any "discovery period" insurance provided for under existing insurance at Summit's request.

Board of Directors and Officers of Summit and Summit Bank (Pennsylvania)

     The members of the Summit board of directors and the executive officers of Summit immediately prior to the effective time of the merger will continue to be the members of the Summit board of directors and executive officers of Summit at the effective time of the merger.

     Upon the completion of the merger, James J. Lynch will be appointed Chairman of the Board and Chief Executive Officer of Summit Bank (Pennsylvania) and Senior Executive Vice President of Summit.

     Summit expects that certain members of Prime's board of directors will become members of Summit Bank (Pennsylvania)'s board of directors, although no decisions in this regard have been made.

Employment Agreements

     Prime and Prime Bank have entered into employment agreements with James J. Lynch and William H. Bromley which provide for payments to each executive if he terminates his employment for "good reason", as defined in the agreements, in connection with a "change in control", as defined in the agreements. Mr. Lynch's agreement provides that if he terminates his employment for "good reason" in connection with a "change in control", he is entitled to receive a severance payment equal to 2.99 times his average aggregate annual compensation during the preceding five calendar years. Under Mr. Bromley's agreement, if he terminates his employment for "good reason" in connection with a "change in control", he is entitled to a severance payment equal to two times his average aggregate annual compensation during the preceding three years. In both cases, the severance payments will be reduced to the extent necessary to ensure that no portion of the severance payments are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

     Prime and Prime Bank have also entered into a Change in Control Agreement with James E. Kelly which provides for payments to Mr. Kelly after a "change in control" of Prime if his employment is terminated or he terminates his employment with Prime for "good reason". Upon such termination of employment, Mr. Kelly is entitled to receive severance payments equal to the sum of (1) two times his highest annual base salary during the preceding five years and (2) a prorated portion of the cash bonus received by Mr. Kelly for the prior fiscal year.

     The merger will constitute a "change in control" under each of the foregoing agreements. If Messrs. Lynch, Bromley or Kelly were to become entitled to receive payments under their agreements with Prime, the estimated amounts of payments, based upon their compensation through December 31, 1998, would be $1,283,458 to Mr. Lynch, $520,000 to Mr. Bromley, and $344,875 to Mr. Kelly. If Mr. Bromley or Mr. Kelly were to leave for "good reason" after the merger, they would be entitled to receive continued medical insurance benefits for up to two years subject to the co-pay requirements which Summit applies to its executives at a similar level.

     Upon the effectiveness of the merger, James J. Lynch will become Chairman of the Board and Chief Executive Officer of Summit Bank (Pennsylvania) and Senior Executive Vice President of Summit, and will receive an annual base salary of not less than $345,000 and an annual cash bonus of not less than $120,750. Summit has also agreed to include Mr. Lynch as a participant in the Summit Bancorp. Executive Severance Plan (the "Severance Plan") and enter into a termination agreement (the "Termination Agreement") with Mr. Lynch.

     Mr. Lynch's participation in the Severance Plan and the Termination Agreement will supersede and extinguish his employment agreement and severance arrangements with Prime, with the exception of the provisions relating to stock options and, therefore, he will not be entitled to receive the payments described under his employment agreement with Prime described above as a result of the merger. Upon receiving a payment under the Severance Plan or his Termination Agreement, Mr. Lynch would be required to agree not to accept employment with another bank, savings and loan association or credit union, or holding company thereof, at a principal place of employment within 25 miles of Summit or a Summit subsidiary bank office then in existence.

     The Severance Plan provides that, if a participant's employment is terminated by Summit or one of its subsidiaries, other than for "Cause", as defined in the Severance Plan, death, disability or retirement, or by the participant for "Good Reason", as defined in the Severance Plan, within 6 months of any event alleged to constitute Good Reason, the participant, upon signing a release, covenant not to sue and non-disclosure and non-solicitation agreement in the form set forth in the Severance Plan, is entitled to receive:

     o a lump sum cash payment equal to two times the highest annual rate of base salary in effect for the participant during the twelve-month period preceding the notice of termination;

     o a lump sum cash payment equal to two times the highest annual cash incentive bonus earned by the participant during the three fiscal years preceding the date of termination; and

     o two years of employee benefit plans participation and outplacement services and one year of perquisites or the cash equivalent.

     All payments and benefits, other than outplacement services and continued perquisites, are reduced pro rata within two years of normal retirement;

     The Severance Plan generally defines "Good Reason" to include:

     o the assignment of duties which are inconsistent with the participant's then title and salary grade or a significant reduction in the participant's authority and responsibility as a senior executive;

     o the removal of the participant from, or any failure to reappoint or reelect a participant to, the title of Executive Vice President or above;

     o a reduction in the participant's salary or the failure to grant increases in the participant's salary comparable to those granted executives of Summit or its subsidiaries of comparable title, salary grade and performance ratings;

     o locating the participant's office anywhere other than an executive office of Summit or a subsidiary located in New Jersey or Pennsylvania within sixty miles of corporate headquarters;

     o the failure to provide the participant with welfare benefits, perquisites and participation in all cash and stock bonus and incentive plans of Summit on substantially the same terms as provided to executives of comparable title and salary grade; or

     o notice from Summit or a subsidiary that the participant's participation in the Severance Plan or the participant's Termination Agreement, described below, would not be renewed.

     Mr. Lynch's participation letter under the Severance Plan will provide that "Good Reason" includes a termination of employment by Mr. Lynch for any reason other than disability or retirement during the nineteenth full calendar month following the effective time of the merger. In addition, Mr. Lynch's participation letter will further provide that if he is entitled to receive benefits under the Severance Plan during the period from the effective time of the merger through the end of the nineteenth full calendar month thereafter, Mr. Lynch shall be entitled to receive a lump sum cash amount equal to 2.99 times his base salary and bonus, subject to reduction if necessary to avoid payment of excise taxes, rather than the two times base salary and bonus provided for under the Severance Plan. After the nineteenth full calendar month following the effective time of the merger, the foregoing special provisions provided for Mr. Lynch's participation letter shall expire and he will be entitled to the rights and benefits provided generally under the Severance Plan.

     The Termination Agreement between Summit and Mr. Lynch will provide that if any person or entity takes certain steps designed to effect a "Change in Control", as defined in the Termination Agreement, of Summit, Mr. Lynch will not voluntarily leave the employ of Summit, except during the nineteenth month window period described in the paragraph above or upon his normal retirement date, and will continue to perform his regular duties and services for Summit until the person or entity has abandoned or terminated efforts to effect a Change in Control or until a Change in Control has occurred. The Termination Agreement will provide that if, within three years after a Change in Control of Summit, Mr. Lynch's employment with Summit or Summit Bank is terminated by Summit, other than for Cause, as defined in the Termination Agreement, his death occurring more than 13 months after the Change in Control, disability or retirement, or by Mr. Lynch for "Good Reason", as defined in the Termination Agreement, Mr. Lynch will be entitled to receive:

     o a lump sum cash payment equal to the difference between (1) the sum of three times his base salary at the highest rate in effect during the twelve-month period preceding the notice of termination, plus three times the highest annual cash bonus earned by him during the three preceding fiscal years, and (2) the aggregate lump sum cash amounts relating to base salary and bonus payable to him under the Severance Plan in the event of the termination of his employment; and

     o upon retirement an amount of total retirement benefits equal to that which he would have received from defined benefit retirement plans of Summit, if his employment had continued for ten years beyond the termination date or until his normal retirement date, if earlier.

     Mr. Lynch will also be entitled to remain an active participant in most employee benefit plans of Summit for a period of 36 months after the date of termination. The Termination Agreement will further provide that if any payment or benefit received or to be received by Mr. Lynch pursuant to the Termination Agreement or any other plan, arrangement or agreement of Summit or Summit Bank would, in the opinion of independent tax counsel, be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Summit shall pay to him an amount that would restore him to the same after tax position as if the excise tax had not been imposed.

     To come within the terms of the Termination Agreement, the Change in Control of Summit must occur, or efforts designed to lead to a Change in Control of Summit must commence, before the earlier of (1) Mr. Lynch's death, disability or retirement or (2) October 15, 2002. The Termination Agreement will provide for automatic renewal on October 15, 2002 and each annual anniversary thereafter unless Mr. Lynch is no longer employed by Summit or a subsidiary of Summit on such date, Mr. Lynch has reached his normal retirement date or Summit has given twelve months notice that it will not extend the Termination Agreement.

     A "Change in Control" of Summit will be defined under the Termination Agreement to include, generally:

     o A change in control required to be reported under the federal securities laws;

     o The acquisition by any person of beneficial ownership of 25% or more of the combined voting power of Summit's outstanding securities then entitled to vote for the election of directors;

     o A change in the composition of majority membership of the Summit board of directors over any two-year period;

     o A change in ownership of Summit such that the Summit common stock becomes subject to delisting from the New York Stock Exchange;

     o The approval of the Summit board of directors of the sale of all or substantially all of the assets of Summit; or

     o The approval by the Summit board of directors of any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in the first four bullets above or that the shareholders of Summit own less than 65% of the combined voting power of the resulting entity.

     The definition of "Good Reason", under the Termination Agreement, will be substantially similar to the definition of Good Reason in the Severance Plan, but will also include a termination of employment by Mr. Lynch for any reason other than disability or normal retirement within 30 days of the first anniversary of an event constituting a Change in Control.

Prime Stock Option Plans

     As described under "THE MERGER -- Conversion of Prime Stock Options," Prime stock options outstanding at the effective time of the merger, whether or not then currently exercisable, will be automatically converted into Summit stock options, subject to the terms of the Prime option plan and grant agreement governing the Prime stock options, including terms and provisions governing exercises. The number of shares covered by a converted option will be set by multiplying the number of shares covered by the Prime option by the exchange ratio. The exercise price per share of converted option will be equal to the aggregate exercise price that would have been payable upon exercise in full of the Prime option divided by the number of shares of Summit that may be acquired upon exercise of the converted option.

     The following table sets forth certain information relating to Prime options held by James J. Lynch, William H. Bromley and James E. Kelly, and all directors and executive officers of Prime as a group as follows:


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
     o the number of Prime options held by such persons;

     o the number of Prime options held by such persons that are currently exercisable;

     o the number of unexercisable Prime options held by such persons that will be converted into Summit options at the effective time of the merger;

     o the weighted average exercise price for currently exercisable Prime options;

     o the weighted average exercise price for unexercisable Prime options that will be converted into Summit options at the effective time of the merger; and

     o the aggregate net unrealized value of all Prime options based on the number of shares of Summit common stock covered by, and the exercise price of, the Summit options into which the Prime options are convertible and using the last sale price of a share of Summit common stock on May 21, 1999 of $42.25 as the market price for purposes of the calculation.

                                                                                  Weighted           Weighted
                                                                                   Average       Average Exercise     Aggregate
                                                                  Options      Exercise Price    Price of Options        Net
                                                   Options          Not          of Options             Not           Unrealized
                                      Options     Currently      Currently        Currently          Currently         Value of
                                        Held     Exercisable    Exercisable      Exercisable        Exercisable        Options
                                     ---------  -------------  -------------  ----------------  ------------------  -------------
James J. Lynch(1) .................   220,000      176,000         44,000          $ 8.64            $  8.64         $4,374,425
William H. Bromley ................    66,000       66,000             --           10.25                 --          1,205,738
James E. Kelly ....................    35,000       35,000             --           16.48                 --            421,281
Executive Officers and Directors as
a Group (5 persons total) .........   346,736      302,736         44,000            9.90               8.64         $6,510,362

------------
(1) Mr. Lynch's employment agreement provided that any options which were not currently exercisable would become so upon a "change in control" of Prime. His employment agreement has been amended to provide that the merger with Summit will not cause his remaining options to become exercisable immediately. However, the remaining options will become exercisable upon a subsequent "change in control" of Summit or upon Mr. Lynch's termination of employment for any reason.

Stay Bonuses

     The merger agreement permits Prime, after the closing date of the merger, to pay "stay bonuses" of up to $325,000 in the aggregate to employees of Prime designated by Prime's board of directors, after consultation with Summit, who continue to be employees of Prime on such payment date and who execute a release of claims against Summit and its affiliates.

Incentive Plan Payments

     The merger agreement authorizes Prime to pay Prime employees up to $720,000 in incentive compensation and bonuses under the Prime Key Executive Incentive Plan for services rendered in 1999, provided that required performance goals are satisfied.

Severance Pay Provision

     The merger agreement provides that, under some circumstances, an employee of Prime or a subsidiary of Prime at the effective time of the merger who is not a party to an employment, change of control, termination, severance or similar agreement and whose employment is terminated by Summit, other than for cause, within twelve months of the effective time of the merger may be entitled to receive a severance payment upon signing a release. This severance payment would be equal to the greater of (1) eight times the employee's gross weekly salary or
(2) the product of such employee's gross weekly salary multiplied by two times the number of full years of service completed by such employee prior to the termination of employment.

Other Interests

     Mr. Fred Blume, a director of Prime, is a partner in the law firm of Blank Rome Comisky & McCauley LLP which has performed legal services for Prime in connection with the merger. Blank Rome Comisky & McCauley LLP also performs legal services for subsidiaries of Summit, from time to time.

     Mr. Arthur J. Kania, a director of Prime, owns 5,000 shares of Summit common stock and Mr. William J. Cunningham, also a director of Prime, owns 1,000 shares of Summit common stock. Mr. James E. Kelley, Executive Vice President and Chief Financial Officer of Prime, owns 451 shares of Summit common stock.

The Merger Agreement

     The following discussion highlights selected information from the merger agreement but may not contain all of the information that is important to you. To understand the merger agreement fully you should read carefully the entire document which is included as Appendix A hereto.

Amendment

     Prime and Summit may jointly amend the merger agreement at any time. However, after the special meeting, no amendment may reduce the amount, or change the form, of consideration to be received by Prime shareholders unless the modification is submitted to a vote of Prime shareholders.

Prime Covenants

     Pursuant to the merger agreement, Prime has agreed, among other things, that, until the effective time of the merger or termination of the merger agreement, Prime will advise Summit of any material adverse change in Prime's business and of certain other circumstances, and the business of Prime and its subsidiaries will be carried on substantially in the same manner as prior to the execution of the merger agreement. Furthermore, until the effective time of the merger or termination of the merger agreement, without the prior written consent of Summit, Prime will not declare or pay any dividend other than a quarterly cash dividend at a rate up to $.11 per share, which amount may be increased to $.13 per quarter if the effective time of the merger has not occurred by November 30, 1999, and will refrain from taking some other actions, including certain actions relating to changes in its capital stock, the incurrence of liabilities, the making of certain expenditures, the relinquishment of certain rights, the amendment of its Articles of Incorporation and Bylaws and the issuance of capital stock.

     In order to ensure that Prime shareholders would be paid no more than one dividend in each calendar quarter between the date of the merger agreement and the effective time of the merger, Prime agreed in the merger agreement to coordinate with Summit the declaration of any dividends and the setting of any dividend record or payment dates.

     Prime also has agreed that, until termination of the merger agreement or the effective time of the merger, neither Prime nor any of its subsidiaries nor any of the officers or directors of Prime or its subsidiaries shall, and Prime shall direct and use its best efforts to cause its employees, agents, affiliates and representatives (including investment bankers, brokers, financial or investment advisors, attorneys or accountants retained by Prime or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals or offers with respect to, or engage in any negotiations or discussions with any person or provide any nonpublic information or authorize or enter into any agreement or agreement in principle concerning, or recommend, endorse or otherwise facilitate any effort or attempt to induce or implement any Acquisition Proposal. The merger agreement defines "Acquisition Proposal" as any offer, including an exchange offer or tender offer, or proposal concerning a merger, consolidation, business combination or takeover transaction involving Prime or any of its subsidiaries, or the acquisition of any assets (other than those permitted under the merger agreement) or any securities of Prime or any of its subsidiaries. Further, Prime agreed to immediately cease any activities, discussions, or negotiations with respect to the foregoing. In addition, Prime has agreed to notify Summit, by telephone call to its chief executive officer or general counsel, promptly upon receipt of any inquiry with respect to an Acquisition Proposal with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of Prime or any of its subsidiaries or assets by another party and to deliver as soon as possible by facsimile transmission to that Summit officer a copy of any document relating thereto promptly after any such document is received by Prime.

     The merger agreement obligates Prime to disclose to Summit information regarding environmental conditions affecting (1) any property now or previously owned, occupied, leased or held or managed in a representative or fiduciary capacity, (2) any property or facility of which Prime has at any time participated in the management or may be deemed to be or to have been an owner or operator, and (3) any real property in which Prime holds a security interest in an amount greater than $50,000. The merger agreement provides Summit with certain environmental investigative rights prior to the effective time of the merger with respect to real property owned, leased or operated by Prime on or after the date of the merger agreement.

Summit Covenants

     Pursuant to the merger agreement, Summit has agreed, among other things, that, until the effective time of the merger or termination of the merger agreement, Summit will advise Prime of any material adverse change in Summit's business and certain other circumstances.

Conditions to the Merger; Termination

     The obligations of both parties to consummate the merger are subject to the satisfaction of certain conditions including:

     o Approval of the merger agreement by the requisite vote of the shareholders of Prime;

     o Receipt of all required regulatory approvals by Summit and Prime without restrictions or limitations, that, in the reasonable opinion of Summit, would materially adversely affect the financial condition of Summit following the consummation of the merger, and the expiration of any waiting periods required by such approvals;

     o Continued effectiveness of the registration statement on Form S-4 filed by Summit with the Securities and Exchange Commission for the purpose of registering the shares of Summit common stock that Summit will issue in the merger;

     o The receipt by Summit and Prime of an opinion from Thompson Coburn as to certain federal income tax consequences of the merger;

     o The New York Stock Exchange's indication that the shares of Summit common stock to be issued in the merger will be listed on the New York Stock Exchange, subject to official notice of issuance;

     o The absence of material litigation;

     o The absence of regulatory agreements relating to the parties;

     o The delivery of officers' certificates by Prime and Summit; and

     o Other customary conditions described in the merger agreement.

Any of these conditions may be waived by the party for whose benefit the condition was included. However, the merger will not be consummated without the receipt of the requisite shareholder and regulatory approvals.

     Either party may terminate the merger agreement if:

     o Prime shareholders, in a vote on the merger agreement at the special meeting, fail to approve the merger agreement by the requisite vote;

     o The other party materially breaches a warranty, representation or covenant and such breach is not cured or capable of being cured within 30 days of the giving of written notice thereof, provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement;

     o On the designated closing date of the merger all the conditions precedent to one party's obligations to close are not met due to the other party's material breach; or

     o The merger closing is not consummated on or before the later of (1) January 3, 2000; provided, however, that a party does not have the termination right described by this clause if the failure to close by January 3, 2000 is due to its material breach or its failure to fulfill a condition to the completion of the merger, or, (2) the Scheduled Date, if the last required event for setting the Scheduled Date has occurred on or before January 3, 2000.

     In addition, the parties may terminate the merger agreement at any time by mutual agreement. Summit's board of directors may terminate the merger agreement if Prime's board of directors modifies its recommendation of the merger agreement or withdraws its recommendation, or if the cost of taking necessary remedial and other corrective actions and measures associated with certain environmental matters exceeds $3,000,000 in the aggregate, or that cost is unascertainable but cannot be reasonably estimated to be less than $3,000,000.

     The merger agreement provides that Prime's board of directors may terminate the merger agreement if both of the following circumstances exist:

     o The average of the closing prices of Summit common stock on the New York Stock Exchange Composite Transactions List for the ten consecutive full trading days ending on the Determination Date, as defined below, (the "Summit Price") is less than $32.68125, and

     o The amount obtained by dividing the Summit Price by $39.375 is more than 17% less than the amount obtained by dividing the Determination Date Index Price by the Starting Date Index Price, as such terms are defined below.

     In order to terminate the merger agreement pursuant to this provision, Prime must give notice to Summit by 11:59 P.M. on the third business day following the Determination Date. For purposes of this Prime right of termination, the terms referenced above are defined as follows:

   "Determination Date" means the later of the dates that the merger is approved by the Federal Reserve Board or the PDOB.

   "Index Group" means 16 bank holding companies designated in the merger agreement, the common stocks of all of which must be publicly traded and as to which there has not been made, since February 17, 1999 and prior to the Determination Date, a public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. Any such company or companies which does not satisfy any of the foregoing requirements shall be removed from the Index Group. Appropriate adjustments shall be made for stock splits, stock dividends or similar transactions occurring between February 17, 1999 and the Determination Date.

   "Determination Date Index Price" means the average of the closing prices of the common stock of the companies comprising the Index Group on the New York Stock Exchange Composite Transactions List for the 10 consecutive full trading days ending on the Determination Date.

   "Starting Date Index Price" means the average of the closing prices of the common stock of the companies comprising the Index Group on the New York Stock Exchange Composite Transactions List on February 17, 1999.

     The "Determination Date" was June 16, 1999 and the Prime board of directors did not become entitled to exercise this termination right.

Expenses

     If (1) either party terminates the merger agreement because the other party has materially breached a warranty, representation or covenant or because the other party has not met its conditions of closing, or (2) Summit terminates because Prime's board of directors modifies its recommendation of the merger agreement or withdraws its recommendation, or because of the environmental contingency referred to above, then the terminating party shall be reimbursed by the defaulting party for the terminating party's out-of-pocket expenses reasonably incurred in connection with the merger agreement, including counsel fees, printing fees and filing fees, but excluding any brokers', finders' or investment bankers' fees. If the merger agreement is terminated by either party other than under circumstances described in the immediately preceding sentence, each party is mutually released and discharged from liability to the other party or to any third party thereunder, and no party is liable to any other party for any costs or expenses incurred in connection with the merger agreement, except that each party is responsible for one-half of the expenses incurred in connection with the printing of this Proxy Statement-Prospectus and the Registration Statement and the filing fees with the Securities and Exchange Commission, the Federal Reserve Board, the Pennsylvania Department of Banking and the New York Stock Exchange. Each party has agreed to indemnify the other for claims for brokerage commissions and finders' fees.

Dissenters Rights

     Any Prime shareholder who objects to the merger has the right to be paid the fair value of all shares of Prime common stock owned by the shareholder in accordance with the provisions of Section 1930(a) and Subchapter 15D -- Sections 1571 through 1580 -- of the PBCL. A copy of these sections of the PBCL is set forth in Appendix D to this Proxy Statement-Prospectus and you are encouraged to read them carefully. Prime will not give any other notice of the specific requirements of Subchapter 15D other than the notices described in this Proxy Statement-Prospectus and as required by the PBCL. The discussion in this section is not a complete statement of Pennsylvania law relating to dissenters rights. This discussion and Appendix D should be reviewed carefully by any Prime shareholder who wishes to exercise dissenters rights, or who wishes to reserve the right to do so. Failure to comply with the procedures set forth in the appropriate provisions of Subchapter 15D will result in the loss of dissenters rights.

     If you own shares in "street name" or in a brokerage account and you want to exercise dissenters rights, you must have the record holder of your shares take action to exercise dissenters rights on your behalf or consent in writing to your exercise of dissenters rights. A holder of record of Prime common stock may assert dissenters rights as to fewer than all of the shares of Prime common stock registered in its name only if it dissents with respect to all the Prime common stock beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf the record holder dissents. In that event, the record holder's rights shall be determined as if the shares as to which it has dissented and its other shares were registered in different names. A beneficial owner of Prime common stock, who is not also the record holder of shares, may assert dissenters rights with respect to shares held on the beneficial owner's behalf, and shall be treated as a dissenting shareholder under the terms of Subchapter 15D, if the beneficial owner submits to Prime not later than the time of filing the beneficial owner's Notice of Intention to Dissent, as described below, a written consent of the record holder.

     If you intend to exercise dissenters rights, you must dissent with respect to all of the shares of Prime common stock that you beneficially own, whether or not any shares are registered in your name. You may not dissent with respect to some but not all shares that you own.

     Holders of Prime common stock who follow the procedures of Subchapter 15D will be entitled to receive from Prime the fair value of their Prime common stock calculated as of the time immediately before the effective time of the merger. This valuation will take into account all relevant factors, excluding any appreciation or depreciation in anticipation of the completion of the merger agreement. If you want to exercise dissenters rights you must comply strictly with the procedures described in this section and in Appendix D to preserve your rights.

     If you wish to exercise dissenters rights, you must file a written notice of intention to dissent and demand the fair value of your Prime common stock if the merger is completed.

     o You must file the Notice of Intention to Dissent with the Corporate Secretary of Prime prior to the vote by shareholders on the merger agreement;

     o You may not make any change in your beneficial ownership of Prime common stock from the date you file the Notice of Intention to Dissent until the effective time of the merger; and

     o You must refrain from voting your Prime common stock FOR the adoption of the merger agreement.

Neither a proxy nor a vote AGAINST the merger agreement will constitute the giving of the Notice of Intention to Dissent. A proxy or a vote FOR the merger agreement will cause you to lose your dissenters rights under Subchapter 15D.

     If the merger agreement is approved by the required vote of Prime's shareholders, Prime will mail a Notice of Approval to all dissenters who filed a Notice of Intention to Dissent prior to the vote on the merger agreement and who refrained from voting for the approval of the merger agreement. Prime expects to mail the Notice of Approval promptly after the effective time of the merger. The Notice of Approval will state where and the deadline by which a dissenting shareholder must send a demand for payment and certificates for

Prime common stock in order to obtain payment. Prime will supply a copy of Subchapter 15D and a form for demanding payment which will include a request for certification of the date on which the record holder, or the person on whose behalf the record holder dissents, acquired beneficial ownership of Prime common stock. Dissenters must ensure that the demand form and their certificates for Prime common stock are received by Prime on or before the deadline. All mailings to Prime are at the risk of the dissenting shareholder. Accordingly, if you desire to dissent, Prime recommends that the Notice of Intention to Dissent, the demand form and your stock certificates be sent by certified mail.

     Any shareholder who fails to file a Notice of Intention to Dissent, fails to complete and return the demand form, or fails to deposit stock certificates where directed, each within the time periods prescribed, will lose his or her dissenters rights under Subchapter 15D. A dissenter will retain all rights of a shareholder, or beneficial owner, as the case may be, of Prime until those rights are modified by completion of the merger.

     Once Prime receives a completed demand form in a timely fashion, it must either

     o send to dissenters who have returned the Notice of Intention to Dissent and the completed demand form and have deposited their certificates, each in a timely fashion, payment in the amount Prime estimates to be the fair value for their shares, or

     o give written notice that no such payment will be made.

     Prime will determine whether to make payment or to defer payment for the shares until completion of the necessary appraisal proceedings, after giving due consideration to the number of shares, if any, with respect to which shareholders have dissented and any objections that may be raised as to the standing of the dissenting shareholders. The payment or notice will be accompanied by:

     o The closing balance sheet and statement of income of Prime for the fiscal year ended December 31, 1998, together with the latest available interim financial statements;

     o A statement of Prime's estimate of the fair value of the Prime common stock; and

     o A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of Subchapter 15D.

     If Prime does not pay the amount of its estimate of the fair value of the Prime common stock, it will return any certificates that have been deposited, and may make a notation on the certificates that a demand for payment in accordance with Subchapter 15D has been made. If shares carrying this notation are subsequently transferred, each new certificate will bear a similar notation, together with the name of the original dissenting shareholder. A transferee of these shares will not acquire any rights in Prime other than those which the original dissenter had after making demand for payment of their fair value.

     If the dissenter believes that the amount paid or stated is less than the fair value of the shares he or she owns, the dissenter may send to the Corporate Secretary of Prime the dissenting shareholder's own estimate of the fair value of the shares. This notice will be deemed a demand for payment of the amount of the deficiency. If a dissenter does not file his own estimate within 30 days after the mailing by Prime of its payment or notice, the dissenter will not be entitled to any more than the amount stated in the notice or paid to the dissenter by Prime.

     If within 60 days after the effective time of the merger or after the timely receipt by Prime of any demand form or shareholders estimate, whichever is latest, any demands for payment remain unsettled, Prime may file in the Court of Common Pleas of Philadelphia County, Pennsylvania an application for relief requesting that the fair value of the shares be determined by the court in an appraisal proceeding. There is no assurance that Prime will file this application. All dissenters, wherever residing, whose demands have not been settled will be made parties to any appraisal proceeding commenced by Prime. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. Each dissenter who is made a party will be entitled to recover the amount by which the fair value of his or her shares is found to exceed the amount, if any, previously paid, plus interest. If Prime fails to file an application for relief, any dissenter who has made a demand and who has not already settled his or her claim against Prime may do so in the name of Prime at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid Prime's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously paid.

     The cost and expenses of the court proceedings, including the reasonable compensation and expenses of the appraiser appointed by the court, will be determined by the court and assessed against Prime, except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment the court finds to be dilatory, arbitrary or in bad faith. Fees and expenses of counsel and of experts of the respective parties may be assessed as the court deems appropriate against Prime, and in favor of any or all dissenters, if Prime fails to comply substantially with the requirements of Subchapter 15D. These fees and expenses may be assessed against either Prime or a dissenter, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory or arbitrary manner. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against Prime, it may award that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

     Under the PBCL, as a shareholder of Prime, you have no right to obtain, in the absence of fraud or fundamental unfairness, an injunction against the merger, nor any right to valuation and payment of the fair value of your shares because of the merger, except to the extent provided by the dissenters rights provisions of Subchapter 15D. The PBCL also provides that absent fraud or fundamental unfairness, the rights and remedies provided by Subchapter 15D are exclusive. This Proxy Statement-Prospectus constitutes the notice of a proposed corporate action which would give rise to dissenters rights as required under PBCL Section 1571(d).

     Any Prime shareholder who properly exercises dissenters rights will recognize taxable gain or loss for federal income tax purposes upon receipt of the cash payment in an amount equal to the difference between the amount of cash received and his or her adjusted tax basis in the Prime common stock.

New York Stock Exchange Listing

     Summit has agreed in the merger agreement to use its best efforts to cause the shares of Summit common stock to be issued to Prime shareholders in the merger to be listed on the New York Stock Exchange. The New York Stock Exchange's indication that the necessary shares of Summit common stock are to be listed on the New York Stock Exchange, subject to official notice of issuance, is a condition to the completion of the merger.

Accounting Treatment

     Summit expects to account for the merger under the purchase method of accounting. Under the purchase method of accounting, the amount by which the purchase price paid by Summit exceeds the fair value of the net assets acquired will be treated as goodwill. Intangible assets, including goodwill, recorded in the transaction will be amortized over a period not to exceed 20 years.

Certain Federal Income Tax Consequences of the Merger

     The following discussion is based upon an opinion of Thompson Coburn, special counsel to Summit, and except as otherwise indicated, reflects Thompson Coburn's opinion. The discussion is a summary of the material United States federal income tax consequences of the merger to Prime shareholders and is not a complete analysis or listing of all potential tax considerations or consequences relevant to a decision whether to vote for the approval of the merger agreement. The discussion does not address all aspects of federal income taxation that may be applicable to Prime shareholders in light of their status or personal investment circumstances, nor does it address the federal income tax consequences of the merger that are applicable to Prime shareholders subject to special federal income tax treatment including, without limitation, foreign persons, insurance companies, tax-exempt entities, retirement plans, dealers in securities, persons who acquired their Prime common stock pursuant to the exercise of employee stock options or otherwise as compensation, and persons who hold their Prime common stock as part of a "straddle," "hedge" or "conversion transaction." In addition, the discussion does not address the effect of any applicable state, local or foreign tax laws, or the effect of any federal tax laws other than those pertaining to the federal income tax.

As a result, you are urged to consult with your own tax advisor to determine the specific tax consequences of the merger to you. The discussion assumes that shares of Prime common stock are held as capital assets (within the meaning of Section 1221 of the Internal Revenue Code) at the effective time of the merger.

     Prime and Summit have received an opinion from Thompson Coburn, to the effect that, assuming the merger occurs in accordance with the merger agreement, the merger will constitute a "reorganization" for federal income tax purposes under Section 368(a)(1) of the Internal Revenue Code, with the following federal income tax consequences:

     o You will recognize no gain or loss as a result of the exchange of your Prime common stock solely for shares of Summit common stock pursuant to the merger, except with respect to cash received in lieu of fractional shares, if any, as discussed below.

     o The aggregate adjusted tax basis of the shares of Summit common stock you receive in the merger, including any fractional share of Summit common stock deemed to be received, as described in bullet 4 below, will be equal to the aggregate adjusted tax basis of the shares of Prime common stock surrendered.

     o The holding period of the shares of Summit common stock you receive in the merger, including any fractional share of Summit common stock deemed to be received, as described in bullet 4 below, will include the holding period of the shares of Prime common stock surrendered.

     o If you receive cash in lieu of a fractional share of Summit common stock, you will be treated as if the fractional share had been received and then redeemed by Summit in return for the amount of cash that your received. You will recognize capital gain or loss equal to the difference between the amount of cash received and the portion of your adjusted tax basis in the shares of Summit common stock allocable to the fractional share.

     o No gain or loss will be recognized by Prime upon the transfer of its assets to First Valley solely in exchange for Summit common stock and the assumption by First Valley of the liabilities of Prime.

     o No gain or loss will be recognized by Summit or First Valley on the receipt by First Valley of the assets of Prime solely in exchange for Summit common stock and the assumption by First Valley of the liabilities of Prime.

     In addition, Prime has received an opinion from Stradley, Ronon, Stevens & Young, LLP for the benefit of the shareholders of Prime, subject to the limitations set forth in the first paragraph of this section, to the effect that, assuming the merger occurs in accordance with the merger agreement, the merger will have the federal income tax consequences described in the first four bullet points above in the discussion of the summary of the Thompson Coburn opinion.

     The opinions of Thompson Coburn and Stradley, Ronon, Stevens & Young, LLP are subject to the conditions and customary assumptions that are stated in the opinions, and rely upon various representations made by Summit and Prime. If any of these representations or assumptions is inaccurate, the tax consequences of the merger could differ from those described in this section. The opinions of Thompson Coburn and Stradley, Ronon, Stevens & Young, LLP are also based upon the Internal Revenue Code, regulations proposed or promulgated thereunder, judicial precedent, and current administrative rulings and practice, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences discussed in this section. The receipt of the opinions of Thompson Coburn and Stradley, Ronon, Stevens & Young, LLP again as of the closing date of the merger are a condition to the completion of the merger. An opinion of counsel, unlike a private letter ruling from the Internal Revenue Service, has no binding effect. The Internal Revenue Service could take a position contrary to the opinions of Thompson Coburn and Stradley, Ronon, Stevens & Young, LLP and, if the matter were litigated, a court may reach a decision contrary to the opinions. Neither Summit nor Prime has requested an advance ruling as to the federal income tax consequences of the merger, and the Internal Revenue Service is not expected to issue such a ruling.

     The foregoing is a summary of the material federal income tax consequences of the merger to certain Prime shareholders and does not take into account the particular facts and circumstances of each Prime shareholder's tax status and attributes. As a result, the federal income tax consequences addressed in this discussion may not apply to you. Accordingly, you should consult with your own tax advisor regarding the specific tax consequences of the merger, including the application and effect of federal, state, local and other tax laws and the possible effects of changes in federal and other tax laws.

Resale of Summit Common

     The shares of Summit common stock into which your shares of Prime common stock are converted at the effective time of the merger will be freely transferable under the Securities Act of 1933 as amended, unless you are deemed to be an "affiliate" of Prime for purposes of Rule 145 under the Securities Act as of the date of the special meeting. Affiliates of Prime may not sell their shares of Summit common stock acquired in connection with the merger except pursuant to an effective registration statement under the Securities Act covering the resale of those shares, or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of Prime generally include individuals or entities that control, are controlled by or are under common control with Prime and may include executive officers and directors of Prime as well as principal shareholders of Prime.

     Prime agreed in the merger agreement to use its best efforts to cause each director, executive officer and other person deemed in the opinion of Prime's counsel to be affiliates of Prime to enter into an agreement with Summit providing that such persons agree to be bound by the restrictions of Rule 145.

Differences in Shareholders' Rights

     The rights of Prime shareholders, which are determined by the PBCL and Prime's Articles of Incorporation and Bylaws, differ from the rights of Summit shareholders, which are determined by New Jersey corporation law and Summit's Restated Certificate of Incorporation and By-Laws. Some of the differences in shareholders' rights are attributable to differences between the corporation law of Pennsylvania, the state of Prime's incorporation, and the corporation law of New Jersey, the state of Summit's incorporation. The remaining differences in shareholders' rights are attributable to differences between Prime's Articles of Incorporation and Bylaws and Summit's Restated Certificate of Incorporation and By-Laws.

     Some of the rights of Prime shareholders described below which are provided by Pennsylvania corporation law or contained in Prime's Articles of Incorporation or Bylaws and which are not provided by New Jersey corporation law or contained in Summit's Restated Certificate of Incorporation or By-Laws may be deemed to have an anti-takeover effect and will not be available to Prime shareholders when they become Summit shareholders after the effective time of the merger. However, some rights provided for by New Jersey corporation law or Summit's Restated Certificate of Incorporation or By-Laws also may be deemed to have an anti-takeover effect and will be applicable to Prime shareholders only after becoming Summit shareholders after the effective time of the merger. The following is a summary discussion of the most significant differences in shareholders' rights. This summary is qualified in its entirety by reference to the corporation laws of Pennsylvania and New Jersey and the governing documents of Prime and Summit referred to above.

Comparison of Certificate or Articles of Incorporation and By-Laws

Classified Board and Related Provisions

     Prime. Prime's Articles of Incorporation and Bylaws provide that Prime's board of directors shall consist of not less than seven nor more than fifteen directors and divides Prime's board of directors into three classes, with each class serving a term of three years. Directors are elected by receiving the highest number of votes cast, even if not a majority. Presently there are twelve directors of Prime. Holders of Prime common stock may not cumulate their votes in elections of directors.

     Summit. Summit's Restated Certificate of Incorporation provides that Summit's board of directors shall consist of not less than five and not more than forty persons and divides Summit's board of directors into three classes, with each class of directors serving a staggered term of three years. Each class of directors must consist, as nearly as possible, of one third of the number of directors constituting the entire Summit board of

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

directors. Directors are elected by receiving the highest number of votes cast by shares entitled to vote, even if not a majority. Presently there are seven directors in Class I, six directors in Class II and five directors in Class III. Holders of Summit common stock may not cumulate their votes in elections of directors.

     Summit's Restated Certificate of Incorporation further requires that resolutions increasing the number of directors be approved by 80% of either directors holding office or shares of capital stock of Summit entitled to vote generally in the election of directors, voting as a single class.

     Summit's Restated Certificate of Incorporation also provides that the affirmative vote of the holders of 80% or more of the combined voting shares of Summit, voting as a single class, is required to amend, repeal or take any action inconsistent with the classified board of directors or the requirement for an 80% affirmative vote to approve any increase in the number of directors. The effect of the classified board and related provisions is to make it difficult for persons other than those negotiating directly with Summit's board of directors to acquire seats on Summit's board of directors and obtain control of Summit.

Meetings and Consents

     Prime. Prime's Articles of Incorporation provide that a special meeting of shareholders may be called only by the President, the Chairman of the Board, or a majority of Prime's board of directors. Prime's Articles of Incorporation and Bylaws do not authorize shareholder action by partial written consent and the PBCL prohibits shareholder action by partial written consent without express authorization in the Bylaws. Prime's Articles of Incorporation and Bylaws do not prohibit action by unanimous consent and therefore such actions are permitted under Pennsylvania law.

     Summit. Under Summit's By-Laws, except as otherwise provided by law, special meetings may be called only by the Chairman, Vice Chairman, President or majority of the entire Summit board of directors. Summit's Restated Certificate of Incorporation requires that, subject to the rights of holders of any series of Summit's preferred stock or other class or series of stock having preference over the Summit common stock as to dividends or upon liquidation, all actions by the shareholders of Summit must be taken exclusively at a duly called annual or special meeting of Summit's shareholders or by the unanimous, but not less than unanimous, written consent of the shareholders. An additional provision in Summit's Restated Certificate of Incorporation provides that the affirmative vote of the holders of 80% or more of the combined voting shares of Summit, voting as a single class, is required to amend, alter, repeal or take any action inconsistent with this requirement. Under Summit's By-Laws, except as otherwise required by law or Summit's Restated Certificate of Incorporation, all actions by shareholders must be taken at a meeting unless the board of directors determines that such action shall be taken by written consent.

Summit Shareholder Rights Plans

     Summit. Summit has in effect a shareholder rights plan which provides that holders of shares of Summit common stock possess one preferred stock purchase right for each share of Summit common stock held by them. Each preferred stock purchase right entitles the holder to buy, as of the close of business on the tenth day following the occurrence of certain takeover-related events, one one hundred-fiftieth of a share of a new series of preferred stock, designated the Series R preferred stock, at $60 per one one hundred-fiftieth share. Each full share of the Series R preferred stock has rights per share equal to 150 times the rights of Summit common stock with respect to voting, dividends and distributions upon liquidation or merger, and entitles the holder to an additional preferential dividend.

     Upon the occurrence of certain events, holders of the preferred stock purchase rights become entitled to purchase either shares of the Series R preferred stock, if not already purchased, or a number of shares of the "acquiring person" equal in market value to twice the exercise price of the preferred stock purchase right. Summit's board of directors has the power to redeem the preferred stock purchase rights at any time but, after the preferred stock purchase rights become exercisable, it may do so only upon the majority vote of non-management directors in connection with a business combination it has approved.

     The provisions contained in Summit's Restated Certificate of Incorporation relating to the Series R preferred stock may not be amended in a manner which adversely affects the holders of Series R preferred stock without the affirmative vote of the holders of two-thirds of the outstanding shares of Series R preferred stock.

     The existing shareholder rights plan will expire on August 16, 1999, and will be replaced at that time with a new shareholder rights plan. The new shareholder rights plan provides that the holders of shares of Summit common stock will possess one new preferred stock purchase right for each share of Summit common

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

stock held by them. Each new preferred stock purchase right entitles the holder to buy, as of the close of business on the tenth day following the occurrence of specified takeover-related events, one one-hundredth of a share of a new series of preferred stock, designated the Series S preferred stock, at $164 per one one-hundredth share. Each full share of the Series S preferred stock has rights per share equal to 100 times the rights of Summit common stock with respect to voting, dividends and distributions upon liquidation or merger, and entitles the holder to an additional preferential dividend.

     Upon the occurrence of certain events, holders of the new preferred stock purchase rights become entitled to purchase either shares of the Series S preferred stock or, if the right was not previously exercised, a number of shares of the "Acquiring Person" equal in market value to approximately twice the exercise price of the new preferred stock purchase right. Summit's board of directors has the power to redeem the new preferred stock purchase rights at any time prior to the close of business on the tenth day after a public announcement that a person or group has acquired "beneficial ownership" of 15% or more of Summit's voting stock, upon the majority vote of the board of directors.

     The combination of prohibitive dilution of the acquiring person's share value and the power of Summit's board of directors to redeem the preferred stock purchase rights is intended to encourage potential acquiring persons to negotiate with Summit's board of directors with respect to the terms of any acquisition or business combination and to the extent possible, discourage or defeat partial or two-tiered acquisition proposals. For a further description of Summit's shareholder rights plans, see "DESCRIPTION OF SUMMIT CAPITAL STOCK--Shareholder Rights Plans."

     Prime. Prime has not adopted a shareholders rights plan.

Nominations to the Board, Shareholder Proposals and Conduct of Meeting

     Prime. Prime's Bylaws provide that any shareholder wishing to nominate a candidate for election to Prime's board of directors or to bring any other business before a meeting of shareholders must give written notice of the nomination or item of business delivered to Prime at its executive offices not less than 30 days nor more than 90 days prior to the meeting. However, if less than 40 days notice or prior public disclosure of the meeting is given or made to shareholders, the notice from the shareholder, to be timely, must be received no later than the 10th day following Prime's notice or public disclosure.

     Summit. Summit's By-Laws contain provisions that empower Summit's board of directors to adopt rules, regulations and procedures governing meetings of Summit shareholders and empower the chairman of a meeting of Summit shareholders, subject to the rules and regulations adopted by Summit's board of directors, to adopt rules, regulations and procedures and to take actions that the chairman deems necessary, appropriate or convenient for the proper conduct of a shareholder meeting. Summit's By-Laws also contain provisions that

     o establish rules governing nominations for director and shareholder proposals made at meetings of shareholders and, in general, authorize the chairman of an annual meeting to determine whether nominations and shareholder proposals have been made at least 80 days in advance of the anniversary of the preceding year's annual meeting or otherwise comply with the requirements of the By-Laws, and

     o establish rules governing nominations for directors made at special meetings of shareholders and authorize the chairman of a special meeting to determine whether nominations have been made at least 70 days prior to the special meeting or the 10th day following the day on which public announcement of the special meeting is first made or otherwise comply with the requirements of the By-Laws.

Vote Required for Charter and By-Law Amendments

     Prime. Prime's Articles of Incorporation may be amended only as proposed by the board of directors, upon the affirmative vote of a majority of the votes cast by the shareholders entitled to vote at a duly called meeting. However, certain amendments require more than a majority vote. These include the following:

     o amendments to Article 7 of Prime's Articles of Incorporation, relating to approval of acquisitions of control and offers to acquire control, may only be made by the affirmative vote of at least two-thirds of the outstanding shares that are entitled to vote generally in the election of directors;


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     o amendments to Article 8 of Prime's Articles of Incorporation, relating to supermajority voting requirements applicable to certain business combinations, may only be made by the affirmative vote of shareholders holding at least 75% of outstanding shares at a duly called meeting;

     o amendments to Article 9, anti-greenmail provision, may only be made by the affirmative vote of the holders of at least a majority of the total number of outstanding shares that are entitled to vote generally in the election of directors; and

     o amendments to Article 11, relating to amending the Bylaws, may only be made by the affirmative vote of at least two-thirds of the votes cast by all shareholders at a duly called meeting.

     Prime's Bylaws may be amended at a meeting called for that purpose upon the affirmative vote of two-thirds of the directors then in office or two-thirds of the outstanding voting shares at a duly called meeting. Bylaws made by Prime's board of directors may be changed by vote of Prime's shareholders.

     Summit. As discussed above, Summit's Restated Certificate of Incorporation requires that certain provisions relating to increases in the number of directors, which number may also be increased by the board of directors, changes to the classified board provision and changes to the provision requiring that actions by shareholders be effected at an annual or special meeting or by unanimous written consent, receive the affirmative vote of holders of 80% of the combined voting shares of Summit, voting as a single class. Otherwise, pursuant to the New Jersey Business Corporation Act ("NJBCA"), Summit's Restated Certificate of Incorporation may be amended, in general, after board approval by the affirmative vote of a majority of the votes cast. Summit's By-Laws provide for amendments upon two-thirds vote of the board of directors. Under the NJBCA, by-laws made by a corporation's board may be altered or repealed and new by-laws made by the shareholders.

Supermajority Vote on Certain Transactions

     Prime. Prime's Articles of Incorporation prohibit the acquisition of control of Prime, which means the sole or shared acquisition of 10% or more of the voting power of Prime, unless the acquisition of control was approved by at least two-thirds of the then current directors or at least two-thirds of the outstanding voting securities of Prime. Furthermore, as long as Prime common stock continues to be traded on the Nasdaq or a national securities exchange, no offer to acquire sole or shared control of 10% or more of the voting power of Prime common stock may be made, unless it has received either the prior approval of at least two-thirds of the directors then in office or the prior approval of certain regulatory authorities.

     Prime's Articles of Incorporation also require that certain mergers, consolidations, asset transfers, transfers of voting securities of Prime or of any of its subsidiaries, proposals for liquidation or dissolution, or certain other transactions involving interested shareholders or their affiliates, i.e. a shareholder holding directly or indirectly more than 10% of the voting power of the outstanding Prime voting securities, will require both the affirmative vote of 75% of all eligible voting power and over half of the voting power excluding the interested shareholders of Prime, unless the transaction has received the affirmative vote of a majority of certain disinterested directors or the value of the consideration to be received by shareholders of Prime meets certain specified valuation tests. Prime's Articles of Incorporation also contain a prohibition against the payment of greenmail to shareholders.

     Summit. With the exception of a sale of all of Summit's property in the entirety, as described on page 45, Summit's Restated Certificate of Incorporation does not contain any supermajority voting provisions with respect to mergers or similar change of control transactions.

Removal of Directors
     Prime. Under Prime's Bylaws, except in the event of a court order or legal incompetency or imprisonment for a term of more than one year, any individual director may be removed only for cause by the affirmative vote of the holders of a majority of shares entitled to vote at a duly constituted meeting called for that purpose.

     Summit. Summit's Restated Certificate of Incorporation contains no specific provisions with respect to removal of directors, other than for directors elected by preferred shareholders. Under the NJBCA, with respect to a classified board, directors may be removed by shareholders for cause only, by the affirmative vote of the majority of votes cast by the holders entitled to vote on the removal question.

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Authorized Shares

     Prime. Prime's Articles of Incorporation authorize the issuance of 13,000,000 shares of common stock and 2,000,000 shares of preferred stock, par value $1.00 per share. Prime's board of directors has the power to set the rights, preferences, privileges and designations with respect to each class or series of preferred stock and to issue preferred stock without shareholder approval. As of March 31, 1999, there were 11,001,806 shares of Prime common stock outstanding and no shares of Prime preferred stock outstanding. Prime's shareholders do not have preemptive rights.

     Summit. Summit's Restated Certificate of Incorporation authorizes the issuance of 390,000,000 shares of common stock and 6,000,000 shares of preferred stock, no par value. As of March 31, 1999, there were approximately 172,692,000 shares of Summit common stock outstanding and 4,901,000 shares of Summit common stock held in treasury and 1,500,000 shares of Summit Series R preferred stock reserved for issuance under Summit's shareholder rights plan. Summit's Restated Certificate of Incorporation and the NJBCA authorize Summit's board of directors to amend Summit's Restated Certificate of Incorporation without shareholder concurrence to divide the authorized shares of preferred stock into series, to determine the designations and the number of shares of any series, and to determine the relative voting, dividend, conversion, redemption, liquidation and other rights, preferences and limitations of the authorized shares of preferred stock. Holders of Summit common stock do not have preemptive rights.

Indemnification; Limitation of Liability

     Prime. Article IX of Prime's Bylaws provides that Prime shall indemnify any person involved or threatened to be involved in any action, suit or proceeding by reason of being an officer, director, employee or agent of Prime against expenses, judgments, fines, penalties and amounts paid in settlement in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of Prime. Article IX of Prime's Bylaws also provides that the directors of Prime shall not be personally liable for monetary damages for any action taken or failure to take any action unless the director breached or failed to perform his or her fiduciary duties under Pennsylvania law and the breach or failure constituted self-dealing, willful misconduct or recklessness. The limitation of liability does not apply to liabilities for taxes or violation of any criminal statute.

     Summit. Summit's By-Laws provide that corporate agents, which term includes directors, officers and employees, of Summit shall be indemnified and held harmless by Summit to the fullest extent authorized by the laws of the State of New Jersey against expenses and liabilities arising in connection with actions performed by the corporate agent on behalf of Summit. Summit's By-Laws permit it to maintain insurance for corporate agents against liabilities and expenses. Summit's Restated Certificate of Incorporation limits the personal liability of a director or officer for damages for breach of any duty owed to Summit or its shareholders, except for liability for, breach of duty based upon an act or omission: (1) in breach of the person's duty of loyalty to Summit or its shareholders, (2) not in good faith or involving a knowing violation of the law, or (3) resulting in the receipt of an improper personal benefit.

Comparison of Corporation Laws

     Dissenters Rights in Merger or Consolidation. Under the NJBCA, unless a certificate of incorporation otherwise provides, a dissenting shareholder of a New Jersey corporation that is a party to a consolidation, or that is not the surviving corporation in a merger, or that is the surviving corporation in a merger requiring shareholder approval, has appraisal rights with respect to any shares other than (1) shares listed on a national securities exchange or held of record by not less that 1,000 holders, and (2) shares in exchange for which, pursuant to the plan of merger or consolidation, the shareholder will receive cash and/or securities which will be listed on a national securities exchange or held of record by not less than 1,000 holders. Summit's Restated Certificate of Incorporation contains nothing which provides otherwise.

     The PBCL provides dissenters rights of appraisal to shareholders of a Pennsylvania corporation, such as Prime, in the event of a merger or consolidation or similar transaction, except where the shares of the corporation being acquired are listed on a national securities exchange or held of record by more than 2,000 shareholders. This exception does not apply in situations where shares are not converted solely into shares of the acquiring or surviving corporation or solely into shares and cash in lieu of fractional shares. See "THE MERGER -- Dissenters Rights."

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     Dissenters Rights Relating to Disposition of Assets. Under the NJBCA,
unless the certificate of incorporation provides otherwise, a dissenting shareholder in a New Jersey corporation has appraisal rights in the case of any sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation not in the usual or regular course of business as conducted by the corporation except with respect to (1) shares listed on a national securities exchange or held of record by not less than 1,000 holders,
(2) a transaction pursuant to a plan of dissolution of the corporation which provides for the distribution of substantially all of its net assets to shareholders according to their interests within one year, where the transaction is wholly for cash and/or securities which will be listed on a national securities exchange or held of record by not less than 1,000 holders, or (3) a sale pursuant to court order. This rule does not apply to certain transfers of assets of a wholly owned subsidiary caused by its parent corporation. The Pennsylvania dissenters rights statute discussed in the preceding paragraph also applies in the event of the sale of substantially all of the assets of a corporation, other than sales in the usual course of business, certain liquidations or sales pursuant to a court order.

     Class Voting on Merger or Consolidation. Under the NJBCA, any class or series of shares shall be entitled to vote as a class if the plan of merger or consolidation contains any provisions that, if contained in a proposed charter amendment, would entitle the class or series to vote as a class on the amendment. The PBCL contains a similar provision on class voting on a plan of merger.

     Source of Dividends. Under the NJBCA, dividends may not be paid if, after giving effect to the dividend, either (1) the corporation would be unable to pay its debts as they become due in the ordinary course of its business or (2) the corporation's total assets would be less than its total liabilities. The PBCL permits the payment of dividends unless (1) the corporation would be unable to pay its debts as they become due in the ordinary course of business or (2) the total assets of the corporation would be less than the sum of its liabilities plus the amount that would be needed upon dissolution to pay the holders of shares having a liquidation preference.

     Shareholder Approval of Mergers and Consolidations. While shareholder approval of a merger or consolidation is generally required under both the NJBCA and the PBCL, the NJBCA provides that, unless otherwise provided in the corporation's certificate of incorporation, approval of the shareholders of a surviving corporation in a merger is not required if (1) the plan of merger does not make an amendment of the certificate of incorporation of the surviving corporation that would otherwise require shareholder approval, (2) the shares outstanding immediately before the effectiveness of the merger are not changed by the merger, and (3) the number of voting or participating shares outstanding after the merger, after giving effect to the merger, including shares issuable upon conversion of other securities or upon exercise of rights or warrants issued pursuant to the merger, will not exceed by more than 40% the number of voting and participating shares, as the case may be, of the surviving corporation outstanding immediately prior to the merger.

     Under both the NJBCA and PBCL, unless otherwise provided in the corporation's certificate or articles of incorporation, a merger requiring shareholder approval must be approved by the majority of the votes cast by shareholders entitled to vote on the merger.

     Under the PBCL, some transactions require the approval of the shareholders entitled to cast at least a majority of the votes which all shareholders other than an interested shareholder are entitled to cast with respect to the transaction without counting the votes of the interested shareholder, and certain affiliated and associated persons. This special voting rule applies to transactions where a shareholder:

     o of a registered corporation, such as Prime, is a party to a sale of assets transaction, share exchange, merger or consolidation involving the corporation or a subsidiary, or

     o is to receive a disproportionate amount of the shares or other securities of any corporation surviving or resulting from a plan of division, or

     o is to be treated differently in a corporate dissolution from other shareholders of the same class, or

     o is to have a materially increased percentage of voting or economic share interest in the corporation relative to substantially all other shareholders as a result of a reclassification.

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This additional shareholder approval is not required if the consideration to be received by the other shareholders in the transaction for shares of any class is not less than the highest amount paid by the interested shareholder in acquiring shares of the same class, or if the proposed transaction is approved by a majority of the board of directors other than certain directors affiliated or associated with, or nominated by, the interested shareholder.

     The NJBCA requires the approval of two-thirds of the voting stock of a corporation not beneficially owned by an "interested shareholder" for some business combinations between the corporation and the interested shareholder.

     Under the PBCL, an amendment to the articles of incorporation or plan of reclassification, merger, consolidation, exchange, asset transfer, division or conversion that provides mandatory special treatment for the shares of a class held by particular shareholders or groups of shareholders that differs materially from the treatment accorded other shareholders or groups of shareholders holding shares of the same class must be approved by each group of holders of any outstanding shares of a class who are to receive the same special treatment under the amendment or plan, voting as a special class in respect of the plan, regardless of any limitations stated in the articles or bylaws on the voting rights of any class or series. At the option of the corporation's board of directors, the approval of the special treatment by any affected group may be omitted, but in that event the holder of any outstanding shares of the special class denied those voting rights will be entitled to dissenters rights.

     Shareholder Approval of Asset Sales. Under both the NJBCA and the PBCL, a sale of all or substantially all of a corporation's assets outside the regular course of business requires the approval of the board of directors and the affirmative vote of a majority of the votes cast by shareholders entitled to vote on the question. Summit's Restated Certificate of Incorporation provides that Summit's board of directors may sell all the rights, franchises and property of Summit as an entirety with the approval of two-thirds of the outstanding shares.

     Power to Adopt, Amend or Repeal By-Laws. Under the NJBCA, the power to adopt, amend and repeal by-laws of a corporation is vested in the board of directors unless such power is reserved to the shareholders in the certificate of incorporation. However, any by-laws made by the board of directors may be amended and repealed and new by-laws adopted by the shareholders and the shareholders may prescribe in the by-laws that the board may not amend or repeal by-laws approved by shareholders. Under the PBCL, unless otherwise provided in the corporation's articles or bylaws, the bylaws may be amended by a majority of votes cast by shareholders or by the majority of the board of directors, unless the matter is required by statute to be submitted to the shareholders. Amendments to the bylaws of a Pennsylvania corporation adopted by the board of directors are subject to the power of shareholders to change those amendments.

     Action by Shareholders by Written Consent in Lieu of a Meeting. Under the NJBCA, except as otherwise provided in a certificate of incorporation, any action, other than the election of directors or approval of a merger, required or permitted to be taken at a meeting of shareholders, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would have been necessary to take the action at a meeting at which all shares entitled to vote thereon were present and voted. The annual election of directors, if not conducted at a shareholders' meeting, may only be effected by unanimous written consent. Under the NJBCA, a shareholder vote on a plan of merger, consolidation or sale of substantially all of the assets of the corporation, if not conducted at a shareholders' meeting, may only be effected by either: (1) unanimous written consent of all shareholders entitled to vote on the matter with advance notice to any other shareholders who have no right to vote, or (2) unless otherwise provided in the corporation's certificate of incorporation, written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize the action at a meeting, together with advance notice to all other shareholders. As previously discussed, Summit's Restated Certificate of Incorporation permits action by written consent only where the consent is unanimous. Under the PBCL shareholders may take action by unanimous written consent, unless otherwise restricted by the corporation's bylaws, but may not take action by less than unanimous written consent unless specifically permitted by the corporation's articles or bylaws.

     Removal of Directors. Under the NJBCA, unless otherwise provided in the certificate of incorporation, shareholders of a corporation whose board of directors, is classified may not remove a director except for

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cause. Summit has a classified board of directors. Under the PBCL, any director or the entire board of directors may be removed, with or without cause, by the vote of the shareholders entitled to elect directors, provided that, unless otherwise provided in the corporation's articles, if the board is divided into classes, as is Prime's board of directors, directors may only be removed for cause.

     Special Meetings of Shareholders. Under the NJBCA, special meetings of shareholders may be called by the president or board of directors of the corporation, or by other officers, directors or shareholders as provided for in the by-laws. In addition, holders of not less than 10% of a corporation's voting stock may apply to the New Jersey Superior Court for an order directing a special meeting of shareholders to be held. Under the PBCL, shareholders may not call special meetings of shareholders unless the shareholder is an "interested shareholder" and the meeting relates to certain business combinations.

     DeFacto Merger. Under the NJBCA, shareholders have the same voting and dissenters rights as if they were shareholders of a surviving corporation in a merger, if (1) voting shares outstanding or issuable after the transaction exceed by more than 40% of the voting shares outstanding before the transaction or (2) shares entitled to participate without limitation in distributions outstanding or issuable after the transaction exceed by more than 40% the shares outstanding before the transaction. The PBCL does not contain a comparable provision.

     Shareholders' Derivative Actions. The NJBCA contains certain provisions that have the effect of discouraging derivative actions. Specifically, the NJBCA authorizes the court having jurisdiction over the action to award reasonable expenses and attorney's fees to the successful defendants in a derivative action upon a finding that the action was brought without reasonable cause. In addition, the corporation may require the plaintiff or plaintiffs to give security for the reasonable expenses, including attorneys' fees, that may be incurred by the corporation or by other named defendants for which the corporation may become legally liable if plaintiff or plaintiffs are holders of less than 5% of the outstanding shares of any class or series of such corporation, or voting trust certificates for any series or class, unless the shares or trust certificates so held have a market value in excess of $25,000. The PBCL contains a provision entitling a corporation involved in a derivative action instituted by holders of less than 5% of the corporation's outstanding shares (unless those shares have value of greater than $200,000) to require the plaintiffs to give security for reasonable expenses, including attorney's fees, that the corporation may incur or become liable for in the case of mandatory indemnification. The court will determine the extent to which the corporation may have recourse against the security.

     Inspection of Books and Records. Under the NJBCA, a shareholder of record for at least 6 months immediately preceding his demand, or any holder, or a person authorized on behalf of a holder, of at least 5% of the outstanding shares of any class or series shall have the right to examine for any proper purpose the minutes of the proceedings of shareholders and record of shareholders. Furthermore, upon establishing a proper purpose and receiving a court order a shareholder may examine the books and records of account, minutes and records of shareholders of a corporation. Under the PBCL, every shareholder has a right, upon written verified demand stating the purpose of the examination, to examine, in person or by agent or attorney, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors, and to make copies of extracts from them. The shareholder's purpose for requesting access must be reasonably related to the interest of the person as a shareholder. Shareholders do not have the right to inspect corporate documents for an improper purpose; nor do they have the right to inspect documents which do not fall within the narrow categories listed in the PBCL or the corporation's bylaws. The scope of records to which a shareholder might otherwise have access may be further limited by considerations of privacy, privilege and confidentiality.

     In addition, the officer or agent having charge of the transfer books for shares of the corporation is required to prepare a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list is required to be produced and kept open at the time and place of the meeting and any shareholder may inspect the list during the meeting.

     The NJBCA provides for similar shareholder rights to inspect a shareholder list at a shareholders' meeting.

     Anti-takeover Statutes. New Jersey has adopted a type of anti-takeover statute known as a "business combination" statute. Subject to numerous qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years after the person becomes an interested stockholder unless specified conditions are satisfied. The conditions are that the corporation's board shall have approved the transaction prior to the stockholder becoming an interested stockholder, and after the five-year period a business combination may only be effected if the transaction was approved by the corporation's board of directors prior to the stockholder becoming an interested stockholder, the transaction receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested stockholder, or the transaction meets certain minimum financial terms. An "interested stockholder" is defined to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the interested stockholder who within the prior five-year period has at any time owned 10% or more of the voting power.

     The term "business combination" is defined broadly to include, among other transactions, (1) the merger or consolidation of the corporation with the interested stockholder or any corporation that after the merger or consolidation would be an affiliate or associate of the interested stockholder, (2) the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested stockholder or any affiliate or associate of the interested stockholder of 10% or more of the corporation's assets, or (3) the issuance or transfer to an interested stockholder or any affiliate or associate of the interested stockholder of 5% or more of the aggregate market value of the stock of the corporation. The effect of the statute is to protect post-acquisition minority shareholders from mergers in which they will be "frozen out" after the merger, by prohibiting transactions in which an acquiror could favor itself at the expense of minority stockholders. The New Jersey statute does not apply to New Jersey corporations that do not have either their principal executive offices or significant business operations located in New Jersey.

     Chapter 25 of the PBCL contains shareholder protection provisions which apply to registered corporations, such as Prime, unless the corporation elects not to be governed by the provisions. Prime elected in its Articles of Incorporation only to have Chapter 25F and Section 2538, described below, apply to it.

     Chapter 25E provides that in the event a shareholder becomes a controlling shareholder of a registered corporation by, individually or as part of a group, directly or indirectly, acquiring 20% or more of the share voting power of the corporation, then any remaining shareholders who object to the transaction may compel the acquiring shareholder to purchase all remaining shares for their fair market value in cash, including a pro-rata share of any control premium enjoyed by the controlling shareholder. However, non-controlling shareholders are not precluded from selling their shares to the controlling shareholder at any other price. There are exceptions to the statutory determination of acquisition of control relating, among other circumstances, to share acquisitions by bequest or in the course of fulfilling duties as an agent, broker, nominee, trustee, or similar third party. The controlling shareholder must give notice to every voting shareholder of record of the corporation when a control transaction has occurred. In the event that the controlling shareholder and any dissenting shareholders cannot agree on the fair market value of the shares within the proper statutory time period, or if the controlling shareholder fails to provide proper statutory notice of a control transaction, then the statute also provides for a court-supervised valuation procedure and appraisal, of which dissenting shareholders may avail themselves.

     Chapter 25F generally prohibits business combinations for a period of five years with a 20% or more shareholder unless all disinterested directors approve. Subject to exceptions, any shareholder who acquires 20% or more of the stock of a Pennsylvania corporation may not engage in any "business combination" with the corporation for a five-year period. In addition, shares which are issuable under any agreement or upon exercise of conversion or option rights or with respect to shares acquired in a stock split, stock dividend or recapitalization are not included as owned by an interested shareholder for purposes of calculating the 20% threshold.

     The PBCL defines a "business combination" to include a merger of the corporation with the interested shareholder, a mortgage or sale of assets having a market value of ten percent or more of the aggregate market value of the assets or stock of the corporation to the interested shareholder, the liquidation of the corporation as proposed by the interested shareholder, an issuance of shares equal to five percent or more of the market value of all outstanding shares of the corporation, and other transactions which may disproportionately benefit the interested shareholder. The PBCL also includes some lease and mortgage transactions in the definition of business combinations.

     Under the PBCL, a "business combination" with an interested shareholder is permitted if any of the following conditions are met: (1) prior to the acquisition of 20% or more of the outstanding stock, the board of directors approves the acquisition of stock or the "business combination," (2) following the acquisition of 20% or more of the outstanding stock, all holders of common stock consent, or (3) if the interested shareholder owns 80% of the corporation's voting stock and a majority of disinterested shareholders consent to the proposed "business combination" at a meeting called no earlier than three months after the acquisition of 20% or more of the outstanding stock and all shareholders receive a price for their shares in accordance with a "fair price" valuation procedure set forth in the PBCL. After five years, any "business combination" must be approved by holders of a majority of shares other than those held by the interested shareholder, or all shareholders other than the interested shareholder must receive a price for their shares in accordance with the "fair price" valuation procedure.

     Chapter 25G provides that a shareholder loses his voting rights in a control share acquisition, i.e. the purchase of more than 20% of the corporation's stock, unless and until the remaining shareholders of the corporation vote to restore voting rights after a detailed information statement is provided to all shareholders. The corporation also has a right to redeem the stock for a period of two years.

     Chapter 25H provides for the disgorgement of greenmail profits, i.e. any profits earned over the original purchase price during a certain period of time. Greenmail is the practice of a company's repurchasing of shares at a premium over market from a potential acquiror in order to stop or eliminate the threat of an acquisition by the potential acquiror.

     Section 2538 concerns transactions involving interested shareholders, which are defined for purposes of Section 2538 to be shareholders that are a party to a transaction, or that are treated differently from other shareholders in a transaction, or persons acting in concert with, under common control with, or controlling, directly or indirectly, the interested shareholder, with the exception of some agents and other similar third parties. Section 2538 requires the affirmative vote of a majority of all shareholders, excluding shares held by an interested shareholder, to approve certain fundamental transactions including a merger, consolidation, share exchange, sale of a substantial portion of the corporation's assets, division, voluntary dissolution, winding-up, or reclassification of the corporation. However, these shareholder approval provisions do not apply

     o when the transaction has been approved by a majority of the board of directors, excluding directors who have a material equity interest in the interested shareholder or who were nominated for election by the interested shareholder and were first elected to the board within 24 months of the transaction;

     o if the consideration to be received by shareholders of any class in the transaction is at least equal to the highest amount paid by the interested shareholder in acquiring shares of the same class; or

     o if the plan of merger or consolidation relating to the transaction does not require the approval of the corporation's shareholders under PBCL
       Section 1924(b)(1)(ii) because immediately prior to the adoption of the plan and continously until the effective date of the transaction another party to the merger or consolidation directly or indirectly owns at least 80% of the outstanding shares of each class of the corporation.

These provisions are cumulative and apply in addition to any other approvals and procedures required by state law or the articles of incorporation and bylaws of the corporation.

     Under the NJBCA, a director of a New Jersey corporation, in discharging his or her duties to the corporation, and in determining what he or she reasonably believes to be in the best interest of the corporation may, in addition to considering the effects of any action on shareholders, consider any of the following:

     o the effects of the action on the corporation's employees, suppliers, creditors and customers;

     o the effects of the action on the community in which the corporation operates; and

     o the long-term as well as the short-term interest of the corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the corporation.

Determinations resulting in the rejection of a proposal or offer to acquire the corporation are specifically covered by this provision of the NJBCA.

     The PBCL contains a similar provision with regard to mergers, sales of assets and other business combinations, which

     o gives Prime's board of directors the authority to consider employees, suppliers, customers and creditors of the corporation, the communities in which the corporation is located and other pertinent factors, and to weigh the short- and long-term interests of the corporation and the possibility that they may be best served by the independence of the corporation, and the resources, intent and past and potential conduct of the prospective acquiror,

     o relieves Prime's board of directors from any duty to regard the shareholder interest as dominant or controlling,

     o explicitly gives the board of directors the discretion to refuse to redeem a shareholder rights plan or to refuse to take specified actions with respect to potential acquisitions of control of the corporation,

     o declares actions by directors with respect to a takeover bid to be subject to the same standard of conduct for directors that is applicable to all other conduct, and

     o establishes a presumption that actions with respect to a takeover bid by the "disinterested directors", are lawful unless it is proved under a clear and convincing evidence standard that the director did not act in good faith after reasonable investigation. The term disinterested director includes essentially all directors except some officers and persons associated with the prospective acquiror.

     Indemnification. Under the NJBCA, a corporation may indemnify any person who is or was a director, officer, trustee, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, against his or her reasonable expenses, including counsel fees, in connection with any pending, threatened or completed proceeding by or in the right of the corporation to procure a judgment in its favor which involves the person by reason of his or her corporate agent status, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, a corporation may not indemnify a person who has been adjudged to be liable to the corporation, unless, and only to the extent that the Superior Court of New Jersey or the court in which the proceeding was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for those expenses that the court shall deem proper. In connection with any other proceeding, a corporation may indemnify the person against his or her reasonable expenses and liabilities in connection with any such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The NJBCA requires that a corporation indemnify these persons against expenses to the extent the person has been successful on the merits or otherwise in any of the foregoing proceedings or in the defense of any claim, issue or matter, and provides that any of these persons may apply to a court for an award of indemnification by the corporation if the corporation has failed or refused to provide indemnification as provided under the statute.

     New Jersey corporation law also permits a corporation to purchase and maintain insurance on behalf of any person against any expenses incurred in any proceeding and any liabilities asserted against the person by reason of his or her corporate agent status, whether or not the corporation would have the power indemnify the person under the statute.

     The PBCL permits a corporation to indemnify any person involved in a third-party action by reason of his or her being an officer or director of the corporation, against expenses, judgments, fines and settlement amounts paid in the third-party action and against expenses incurred in any derivative action, if the person acted in good faith and reasonably believed that his or her actions were in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In general, no indemnification for expenses in derivative actions is permitted under the PBCL in situations in which the person has been adjudged liable to the corporation, unless a court decides the person is entitled to indemnification. If, however, the person has been successful in defending a third-party or derivative action, indemnification for expenses incurred is mandatory.

     The PBCL provisions for indemnification are non-exclusive with respect to any other rights, including contractural rights, or rights under a bylaw or pursuant to a vote of shareholders or disinterested directors, to which a person seeking indemnification may be entitled. The PBCL expressly permits these contractual or other rights to provide for indemnification against judgments and settlements paid in a derivative or other action unless a court determines that the act or omission giving rise to the claim for indemnification constituted willful misconduct or recklessness.

     Both the NJBCA and the PBCL permit advancement of expenses.

     Limitation of Director and Officer Liability. The NJBCA provides that directors and members of any committee designated by the board of directors are not liable to a corporation or its shareholders if acting in good faith in discharging their duties they rely upon:

     o the opinion of counsel for the corporation,

     o written reports setting forth financial data concerning the corporation and prepared by an independent public accountant or certified public accountant or firm of such accountants,

     o financial statements, books of account or reports of the corporation represented to them to be correct by the president, the officer of the corporation having charge of its books of account, or the person presiding at a meeting of the board, or

     o written reports of committees of the board.

The PBCL contains a similar provision which provides that members of a board of directors are entitled to rely in good faith upon the records of the corporation and upon information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within the other person's professional or expert competence.

     The NJBCA further provides that the certificate or incorporation may contain provisions which limit the personal liability of directors and officers, in whole or in part, to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except for acts or omissions:

     o in breach of the director's or officer's duty of loyalty to the corporation or its shareholders,

     o not in good faith or involving a knowing violation of law, or

     o resulting in receipt by the person of an improper personal benefit.

Summit's Restated Certificate of Incorporation contains a provision of this nature.

     With respect to the foregoing provisions, the NJBCA provides that the duty of loyalty is breached by an act or omission known or believed by a director or officer to be contrary to the best interests of the corporation or its shareholders in connection with matters in which the director or officer has a material conflict of interest.

     Under the PBCL, the articles of incorporation or bylaws of a Pennsylvania corporation may provide that a director or officer shall not be personally liable, in that capacity, for monetary damages for any action taken, or any failure to take any action, unless the director or officer has breached or failed to perform the duties of his or her office as set forth under the PBCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation does not apply to the responsibility or liability of a director or officer pursuant to any criminal statute or the liability of a director of officer for the payment of taxes. Prime's Bylaws contain a provision of this nature.

                                SUMMIT BANCORP.

Description of Business

     Summit commenced operations on October 1, 1970 as a bank holding company registered under the BHC Act. Summit owns three bank subsidiaries and several active non-bank subsidiaries. At March 31, 1999, Summit had total consolidated assets of $33.5 billion on the basis of which it ranked as the largest New Jersey-based bank holding company.

     Summit's bank subsidiaries engage in a general banking business. Summit Bank (New Jersey) is Summit's largest bank subsidiary, accounting for approximately 89% of Summit's total consolidated assets at March 31, 1999. Summit's non-bank subsidiaries engage primarily in securities products and services, life, health, property and casualty insurance products and services, venture capital investment, commercial finance lending, lease financing, asset-based lending, letter of credit issuance, data processing and reinsuring credit life and disability insurance policies related to consumer loans made by the bank subsidiaries.

     As of March 31, 1999 Summit's bank subsidiaries operated 455 banking offices located in major trade centers and suburban areas in New Jersey, Pennsylvania and southwestern Connecticut. The following table lists, as of March 31, 1999, each bank subsidiary, the number of its banking offices and, in thousands of dollars, its total assets and deposits. All of Summit's bank subsidiaries are state banks and both the New Jersey and Pennsylvania subsidiaries are members of the Federal Reserve System.

        Location of Principal            No. of Banking
               Offices                      Offices        Total Assets (1)     Total Deposits (1)
               -------                      -------        ----------------     -----------------
                                                            (in thousands)        (in thousands)
Summit Bank, (New Jersey) ...........         365             $29,631,637          $20,574,625
Summit Bank, (Pennsylvania) .........          78               2,906,747            2,033,100
Summit Bank, (Connecticut) ..........          12                 938,080              609,700

------------
(1) Not adjusted to exclude interbank deposits or other transactions among the subsidiaries.

     Summit is a legal entity separate and distinct from its subsidiaries. There are various legal limitations on the extent to which a bank subsidiary may finance or otherwise supply funds to Summit or its nonbank subsidiaries. Under federal law, no bank subsidiary may, subject to limited exceptions, make loans or extensions of credit to, or investments in the securities of Summit or its non-bank subsidiaries or take their securities as collateral for loans to any borrower. Each bank subsidiary is also subject to collateral security requirements for any loans or extensions of credit permitted by such exceptions.

     In addition, bank regulatory limitations exist on the availability of subsidiary bank undistributed net assets for the payment of dividends to Summit without the prior approval of the bank regulatory authorities. The Federal Reserve Act, which affects both Summit Bank (New Jersey) and Summit Bank (Pennsylvania), restricts the payment of dividends in any calendar year to the net profit of the current year combined with retained net profits of the preceding two years. Summit Bank (Connecticut), as a Connecticut chartered bank, is subject to a similar restriction. Further, Summit Bank (New Jersey), as a New Jersey state-chartered bank, may declare a dividend only if, after payment, its capital stock would be unimpaired and its surplus would equal at least 50 percent of its capital stock or its surplus would not be reduced. Summit Bank (Pennsylvania), as a Pennsylvania-chartered bank, may declare and pay a dividend only out of accumulated net earnings and only if it has surplus at least equal to its capital and its surplus would not be reduced by payment of the proposed dividend. In addition, under the Federal Deposit Insurance Corporation Improvement Act all institutions are prohibited from paying dividends if after doing so an institution would be undercapitalized. Summit may not pay dividends to its shareholders if after paying any dividends it would be unable to pay its debts as they become due in the usual course of business or its total assets would be less than its total liabilities. At March 31, 1999, the total undistributed net assets of Summit's subsidiary banks were $2.6 billion of which $81.9 million was available under the most restrictive limitations for the payment of dividends to Summit.

                      DESCRIPTION OF SUMMIT CAPITAL STOCK

     Summit is presently authorized to issue 390,000,000 shares of common stock and 6,000,000 shares of preferred stock, without par value. As of March 31, 1999 there were approximately 172,692,000 shares of Summit common stock outstanding, 4,901,000 shares of Summit common stock held in treasury, 1,500,000 shares of Summit Series R preferred stock designated in Summit's Restated Certificate of Incorporation and reserved for issuance under the Summit shareholder rights plan described below, and no shares of Summit preferred stock outstanding. Pursuant to the New Jersey Business Corporation Act, Summit's board of directors has authority to set the terms and conditions of the authorized but unissued Summit preferred stock. Summit may issue any authorized Summit common stock and Summit preferred stock without further shareholder vote, unless a shareholder vote is required for a particular transaction by applicable law or New York Stock Exchange rules. The Summit common stock is presently listed on the New York Stock Exchange. The issuance of additional Summit common stock or Summit preferred stock, including Summit preferred stock that might be convertible into Summit common stock, may, among other things, affect the earnings per share applicable to existing Summit common stock and the equity and voting rights of existing holders of Summit common stock.

     The following summary is not a complete description of all provisions relating to Summit capital stock and is subject in all respects to the applicable provisions of the New Jersey Business Corporation Act, Summit's Restated Certificate of Incorporation and Summit's shareholder rights plan.

Common Stock

     The rights of holders of Summit common stock are subject to the preferences as to dividends and liquidation rights and other prior rights, if any, of any class or series of Summit preferred stock that may be issued. The holders of Summit common stock are entitled to one vote for each share with respect to all matters voted upon by shareholders, including the election of directors, and are entitled to receive dividends when, as and if declared by Summit's board of directors out of funds of Summit legally available for the payment of dividends. Shares of Summit common stock do not have cumulative voting rights. Accordingly, at any annual meeting of Summit shareholders, or at any special meeting of shareholders where an election of directors is conducted, the holders of 50 percent plus 1 of the shares represented at the meeting, provided a quorum is present, can fill all positions on Summit's board of directors that are up for election at that meeting if they so choose. In that event, the holders of the remaining shares will not be able to fill any positions on the board up for election at that meeting. Summit has a classified board of directors, under which approximately one-third of the directors are elected each year.

     In the event of the liquidation of Summit, holders of Summit common stock are entitled to share pro rata in the distribution of Summit's assets available for common shareholders. All shares of Summit common stock are fully paid and nonassessable. No preemptive rights attach to the ownership of Summit common stock and no personal liability is imposed on the holders of common stock by reason of the ownership of those shares. First Chicago Trust Company of New York, a division of Equiserve is the transfer agent, dividend disbursing agent and registrar for the Summit common stock. Summit Bank (New Jersey) is the co-transfer agent.

Shareholder Rights Plans

     In August 1989, Summit adopted a shareholder rights plan under which preferred stock purchase rights ("Rights") attached to Summit common stock outstanding as of the close of business on August 28, 1989. Holders of shares of Summit common stock issued subsequent to that date receive the Rights with their shares. Except as indicated below, each Right entitles the registered holder to purchase from Summit one one-hundred and fiftieth of a share of a new series of Summit preferred stock, designated the Series R preferred stock ("Summit Series R Preferred"). The Rights expire on August 16, 1999, and are subject to redemption and amendment in certain circumstances. The Rights trade automatically with shares of Summit common stock and become exercisable only under certain circumstances as described below.

     The Rights are not currently exercisable. In general, the Rights will become exercisable upon the earlier to occur of the following: (1) ten days following a public announcement that a person or group has acquired beneficial ownership of 15% or more of the Summit common stock outstanding at that time or voting securities of Summit representing 15% or more of the total voting power of Summit (such person or group becoming an "Acquiring Person", as defined in the rights plan) or (2) ten business days, or such later date as Summit's board of directors may determine, after the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of the outstanding Summit common stock or voting securities representing 30% or more of the total voting power of Summit.

     Generally, in the event the Rights become exercisable by virtue of a person or group becoming an Acquiring Person, other than pursuant to an offer for all outstanding shares of Summit common stock and other voting securities that Summit's board of directors determines to be fair to shareholders and otherwise in the best interests of Summit, each Right, other than Rights owned by the Acquiring Person, will entitle the holder to receive, upon exercise of the Right, Summit Series R Preferred having a value equal to two times the exercise price of the Right.

     In the event that the Rights become exercisable and Summit is acquired in a merger or other business combination, or more than 50% of Summit's assets or earning power is sold or transferred, each Right will entitle the holder to receive, upon the exercise of the Right, common stock of the acquiror having a value equal to two times the exercise price of the Right.

     The combination of prohibitive dilution of the Acquiring Person's share values and the power of Summit's board of directors to redeem the Rights is intended to encourage potential acquiring persons to negotiate with Summit's board of directors with respect to the terms of any acquisition or business combination and, to the extent possible, discourage or defeat partial or two-tiered acquisition proposals.

     The foregoing description of the rights plan is not complete and is qualified in its entirety by reference to the terms of the rights plan, which are more fully described in Summit's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 28, 1989.

     At the Summit board meeting on June 16, 1999, the Summit board adopted a new shareholder rights plan, effective on the expiration of the existing Rights on August 16, 1999. This plan was adopted for the same reasons and with the same anticipated effects as the existing plan, and is similar in most respects. Each new right ("New Right") will expire on August 31, 2009 and, on the occurrence of the specified takeover-related events, entitles the holder to purchase one one-hundredth of a share of a new series of Summit preferred stock, designated the Series S preferred stock ("Series S Preferred"). Under the new plan the rights will become exercisable after the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% (rather than 30% as under the current plan) or more of the outstanding Summit common stock or voting securities representing 15% (rather than 30% as under the current plan) or more of the total voting power of Summit. Alternatively, in the event that a person or group becomes an Acquiring Person, each holder of a New Right, other than an Acquiring Person, will be entitled to purchase, on payment of the exercise price of $164 an amount of Series S Preferred having a fair value equal to approximately two times the exercise price, or, if the Acquiring Person has acquired less than 50% of the outstanding voting stock of Summit, the board may exchange each New Right, other than a New Right owned by an Acquiring Person, for Summit common stock at an exchange ratio of one share of Summit common stock for each New Right. In the event that (1) Summit is acquired in a merger or other business combination, or (2) 50% or more of Summit's assets or earning power are transferred in one or a series of transactions, each holder of a New Right will have the right to receive, upon payment of the exercise price, common stock of the acquiring person having a fair value equal to approximately two times the exercise price.

                              PRIME BANCORP, INC.

Description of Business

     Prime was incorporated under the laws of the Commonwealth of Pennsylvania in 1996 for the purpose of converting its predecessor from a Delaware corporation to a Pennsylvania corporation, while at the same time completing the merger with First Sterling Bancorp, Inc., then a privately held bank holding company. Prime is regulated as a bank holding company. Prior to October 1, 1997, Prime's principal subsidiaries were Prime Bank, a savings bank and First Sterling Bank, a commercial bank. On October 1, 1997, the merger of the two banks was completed with the surviving entity taking the name Prime Bank. Prime Bank is a Pennsylvania chartered commercial bank and a member of the Federal Reserve System. Prime's corporate headquarters is in Fort Washington, Pennsylvania at 7111 Valley Green Road, Fort Washington, PA 19034-2209 (215-836-2400).

     The principal business of Prime Bank consists of attracting deposits and obtaining borrowings, and converting those deposits and borrowings into various types of loans and investments. Prime Bank's loan products include commercial loans, real estate loans, consumer loans and consumer and residential mortgages. Deposits are generated along five (5) major lines: checking, savings, retail certificates of deposit, jumbo certificates of deposit and commercial cash management.

     As of March 31, 1999, Prime Bank operated through twenty-four (24) branches in the Philadelphia metropolitan area. Prime Bank also has signed leases for three new branches. It is anticipated that these new branches will be opened in the third quarter of 1999 as Summit Bank (Pennsylvania) branches. Under an agreement between Summit Bank (Pennsylvania) and Prime Bank, if the merger is not completed the branches will be turned over to Prime Bank.

     The statutory headquarters of Prime Bank is located in northeast Philadelphia, Pennsylvania. Prime Bank has eight (8) full service branches in Philadelphia, five (5) in Bucks County, Pennsylvania, eight (8) in Montgomery County, Pennsylvania, two (2) in Delaware County, Pennsylvania and one (1) in Chester County, Pennsylvania.

Recent Developments

     On April 8, 1999, Prime Bank announced the signing of a lease for a new branch bank location at 1430 Walnut Street, Philadelphia, Pennsylvania. This center city Philadelphia branch is expected to be opened in the fourth quarter of 1999 as a Summit Bank (Pennsylvania) branch, and represents a key commitment to the center city business community with its significant demand for commercial lending expertise. Under an agreement between Summit Bank (Pennsylvania) and Prime Bank, if the merger is not completed the branch will be turned over to Prime Bank.

     Prime Bank has entered into an agreement to sell its credit card portfolio to MBNA. The transaction is expected to be completed in the third quarter of 1999. Prime Bank's credit card portfolio amounts to approximately $10 million.

                      DESCRIPTION OF PRIME CAPITAL STOCK

General

     Prime has the authority to issue 13,000,000 shares of common stock, and 2,000,000 shares of preferred stock. As of March 31, 1999, 11,001,806 shares of Prime common stock were issued and outstanding. No shares of Prime preferred stock are currently issued or outstanding.

     The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the Pennsylvania Business Corporation Law, and Prime's Articles of Incorporation and Bylaws.

Common Stock

     Voting Rights. Each holder of Prime common stock has one vote on matters presented for consideration by the shareholders for each share held. There are no cumulative voting rights in the election of directors. The Prime board of directors has the power to designate or issue one or more series of preferred stock with rights, preferences, privileges and designations, including voting rights, which could adversely affect the voting rights of the holders of the Prime common stock. Super-majority voting provisions apply in certain situations. See "THE MERGER -- Differences in Shareholders' Rights."

     Dividends. Each holder of Prime common stock is entitled to share ratably in dividends out of funds legally available for the payment of dividends, when and as declared by Prime's board of directors, after full cumulative dividends on any class or series of Prime preferred stock ranking superior as to dividends to the

Prime common stock have been paid or declared and funds sufficient for the payment of those dividends set apart, and after the payment of the full amount of sinking fund, retirement fund, or other retirement payments, if any, to which holders of shares of the Prime preferred stock may be entitled in preference to the Prime common stock.

     Prime's current policy is to pay quarterly cash dividends. Future cash dividends will be subject to determination and declaration by Prime's board of directors, which will take into account Prime's financial condition, results of operations, industry standards, economic conditions, and other factors including regulatory and tax considerations. Currently, Prime relies on the payment of dividends by Prime Bank in order to generate cash and income sufficient to pay dividends to its shareholders. The amount of dividends that may be declared or paid by Prime Bank is subject to certain regulatory restrictions. For example, Pennsylvania chartered commercial banks may not declare or pay cash dividends on their stock if the effect of paying the dividend would be to cause the bank's net worth to be reduced below (1) the amount, if any, required for the liquidation account, or (2) the net worth requirements imposed by applicable bank regulatory authorities.

     Preemptive Rights. The holders of Prime common stock have no preemptive rights to acquire any new or additional unissued shares or treasury shares of the capital stock of Prime.

     Liquidation. In the event of a liquidation, dissolution or winding up of Prime, whether voluntary or involuntary, the holders of the Prime common stock are entitled to share ratably in any assets or funds of Prime that are available for distribution to its shareholders after satisfying its liabilities, or after adequate provision is made for the payment of those liabilities, and after any preferences on any outstanding Prime preferred stock.

Preferred Stock

     Prime's board of directors has the authority, without further action by the holders of the outstanding shares of common stock, to issue shares of preferred stock from time to time in one or more classes or series and to fix the number of shares constituting any class or series. Prime's board of directors has the power to fix the terms of any such series or class, including designations, limitations or restrictions relating to the class or series, including voting rights, dividends, rights on liquidation, dissolution or winding up, conversion or exchange rights and redemption provisions, including sinking fund provisions, if any. The designations, rights and preferences of any class or series of Prime preferred stock which may be issued would be set forth in a statement which would be filed with the Secretary of State of the Commonwealth of Pennsylvania.

     The issuance in the future of shares of Prime preferred stock, or the designation of authorized but unissued shares of Prime preferred stock, with voting and other rights which may be established by Prime's board of directors in its discretion without shareholder approval, may create voting impediments or otherwise delay or prevent a change in control of Prime. By issuance of preferred stock, Prime's board of directors could modify the rights of holders of the Prime common stock. There is no current intention to issue any Prime preferred stock.

                 PROPOSAL II -- ADJOURNMENT OF SPECIAL MEETING

     In the event there are not sufficient votes to constitute a quorum for the special meeting or to approve the merger agreement at the time of the special meeting, the merger agreement could not be approved unless the special meeting was adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by Prime at the time of the special meeting to be voted for adjournment under these circumstances, Prime has submitted the question of adjournment to its shareholders as a separate matter for their consideration. In order to approve any adjournment a majority of votes must be cast in favor of Proposal II.

     Prime's board of directors recommends that shareholders vote their proxies FOR the adjournment proposal so that their proxies may be used for purposes of adjourning the special meeting under the circumstances described in the preceding paragraph.

     Properly executed proxies will be voted in favor of adjournment unless otherwise indicated thereon. However, proxies voting AGAINST the merger agreement will not be voted in favor of the adjournment proposal unless the shareholder has voted FOR approval of the adjournment proposal on the proxy card. If Prime's board of directors elects to adjourn the special meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of the time and place at the special meeting unless the adjournment exceeds 90 days.

                             SHAREHOLDER PROPOSALS

     Prime shareholders will not be entitled to submit proposals for consideration at the special meeting except to the extent the proposals relate directly to the matters to come before the special meeting as set forth in this Proxy Statement-Prospectus. If the merger is not approved at the special meeting and Prime subsequently holds its annual meeting for 1999, Prime shareholders will be entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission and Prime's Bylaws. No date has been set for Prime's 1999 annual meeting of shareholders.

     For business to be properly brought before Prime's 1999 annual meeting by a shareholder, any shareholder proposal to take action at the meeting will be required to be received at Prime's main office at 7111 Valley Green Road, Fort Washington, Pennsylvania 19034-2209, not later than 30 nor more than 90 days prior to the meeting. However, if Prime gives less than 40 days' notice or prior public disclosure of the date of the meeting to shareholders, in order to be timely the shareholder's notice must be received no later than the 10th day following Prime's notice or public disclosure. The shareholder notice must include certain information concerning the shareholder making the proposal and concerning the business proposed to be conducted. All shareholder proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The proxy rules provide that if the shareholder's notice is not received by Prime within a reasonable period of time before the date Prime mails its proxy materials for the annual meeting, Prime, through management proxy holders, may exercise discretionary voting authority when the proposal is raised at the annual meeting without reference to any matter in the proxy statement for the 1999 annual meeting.

     Summit's By-Laws provide that shareholder proposals which do not appear in the proxy statement may be considered at a meeting of shareholders only if written notice of the proposal is received by the Secretary of Summit not less than 80 and not more than 100 days before the anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after that anniversary date, the notice of a shareholder proposal, to be timely, must be received by the Secretary not later than the close of business on the later of the 80th day prior to the annual meeting or the tenth day following the day on which public announcement of the meeting date is first made. Any notice of a shareholder proposal by a shareholder to the Secretary of Summit must be accompanied by:

     o the name and address of the shareholder who intends to present the proposal for a vote;

     o a representation that the shareholder is a holder of record of shares entitled to vote at the meeting;

     o a description of all agreements, arrangements or understandings between the shareholder and any other shareholder relating to the proposal to be voted on and any financial contractual interest of either shareholder in the outcome of the vote; and

     o all other information regarding the proposal to be voted on and the shareholder intending to present the proposal for a vote as would be required to be included in a proxy statement soliciting the vote of shareholders in respect of the proposal pursuant to the proxy rules of the Securities and Exchange Commission.

     Summit's board of directors will consider and include in Summit's proxy statement for the 2000 annual meeting of Summit shareholders proposals which meet the regulations of the Securities and Exchange Commission and New Jersey law and which comply with Summit's By-laws. In order to be eligible for inclusion, proposals should be addressed to Summit's Secretary and must be received on or before November 9, 1999.

                                 OTHER MATTERS

     Prime's board of directors is not aware of any business to come before the special meeting other than those matters described in this Proxy
Statement-Prospectus. However, if any other matters should properly come before the special meeting, the proxy holders intend to vote on those matters in accordance with their reasonable business judgment.

                                 LEGAL MATTERS

     The legality of the Summit common stock offered by this Proxy Statement-Prospectus will be passed upon for Summit by Richard F. Ober, Jr., Esq., Executive Vice President, General Counsel and Secretary of Summit. Mr. Ober owns 48,843 shares of Summit common stock and options to purchase 132,034 shares of Summit common stock at a weighted average exercise price of $22.11. Certain federal tax matters will be passed upon for Summit and Prime by Thompson Coburn, St. Louis, Missouri. Certain legal matters and certain federal income tax matters will be passed upon for Prime by Stradley, Ronon, Stevens & Young, LLP, Philadelphia, Pennsylvania.

                                    EXPERTS

     The consolidated financial statements of Summit Bancorp. and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, included in Summit's Annual Report on Form 10-K, incorporated by reference herein and in the Registration Statement on Form S-4 ("Registration Statement"), have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by referenced herein, and upon the authority of KPMG LLP as experts in accounting and auditing.

     The consolidated financial statements of Prime Bancorp, Inc. as of December 31, 1998 and for the year then ended, appearing in Prime Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of Ernst & Young LLP as experts in accounting and auditing.

     The consolidated financial statements of Prime Bancorp, Inc. and subsidiaries as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997, included in Prime's Annual Report on Form 10-K, incorporated by reference herein and in the Registration Statement, have been included herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon authority of KPMG LLP as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     Summit has filed with the Securities and Exchange Commission under the Securities Act the Registration Statement which registers the distribution to Prime shareholders of the shares of Summit common stock to be issued in connection with the merger. The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about Summit and Summit common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the Registration Statement from this Proxy Statement-Prospectus.

     In addition, both Summit and Prime file reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. You may read and copy this information at the following locations of the Securities and Exchange Commission:

     Public Reference Room     New York Regional Office    Chicago Regional Office
     450 Fifth Street, N.W.    7 World Trade Center        Citicorp Center
     Room 1024                 Suite 1300                  500 West Madison Street
     Washington, D.C. 20549    New York, New York 10048    Suite 1400
                                                           Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

     The Securities and Exchange Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Summit and Prime, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about Summit at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and reports, proxy statements and other information about Prime at the offices of the Nasdaq, 1735 K Street, N.W., Washington, D.C. 20006.

     The Securities and Exchange Commission allows Summit and Prime to "incorporate by reference" information into this Proxy Statement-Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this Proxy Statement-Prospectus, except for any information that is superseded by information that is included directly in this document.

     This Proxy Statement-Prospectus incorporates by reference the documents listed below that Summit and Prime have previously filed with the Securities and Exchange Commission. They contain important information about our companies and their financial condition.

Summit SEC Filings                                     Period
------------------------------------------------------------------------------
Annual Report on Form 10-K                      Year ended December 31, 1998

Report on Form 8-K                              Report dated April 27, 1999

Quarterly Report on Form 10-Q and               Quarter ended March 31, 1999
 Amendment No. 1 to Quarterly Report on
 Form 10-Q (Form 10-Q/A)

The description of Summit common stock set forth in the Summit Registration
 Statement on Form 10 filed pursuant to Section 12(b) of the Exchange Act dated August 31, 1970, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

The description of Summit Preferred Stock Purchase Rights set forth in the Summit registration statement filed under Section 12 of the Exchange Act on Form 8-A on August 28, 1989, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description

Prime SEC Filings                                      Period
------------------------------------------------------------------------------
Annual Report on Form 10-K (enclosed)           Year ended December 31, 1998

Report on Form 8-K                              Report dated February 18, 1999

Quarterly Report on Form 10-Q                   Quarter ended March 31, 1999

The description of Prime common stock set forth in the Prime Registration
 Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on November 7, 1988, as superceded by the description of the Prime common stock contained in Prime's Registration Statement on Form S-4 (No. 333-13741) Amendment no. 1, filed with the Securities and Exchange Commission on October 31, 1996, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

     Summit and Prime incorporate by reference additional documents that either company may file with the Securities and Exchange Commission between the date of this Proxy Statement-Prospectus and the date of the special meeting. The documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through Summit or Prime, as the case may be, or from the Securities and Exchange Commission through the Securities and Exchange Commission's web site at the address described above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Proxy Statement-Prospectus. You can obtain documents incorporated by reference in this Proxy Statement-Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

       Summit Bancorp.                    Prime Bancorp, Inc.
       Attention: Corporate Secretary     Attention: Corporate Secretary
       301 Carnegie Center                7111 Valley Green Road
       Princeton, NJ 08543                Fort Washington, PA 19034
       Telephone: (609) 987-3442          Telephone: (215) 836-2400

     If you would like to request documents, please do so by July 21, 1999 to receive them before the special meeting. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

     We have not authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this Proxy Statement-Prospectus or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                                                      APPENDIX A
                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER dated February 17, 1999 between Summit Bancorp., a New Jersey business corporation ("Summit"), Prime Bancorp, Inc., a Pennsylvania business corporation ("Prime") and First Valley Corporation, a Pennsylvania business corporation and wholly owned bank holding company subsidiary of Summit.

Section 0.01. Integration of Terms. Summit and Prime at Section 1.01(b) agreed that, subsequent to the date of execution of the Agreement and Plan of Merger by Summit and Prime, Summit would add terms to the Agreement and Plan of Merger which satisfied the conditions set forth at said Section 1.01(b) and which have the same force and effect as if present in the Agreement and Plan of Merger on the date executed by Summit and Prime. The heading preceding this Section 0.01 and Sections 0.01 through 0.10 constitute such additional terms to the Agreement and Plan of Merger and "Exhibit A" thereto as contemplated by the Agreement and Plan of Merger.

Section 0.02. Designation Election. Pursuant to Section 1.01(b), Summit hereby elects the method set forth in Section 1.01(a)(2) as the method for carrying out the Reorganization, and hereby designates First Valley Corporation, a Pennsylvania business corporation and wholly owned bank holding company subsidiary of Summit ("Designated Summit Subsidiary") as the constituent corporation in the Reorganization.

Section 0.03. Surviving Corporation. Prime shall be merged with and into Designated Summit Subsidiary ("Merger") and Designated Summit Subsidiary shall continue its corporate existence after the Merger as the surviving corporation in the Merger ("Surviving Corporation"). (Prime and Designated Summit Subsidiary are sometimes referred to individually as a "Constituent Corporation" and collectively as the "Constituent Corporations").

Section 0.04. Effective Time. The Effective Time of the Merger shall be the later of the date and time set forth in the Articles of Merger respecting the Merger to be filed with the Department of State of the Commonwealth of Pennsylvania and the date the Articles of Merger are actually so filed.

Section 0.05. Board of Directors and Officers of Surviving Corporation. The Board of Directors and officers of the Surviving Corporation at the Effective Time shall consist of the persons who are, respectively, the directors and officers of Designated Summit Subsidiary immediately prior to the Effective Time.

Section 0.06. Articles of Incorporation and By-Laws of Surviving Corporation. At the Effective Time and until thereafter amended in accordance with law, the Articles of Incorporation and By-Laws of the Surviving Corporation shall consist of, respectively, the Articles of Incorporation and By-Laws of Designated Summit Subsidiary as in effect immediately prior to the Effective Time.





                                       (i)

Section 0.07. Other Terms and Conditions of the Merger. In addition to the terms and conditions of the Merger set forth in Sections 0.01 through 0.10 hereof, all other terms and conditions of the Merger shall be as set forth at Articles I through X hereof.

Section 0.08. Manner and Basis of Converting Shares. The manner and basis of converting shares of Prime Stock into shares of Summit Stock shall be as set forth in Article I hereof. All shares of the capital stock of Designated Summit Subsidiary issued or issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and shall remain issued or issued and outstanding and held by Summit, as the case may be, at the Effective Time.

Section 0.09. Notices to Designated Summit Subsidiary. Information with respect to Designated Summit Subsidiary for all purposes of Section 10.05 of the Agreement and Plan of Merger shall be the same as the information set forth for Summit at said Section 10.05.

Section 0.10. Representations and Warranties. Summit and Designated Summit Subsidiary hereby jointly and severally represent and warrant to Prime as follows:

         (i) Designated Summit Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of Commonwealth of Pennsylvania;

         (ii) Designated Summit Subsidiary is qualified to transact business in and is in good standing under the laws of all jurisdictions where the failure to be so qualified could reasonably be expected to have a Summit Material Adverse Effect;

         (iii) All of the issued and outstanding shares of capital stock of Designated Summit Subsidiary are owned by Summit;

         (iv) Designated Summit Subsidiary has the corporate power and is duly authorized by all necessary corporate action to execute, deliver and perform the Agreement and Plan of Merger;

         (v) The Board of Directors and sole shareholder of Designated Summit Subsidiary have taken all action required by law, its articles of incorporation, and its bylaws, to authorize the execution and delivery of the Agreement and Plan of Merger; and

         (vi) Assuming due execution and delivery by and enforceability against Prime, this Agreement and Plan of Merger is a valid and binding agreement of Designated Summit Subsidiary enforceable in accordance with its terms except as such enforcement may be limited by applicable principals of equity, and by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws of general applicability presently or hereafter in effect affecting the enforcement of creditors rights generally or institutions that deposits of which are insured by Federal Deposit Insurance Corporation, or the affiliates of such institutions.


                                      (ii)

                          AGREEMENT AND PLAN OF MERGER

       AGREEMENT AND PLAN OF MERGER dated February 17, 1999 between Summit Bancorp., a New Jersey business corporation ("Summit"), and Prime Bancorp, Inc., a Pennsylvania business corporation ("Prime").

                              W I T N E S S E T H :

       WHEREAS, the respective boards of directors of Summit and Prime deem it advisable and in the best interests of their respective shareholders to adopt a plan of reorganization in accordance with the provisions of Section 368 of the Internal Revenue Code of 1986, as amended ( "Code") providing for the acquisition of Prime by Summit on the terms and conditions provided for in this Agreement and Plan of Merger ("Agreement");

       WHEREAS, the Board of Directors of Summit and Prime have each determined that the reorganization contemplated by this Agreement ("Reorganization") is consistent with, and in furtherance of, their respective business strategies and goals;

       WHEREAS, Summit and Prime intend on the day after the date of this Agreement and in consideration of this Agreement to enter into the Stock Option Agreement ("Option Agreement") attached hereto as Exhibit B; and

       WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Reorganization and also to prescribe certain other terms and conditions of the Reorganization.

       NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Option Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I.
                               GENERAL PROVISIONS

       Section 1.01.The Reorganization.

       (a) Upon the  terms  and  subject  to the  conditions  contained  in this
Agreement,   at  the  Effective   Time  (as  defined  at  Section   1.06),   the
Reorganization shall be effected as follows:

              (1) Prime shall be merged with and into Summit pursuant to and in accordance with the provisions of, and with the effect provided in, the New Jersey Business Corporation Act, as amended ("New Jersey Act") and the Pennsylvania Business Corporation Law, as amended ("Pennsylvania Law"); or

              (2) Prime shall be merged into a wholly owned subsidiary of Summit or a wholly owned subsidiary of Summit shall be merged into Prime, in either case pursuant to and in accordance with the provisions of, and with the effect provided in, the corporate laws of the jurisdiction of incorporation of each of the constituent corporations in such merger ("Applicable Corporation Laws").

       (b) Summit shall prior to the Effective Time elect the method for carrying out the Reorganization from among those methods set forth at Section 1.01(a) ("Reorganization Election") and following an election of the Reorganization method provided for at Section 1.01(a)(2) Summit shall (i) cause the wholly owned subsidiary of Summit designated as the constituent corporation in the Reorganization ("Designated Summit Subsidiary") to approve, execute and deliver this Agreement in accordance with all Applicable Corporation Laws, (ii) cause this Agreement to be approved by the sole shareholder of the Designated Summit Subsidiary, (iii) attach as Exhibit A to this Agreement (A) any additional terms and conditions to this Agreement required by Applicable Corporation Laws to effect the Reorganization and other transactions contemplated by this Agreement, (B) the terms and conditions of any agreement or plan of merger required by Applicable Corporation Laws, (C) the date and time that the merger shall be effective or the mechanism for determining the date and time that the merger shall be effective and (D) such other terms and conditions as Summit shall determine in its discretion to be desirable and not contrary to this Agreement or Applicable Corporation Laws regarding the corporate governance of the corporation surviving the merger contemplated by Section 1.01(a), including without limitation terms and conditions governing certificates or articles of incorporation and amendments thereto or restatements thereof, by-laws of the corporation surviving the merger and amendments thereto, and directors and officers of the corporation surviving the merger; provided, however, that no provision of Exhibit A shall (x) alter or change the amount or kind of consideration to be received by Prime Shareholders (as defined at Section 1.07(c) below) as provided for in this Agreement, (y) adversely affect the tax treatment of the Reorganization Consideration (as defined in Section 1.03(a)(2) below) to be received by Prime Shareholders or (z) materially impede or delay consummation of the transactions contemplated by this Agreement and
(iv) cause the Designated Summit Subsidiary to take all actions appropriate to accomplish the Reorganization and the other transactions contemplated by this Agreement. Exhibit A as so constituted shall constitute a part of this Agreement as fully as if attached hereto on the date hereof without separate execution by Summit or Prime.

       Section 1.02.Capital Stock of Summit. All shares of the capital stock of Summit issued or issued and outstanding immediately prior to the Effective Time, including the Common Stock, par value $.80 per share, of Summit and the rights attached thereto ("Summit Rights") pursuant to the Rights Agreement dated as of August 16, 1989 between Summit and First Chicago Trust Company of New York, as Rights Agent ("Summit Rights Agreement") (references to "Summit Stock" herein shall mean the Common Stock of Summit with Summit Rights attached thereto), shall be unaffected by the Reorganization and shall remain issued or issued and outstanding, as the case may be, immediately thereafter.

       Section 1.03.Terms of Conversion of Prime Capital Stock.

       (a) At the Effective Time, by virtue of the Reorganization and without any action on the part of any shareholder of Prime:

              (1) All shares of the Common Stock,  par value $1.00 per share, of
Prime ("Prime Stock") which immediately prior to the Effective Time are beneficially owned either directly, or indirectly through a bank, broker or other nominee, by Summit or a subsidiary of Summit or Prime or a subsidiary of Prime (other than Prime Stock held as a result of foreclosures or debts previously contracted and Prime Stock held in trust, managed, custodial or other nominee accounts or held by mutual funds for which Prime or any subsidiary of Prime acts as investment advisor), if any, or held in the treasury of Prime, if any, shall be canceled and retired and no cash, securities or other consideration shall be payable or paid or delivered under this Agreement in exchange for such Prime Stock; and

              (2) Subject to Section 1.03(a)(1), outstanding shares of Prime Stock held as of the Effective Time by each Prime Shareholder shall be converted in accordance with the New Jersey Act and the Pennsylvania Law into the right to receive whole shares of Summit Stock and cash in lieu of fractional shares of Summit Stock as follows: the aggregate number of shares of Prime Stock held by each Prime Shareholder shall be multiplied by the Exchange Ratio (as defined at
Section 1.03(c) below) and (i) a Prime Shareholder shall become entitled to receive whole shares of Summit Stock pursuant to this Section 1.03(a)(2) equal in number to the whole number which results from the foregoing multiplication, and (ii) a Prime Shareholder shall become entitled to receive cash pursuant to this Section 1.03(a)(2) in lieu of a fractional share of Summit Stock, if any, equal in amount to the product obtained by multiplying the fraction, if any, which results from the foregoing multiplication by the closing price of one share of Summit Stock on the New York Stock Exchange ("NYSE") Composite Transactions List (as reported in The Wall Street Journal or, in the absence thereof, as reported by another authoritative source mutually agreed upon by Prime and Summit) on the last trading day ending prior to the Effective Time ("Cash In Lieu Amount"). (The shares of Summit Stock issuable in accordance with this Section 1.03(a)(2) are sometimes referred to herein as the "Shares"). (The Shares and any Cash In Lieu Amounts payable in the Reorganization, both adjusted as and if necessary in accordance with Section 1.03(b), are sometimes collectively referred to herein as the "Reorganization Consideration").

       (b) In the event that, from the date hereof to the Effective Time, the outstanding Summit Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or there occur other like changes in the outstanding shares of Summit Stock ("Capital Change"), the Exchange Ratio and, if necessary, the form and amount of Summit capital stock issuable in the Reorganization in exchange for Prime Stock shall be appropriately adjusted to give effect to the Capital Change.

       (c) The "Exchange Ratio" is hereby defined to be six hundred seventy-five thousandths (.675).

       (d) Summit agrees that any Summit Rights issued pursuant to the Summit Rights Agreement shall be issued with respect to each share of Summit Stock issued pursuant to the terms hereof under the terms of such Summit Rights Agreement prior to the Effective Time, as well as to take all action necessary or advisable to enable the holder of each such share of Summit Stock to obtain the benefit of such Summit Rights Agreement notwithstanding their prior distribution, including, without limitation, amendment of the Summit Rights Agreement.

       Section 1.04.Reservation of Summit Stock; Issuance of Shares Pursuant to the Reorganization. Summit shall reserve and make available for issuance to holders of Prime Stock in connection with the Reorganization, on the terms and subject to the conditions of this Agreement, sufficient shares of Summit Stock to effect the conversion contemplated by Section 1.03 and related terms of this Agreement, which shares, when issued and delivered, will be duly authorized, legally and validly issued, fully paid and non-assessable and subject to no preemptive rights. Upon the terms and subject to the conditions of this Agreement, particularly Sections 1.03 and 1.07, Summit shall issue the Shares after the Effective Time to Prime Shareholders.

       Section 1.05.Exchange Agent Arrangements. Prior to the Effective Time, Summit shall appoint Equiserve First Chicago Trust Division, or another entity reasonably satisfactory to Prime, as the exchange agent ("Exchange Agent") responsible for exchanging, in connection with and upon consummation of the

Reorganization and subject to Sections 1.03 and 1.07, certificates representing whole shares of Summit Stock ("Summit Certificates") and Cash In Lieu Amounts for certificates representing shares of Prime Stock ("Prime Certificates") and Summit shall deliver to the Exchange Agent sufficient Summit Certificates and cash as shall be required to satisfy Summit's obligations to Prime Shareholders under Section 1.07(c), prior to the time such obligations arise.

       Section 1.06.Effective Time. In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at
Section 1.01(a)(1), the "Effective Time" of the Reorganization shall be the hour and the date specified in the certificate of merger of Summit and Prime filed with the Secretary of State of the State of New Jersey in accordance with
Section 14A:10-4.1 of the New Jersey Act ("NJ Certificate") and the articles of merger filed with the Department of State of the Commonwealth of Pennsylvania ("Pennsylvania Articles") in accordance with Section 1927 of the Pennsylvania Law, which such hour and date shall be identical in both the NJ Certificate and the Pennsylvania Articles. In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at Section 1.01(a)(2), the "Effective Time" of the Reorganization shall be the date and time specified in Exhibit A or determined in accordance with Exhibit A.

       Section 1.07.Exchange of Prime Certificates.

       (a) After the Effective Time and subject to Section 1.07(c) below, each Prime Shareholder (except as provided otherwise in Section 1.03(a)(1) above), upon surrender to the Exchange Agent of all Prime Certificates registered to the Prime Shareholder, shall be entitled to receive in exchange therefor a Summit Certificate representing the number of whole shares of Summit Stock such Prime Shareholder becomes entitled to receive pursuant to Section 1.03(a)(2) and the Cash In Lieu Amount, payable by check, such Prime Shareholder may become entitled to receive pursuant to Section 1.03(a)(2). Until so surrendered, outstanding Prime Certificates held by each Prime Shareholder, other than Prime Certificates governed by Section 1.03(a)(1), shall be deemed for all purposes (other than as provided below with respect to unsurrendered Prime Certificates and Summit's right to refuse payment of dividends or other distributions, if any, in respect of Summit Stock) to represent only the right to receive the number of whole shares of Summit Stock and the Cash In Lieu Amount, if any, without interest, determined in accordance with Section 1.03(a)(2). Until so surrendered, Summit may, at its option, refuse to pay to the holders of the unsurrendered Prime Certificates dividends or other distributions, if any, on Summit Stock declared after the Effective Time; provided, however, that upon the surrender and exchange of Prime Certificates following a dividend or other distribution on Summit Stock there shall be paid to such Prime Shareholders the amount, without interest, of dividends and other distributions, if any, which became payable prior to such surrender and exchange but which were not paid.

       (b) Holders of Prime Certificates as of the Effective Time shall cease to be, and shall have no further rights as, shareholders of Prime.

       (c) As promptly as practicable, but in no event more than 10 days, after the Exchange Agent receives an accurate and complete list of all holders of record of outstanding Prime Stock as of the Effective Time ("Prime Shareholders") (including the address and social security number of and the number of shares of Prime Stock held by each Prime Shareholder) from Prime ("Final Shareholder List"), Summit shall cause the Exchange Agent to send to each Prime Shareholder instructions and transmittal materials for use in surrendering and exchanging Prime Certificates for the Reorganization Consideration. Summit shall consult with Prime with respect to the form and content of the transmittal instructions and materials and incorporate reasonable suggestions. If Prime Certificates are properly presented to the Exchange Agent (with proper presentation including satisfaction of all requirements of the letter of transmittal), Summit shall as soon as practicable, but in no event more than 10 days, after the later to occur of such presentment or the receipt by the Exchange Agent of an accurate and complete Final Shareholder List from Prime cause the Exchange Agent to cancel and exchange Prime Certificates for Summit Certificates and Cash In Lieu Amounts, if any; provided, however, that if the Exchange Agent, in order to satisfy its obligations under the Code with respect to the reporting of dividend income to former shareholders of Prime, must suspend the exchange process provided for in the second sentence of this
Section 1.07(c) in order to preserve and report the required reporting information, the 10-day exchange requirement shall be extended 5 business days for exchanges being processed by the Exchange Agent at the commencement of, or which are received during, the period of the suspension.

       (d) At and after the Effective Time there shall be no transfers on the stock transfer books of Prime of the shares of Prime Stock which were outstanding immediately prior to the Effective Time.

       Section 1.08.Restated Certificate of Incorporation and By-Laws. In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at Section 1.01(a)(1): the Restated Certificate of Incorporation of Summit in effect immediately prior to the
Effective  Time  shall  be the  Restated  Certificate  of  Incorporation  of the
corporation surviving the Reorganization ("Surviving Corporation"), except as duly amended thereafter and except to the extent such is deemed by law to be affected by the NJ Certificate; and the By-Laws of Summit in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, except as duly amended thereafter. In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at
Section 1.01(a)(2), the certificate or articles of incorporation and by-laws of the Surviving Corporation shall be as set forth in Exhibit A.

       Section 1.09.Board of Directors and Officers. In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at Section 1.01(a)(1): the Board of Directors of the Surviving Corporation shall consist of the members of the Board of Directors of Summit at the Effective Time; the officers of the Surviving Corporation shall consist of the officers of Summit at the Effective Time; and such directors and officers shall serve as such for the terms prescribed in the Restated Certificate of Incorporation and By-Laws of Summit, or as otherwise provided by law or until their earlier deaths, resignation or removal. In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at
Section 1.01(a)(2), the members of the Board of Directors and the officers of the Surviving Corporation shall be as set forth in Exhibit A.

       Section 1.10.Prime Stock Options.

       (a) At the Effective Time, each Prime Option (as defined in Section 1.10(b) below) shall be deemed to constitute, and shall automatically be converted on the terms set forth in this Section 1.10 into, options to purchase Summit Stock and a corresponding number of Summit Rights in the event of the prior distribution contemplated by Section 1.03(d) ("Converted Options") and each Converted Option (i) shall immediately vest to the extent the related Prime Option was vested or as provided in the Prime Stock Compensation Plan (as defined at Section 2.01(d)(3) below) under which the related Prime Option was granted and in the stock option agreement by which it was evidenced, and (ii) shall be administered in all material respects in accordance with the terms and conditions provided for in the Prime Stock Compensation Plan under which the related Prime Option was granted and in the stock option agreement by which it was evidenced. The number of shares of Summit Stock which may be purchased upon exercise of a particular Converted Option shall be the number of shares of Prime Stock which would have been issuable upon exercise in full of the related Prime Option multiplied by the Exchange Ratio and rounded down to the nearest whole number ("Converted Number"). The exercise price per share of Summit Stock purchasable upon exercise of a Converted Option shall equal the aggregate exercise price that would have been payable upon an exercise in full of the related Prime Option divided by the Converted Number and rounded up to the nearest ten-thousandth of a dollar. In the event a Capital Change shall occur prior to the Effective Time, an appropriate adjustment shall be made to the terms of the Prime Options at the time of the foregoing conversion so that Converted Options give effect to the Capital Change. Within 45 days after the receipt by Summit of an accurate and complete list of all holders of Prime Options, all information about the Prime Options and the holders thereof (including the address and social security number of each such holder and a description of the Prime Options held by such holder specifying, at a minimum, the plan under which issued, type (incentive or nonqualified), grant date, expiration date, exercise price and the number of shares of Prime Stock subject thereto) and copies of each form of option agreement, warrant agreement or letter agreement entered into between Prime and a holder of a Prime Option (all of the foregoing being collectively referred to as the "Final Option List and Materials"), Summit shall issue to the holders of such Prime Options appropriate instruments confirming the rights of such holders with respect to Summit Stock, on the terms and conditions provided by this Section 1.10, upon surrender of the outstanding instruments representing such Prime Options; provided, however, that Summit shall not be obligated to issue any such confirming instruments which relate to the issuance of Summit Stock, or issue any shares of Summit Stock, until such time as the shares of Summit Stock issuable upon exercise of Converted Options shall have been registered with the Securities and Exchange Commission (the "SEC") pursuant to an effective registration statement and authorized for listing on the NYSE and for sale by any appropriate state securities regulators, which such registrations and authorizations Summit shall use its best efforts to effect within 45 days after Prime shall have delivered to Summit the Final Option List and Materials, and Summit knows of no reason why it will not be able to do so. Summit shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any Converted Options remain outstanding. Summit shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Summit Stock for delivery upon exercise of Converted Options. Notwithstanding anything in the foregoing to the contrary, Prime Options intended to qualify as "incentive stock options" under the Code shall be converted into Converted Options in a manner consistent with the preservation of such qualification under the Code.

       (b) For purposes of this Section 1.10, "Prime Option" is hereby defined to mean an option relating to the purchase of Prime Stock, and any rights appurtenant thereto including Equity Based Rights (as defined at Section 2.01(d)(2) below), granted under a Prime Stock Compensation Plan (as defined at
Section 2.01(d)(3) below), outstanding both on the date hereof and at the Effective Time.

       Section 1.11. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Prime acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Reorganization or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Prime or otherwise, all such deeds, bills of sale, assignments and assurances and to take, in the name and on behalf of Prime, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

       Section 1.12.Unclaimed Reorganization Consideration. If, upon the expiration of one year following the Effective Time, Reorganization Consideration remains with the Exchange Agent due to the failure of Prime Shareholders to surrender and exchange Prime Certificates for Reorganization Consideration, Summit may, at its election, continue to retain the Exchange Agent for purposes of the surrender and exchange of Prime Certificates or take possession of such unclaimed Reorganization Consideration, in which such latter case, Prime Shareholders who have theretofore failed to surrender and exchange Prime Certificates shall thereafter look only to Summit for payment of the Reorganization Consideration and the unpaid dividends and distributions on Summit Stock declared after the Effective Time, without any interest thereon. Notwithstanding the foregoing, none of Summit, Prime, the Exchange Agent or any other person shall be liable to any former holder of shares of Prime Stock for any property properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

       Section 1.13.Lost Prime Certificates. In the event any Prime Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Prime Certificate to be lost, stolen or destroyed and the posting by such person of a personal, nonsurety bond in such amount as Summit may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Prime Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Prime Certificate the Reorganization Consideration deliverable in respect thereof pursuant to this Agreement.


                                   ARTICLE II.
                     REPRESENTATIONS AND WARRANTIES OF PRIME

       Prime represents and warrants to Summit as follows (where an item required to be disclosed on a Prime Schedule is required to be disclosed on one or more additional Prime Schedules, or where a copy of an item required to be attached to a Prime Schedule is required to be attached to one or more additional Prime Schedules, such disclosure or copy need not be provided on more than one Prime Schedule provided the Prime Schedules with respect to which the disclosure or copy is required but not provided contain a cross reference to the location of the required disclosure or copy in the Prime Schedules which is clear and unambiguous):

       Section 2.01.Organization, Capital Stock.

       (a) Each of Prime and its nonbank subsidiaries, including the nonbank subsidiaries of Bank (as defined in Section 2.01(e) (the term "subsidiary", as used in this Agreement, shall mean any corporation or other organization of which 10% or more of the shares or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other group performing similar functions with respect to such corporation or other organization is directly or indirectly owned by Prime or a "subsidiary" of Prime; the term "indirect" ownership means ownership through a succession of one or more other subsidiaries), all of which are listed, together with their respective states of incorporation and direct and indirect beneficial owners, on Prime Schedule 2.01(a), is a corporation duly organized, validly subsisting and in good standing under the laws of the state of its incorporation, qualified to transact business under the laws of all jurisdictions where it does business except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on (i) the business, results of operations, assets or financial condition of Prime and its subsidiaries on a consolidated basis, or (ii) the ability of Prime to perform its obligations under, and to consummate the transactions contemplated by, this Agreement ("Prime Material Adverse Effect"). However, a Prime Material Adverse Effect or Prime Material Adverse Change (as defined at Section 2.03 below) will not include a change resulting from a change in law, rule, regulation, generally accepted or regulatory accounting principle or other matter affecting banking institutions or their holding companies generally or from charges or expenses incident to the Reorganization. Each of Prime and its nonbank subsidiaries has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises and to engage in its business and activities as presently engaged in, and each has complied in all material respects with all applicable laws, regulations and orders.

       (b) Prime is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA").

       (c) Prime or one of its subsidiaries is the holder and beneficial owner of all of the outstanding capital stock of all of Prime's direct and indirect nonbank subsidiaries.

       (d) (1) The authorized capital stock of Prime consists of 13,000,000 shares of Common Stock, par value $1.00 per share, of which 10,984,833 shares are issued and outstanding as of the date hereof, and 2,000,000 shares of Preferred Stock, par value $1.00 per share, of which no shares are issued or outstanding. All issued and outstanding shares of the capital stock of Prime and of each of its nonbank subsidiaries have been fully paid, were duly authorized and validly issued, are nonassessable and have been issued pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or to the best of Prime's knowledge an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder.

              (2) Except as set forth in Section 2.01(d)(1), all Equity Securities (as defined at Section 2.01(d)(4) below) of Prime and its nonbank subsidiaries outstanding, in existence, the subject of an agreement or reserved for issuance ("Current Equity Securities"), and all rights or entitlements appurtenant to, based upon, derived from or valued based on the performance or value of Equity Securities of Prime outstanding, in existence, the subject of an agreement or reserved for issuance ("Equity Based Rights") are listed on Prime
Schedule 2.01(d)(2) and all significant information relating to such Current Equity Securities (other than Common Stock) and Equity Based Rights is listed on Prime Schedule 2.01(d)(2) including without limitation, where applicable, name of holder, address and relationship to Prime if not an employee of Prime or a subsidiary, date of grant, award or issuance, expiration dates, vesting dates, the Prime Stock Plan (as defined in Section 2.01(d)(3) below) under which granted, awarded or issued, any intended qualification or nonqualification or other status under the Code, those Current Equity Securities or Equity Based
Rights granted in tandem with other Current Equity Securities or Equity Based Rights, exercise price, number of shares, valuation formula and performance goals. All Current Equity Securities have been (to the extent such is capital stock or similar equity interest) fully paid, were duly authorized and validly issued, are (to the extent such is capital stock or similar equity interest) nonassessable and have been issued pursuant to an effective registration statement under the Securities Act or to the best of Prime's knowledge an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder.

              (3) All agreements, contracts, plans and arrangements, whether oral or written or formal or informal, pursuant to which Current Equity Securities or Equity Based Rights were granted, awarded or issued or which provide for the granting, awarding or issuance of Equity Securities or Equity Based Rights or are relevant in any fashion to Current Equity Securities or Equity Based Rights ("Prime Stock Plan") are listed in Prime Schedule 2.01(d)(3). All Prime Stock Plans constituting a compensatory contract, plan or arrangement ("Prime Stock Compensation Plan"), including all amendments thereto, are separately identified on Prime Schedule 2.01(d)(3) and except as disclosed thereon have been duly approved by the shareholders of Prime and such approvals have been obtained in compliance with all applicable laws and with all applicable regulations of governmental or self-regulatory authorities.

              (4) "Equity Securities" of an issuer means (i) the capital stock or other equity securities or equity interests of such issuer, (ii) options, warrants, scrip, interests in, rights (including preemptive rights) to subscribe to, purchase or acquire, calls on or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, capital stock or other equity securities or equity interests or any security or right convertible into or exchangeable for the capital stock or other equity security or equity interests of such issuer, and (iii) contracts, commitments, obligations, agreements, understandings or arrangements entitling anyone to acquire from the issuer, or by which such issuer is or may become bound to issue, capital stock or other equity security or equity interest or any security or right convertible into or exchangeable for the capital stock or other equity security or equity interest of such issuer.

       (e) Prime owns no bank subsidiary other than the Prime Bank ("Bank"). ("bank" is hereby defined to include commercial banks, savings banks, private banks, trust companies, savings and loan associations, building and loan associations and similar institutions receiving deposits and making loans). Bank is a bank duly organized, validly subsisting, and in good standing under the laws of the jurisdiction of its organization and is qualified to transact business under the laws of all jurisdictions where the failure to be so qualified would be likely to have a Prime Material Adverse Effect. Bank is duly authorized to conduct all activities and exercise all powers of a commercial bank contemplated by the laws of its jurisdiction of organization. Bank is an insured bank as defined in the Federal Deposit Insurance Act, and has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises, and to engage in its business and activities as presently engaged in, and has complied in all material respects with all applicable laws, regulations and orders.

       (f) The authorized and outstanding capital stock of Bank is as set forth on Prime Schedule 2.01(f). Prime is the holder and beneficial owner of all of the issued and outstanding Equity Securities of Bank. All issued and outstanding shares of the capital stock of Bank have been fully paid, were duly authorized and validly issued, are non-assessable, and were not issued in violation of the preemptive rights of any shareholder. All Equity Securities of Bank outstanding, in existence, the subject of an agreement or reserved for issuance are described in all material respects on Prime Schedule 2.01(f).

       (g) All Equity Securities of its direct and indirect subsidiaries beneficially owned by Prime or a subsidiary of Prime are held free and clear of any claims, liens, encumbrances or security interests.

       Section 2.02.Financial Statements. The financial statements (and related notes and schedules thereto) contained in or incorporated by reference into


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

Prime's (a) annual report to shareholders for the fiscal year ended December 31, 1997, (b) annual report on Form 10-K filed pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") for the fiscal year ended December 31, 1997 and (c) quarterly reports on Form 10-Q filed pursuant to the Exchange Act for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 and the financial statements (and related notes and schedules thereto) contained in Prime's draft annual report to shareholders for the fiscal year ended December 31, 1998 attached hereto as Prime Schedule 2.02 (all of the foregoing financial statements being collectively referred to as the "Prime Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents in all material respects (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles, the consolidated statements of condition, income, changes in stockholders' equity and cash flows of Prime and its subsidiaries at its respective date and for the period to which it relates, except as may otherwise be described therein and except that, in the case of unaudited statements, no consolidated statements of changes in stockholders' equity are included. The Prime Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the Prime Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

       Section 2.03.No Conflicts. Except as set forth on Prime Schedule 2.03, Prime and each of its subsidiaries is not in violation or breach of or default under, and has received no notice of violation, breach, revocation or threatened or contemplated revocation of or default or denial of approval under, nor will the execution, delivery and performance of this Agreement by Prime, or the consummation of the transactions contemplated hereby including the Reorganization by Prime upon the terms provided herein (assuming receipt of the Required Consents, as that term is defined in Section 4.01), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the material rights, permits, licenses, assets or properties of Prime or any of its subsidiaries or upon any of the Equity Securities of Prime or any of its subsidiaries, or constitute an event which could, with the lapse of time, action or inaction by Prime or any of its subsidiaries or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

       (i) the certificate or articles of incorporation or articles of association, as appropriate, or by-laws of Prime or any of its subsidiaries;

       (ii)   any  applicable  law,  statute,   rule,   ruling,   determination,
              ordinance or regulation of or agreement with any governmental or regulatory authority;

       (iii) any judgment, order, writ, award, injunction or decree of any court or other governmental authority; or

       (iv) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement or other instrument;

to which Prime or any of its subsidiaries is a party or by which Prime or any of its subsidiaries or any of their assets or properties are bound or committed, the consequences of which individually or in the aggregate would result in a material adverse change in the business, results of operations, assets or financial condition of Prime and its subsidiaries, on a consolidated basis, from that reflected in the Prime Financial Statements as of and for the year ended

December 31, 1998 ("Prime Material Adverse Change"), or enable any person to enjoin the transactions contemplated hereby.

       Section 2.04.Absence of Undisclosed  Liabilities.  Except as set forth on
Schedule 2.04, Prime and its subsidiaries have no liabilities, whether contingent or absolute, direct or indirect, matured or unmatured (including but not limited to liabilities for federal, state and local taxes, penalties, assessments, lawsuits or claims against Prime or any of its subsidiaries), and no loss contingency (as defined in Statement of Financial Accounting Standards No. 5), other than (a) those reflected in the Prime Financial Statements or disclosed in the notes thereto, (b) commitments made by Prime or any of its subsidiaries in the ordinary course of its business, and (c) liabilities arising in the ordinary course of its business since December 31, 1998, which are not in the aggregate material to Prime and its subsidiaries, on a consolidated basis. Other than as may be set forth on Prime Schedule 2.04, neither Prime nor any of its subsidiaries has, since December 31, 1998, become obligated on any debt due in more than one year from the date of this Agreement in excess of $100,000, other than intra-corporate debt and deposits received, repurchase agreements and borrowings from the Federal Home Loan Bank of Pittsburgh entered into in the ordinary course of business.

       Section 2.05.Absence of Litigation; Agreements with Bank Regulators. There is no outstanding order, injunction or decree of any court or governmental or self-regulatory body against or affecting Prime or any of its subsidiaries which materially and adversely affects Prime and its subsidiaries, on a consolidated basis, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to Prime and its subsidiaries, on a consolidated basis, pending or, to the best of Prime's knowledge, threatened, against or involving Prime or any of its subsidiaries or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as may be disclosed in the Forms 10-K and 10-Q of Prime referred to in Section 2.02 or set forth in Prime Schedule 2.05. Except as set forth on Prime Schedule 2.05, neither Prime nor any subsidiary of Prime is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to material statutory or regulatory noncompliance discovered in any regulatory examinations, its capital adequacy, its credit or reserve policies or its management. Except as set forth on Prime Schedule 2.05, neither Prime nor any subsidiary of Prime has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Neither Prime nor any subsidiary of Prime has failed to resolve to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recently completed examination of each aspect of Prime's or a Prime subsidiary's business nor has Prime or any subsidiary of Prime been advised of any significant deficiencies by any such agency in connection with any current examination of either Prime or a subsidiary of Prime by any such agency.

       Section 2.06.Brokers' Fees. Prime has entered into this Agreement with Summit as a result of direct negotiations without the assistance or efforts of any finder, broker, financial advisor or investment banker, other than Fox-Pitt, Kelton Inc. ("Fox-Pitt"). Prime Schedule 2.06 consists of true and complete copies of all agreements between Prime and Fox-Pitt with respect to the transactions contemplated by this Agreement or similar transactions.

       Section 2.07.Regulatory Filings. All filings made by Prime and its subsidiaries after December 31, 1995 with the SEC and the appropriate bank regulatory authorities did not at the time of filing contain any untrue statement of a material fact and did not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC or the Federal bank regulatory agency having securities regulatory jurisdiction, as appropriate. Each of the financial statements (including related notes and schedules thereto) contained in or incorporated by reference into such filings are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles, the consolidated statements of condition, income, changes in stockholders' equity and cash flows of Prime and its subsidiaries at its respective date or for the period to which it relates, except as may otherwise be described therein and except that, in the case of unaudited statements, no consolidated statements of changes in stockholders' equity are included. Except as set forth on Prime
Schedule 2.07, Prime and its subsidiaries have since December 31, 1995, to the extent legally required, timely made all filings required by the Securities Act and the Exchange Act, Federal and state banking laws and regulations and the rules and regulations of the NASD and any other self-regulatory organization, and have paid all fees and assessments due and payable in connection therewith.

       Section 2.08.Corporate Action. Assuming due execution and delivery by Summit, and subject to the requisite approval by the shareholders of Prime of this Agreement, the Reorganization and the other transactions contemplated hereby in accordance with Prime's Articles of Incorporation and the Pennsylvania Law at a meeting of such holders to be duly called and held, Prime has the corporate power and is duly authorized by all necessary corporate action to execute, deliver and perform this Agreement. The Board of Directors of Prime has taken all action required by law, its Articles of Incorporation, its By-Laws or otherwise (i) to authorize the execution and delivery of this Agreement and (ii) for shareholders of Prime to approve this Agreement and the transactions contemplated hereby including the Reorganization by a simple majority of the shares entitled to vote at the meeting held in accordance with Section 4.03. Assuming due execution and delivery by and the enforceability against Summit of this Agreement, this Agreement is a valid and binding agreement of Prime enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally or institutions the deposits of which are insured by the Federal Deposit Insurance Corporation, or the affiliates of such institutions. The Board of Directors of Prime in authorizing the execution of this Agreement has determined to recommend to the shareholders of Prime the approval of this Agreement, the Reorganization and the other transactions contemplated hereby.

       Section 2.09.Absence of Changes. There has not been, since December 31, 1998, any Prime Material Adverse Change except as may be set forth in Prime
Schedule 2.09. Except as may be set forth in Prime Schedule 2.09, neither Prime nor any of its subsidiaries has since December 31, 1998: (a) (i) declared, set aside or paid any dividend or other distribution in respect of its Equity Securities, other than dividends from subsidiaries to Prime or other subsidiaries of Prime, and an ordinary cash dividend to Prime shareholders of $0.11 per share or less per fiscal quarter, or, (ii) directly or indirectly purchased, redeemed or otherwise acquired any shares of any Equity Securities;
(b) incurred current liabilities since that date other than in the ordinary course of business; (c) sold, exchanged or otherwise disposed of any of their assets except in the ordinary course of business; (d) made any officers' salary increase or wage increase not consistent with past practices, entered into any employment, consulting, severance or change of control contract with any present or former director, officer or salaried employee, or instituted any employee or director welfare, bonus, stock option, profit-sharing, retirement, severance or other benefit plan or arrangement or modified any of the foregoing so as to increase its obligations thereunder in any material respect; (e) suffered any taking by condemnation or eminent domain or other damage, destruction or loss in excess of $75,000, whether or not covered by insurance, adversely affecting its business, property or assets, or waived any rights of value in excess of $75,000; (f) entered into transactions other than in the ordinary course of business which in the aggregate exceeded $150,000; or (g) acquired assets or capital stock of another company of whatsoever amount, except in a fiduciary capacity or in the course of securing or collecting loans or leases.

       Section 2.10.Allowance for Credit Losses. At December 31, 1998 and thereafter the allowances for credit losses of Prime and its subsidiaries were and are adequate in all material respects to provide for all losses on loans and leases outstanding and, to the best of Prime's knowledge, the loan and lease portfolios of Prime in excess of such allowances are collectible in the ordinary course of business. Prime Schedule 2.10 constitutes a list of all loans and leases made by Prime or any of its subsidiaries that have been "classified" as to quality by any internal or external auditor, accountant or examiner, and such list is accurate and complete in all material respects.

       Section 2.11. Taxes and Tax Returns. Subject to the exceptions set forth on Prime Schedule 2.11:

Neither Prime nor any of its subsidiaries has at any time filed a consent pursuant to Section 341(f) of the Code or consented to have the provisions of
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Prime or any of its subsidiaries. None of the property being acquired by Summit or its subsidiaries in the Reorganization is property which Summit or its subsidiaries will be required to treat as being owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code. All amounts required to be withheld have been withheld from employees by Prime and each of its subsidiaries for all periods in compliance with the tax, social security, unemployment and other applicable withholding provisions of applicable federal, state and local law. All federal, state and local returns (as defined below) required to be filed have been timely filed by Prime and each of its subsidiaries for all periods for which returns were due, including with respect to employee income tax withholding, social security, unemployment and other applicable taxes (as defined below), are accurate, and the amounts shown thereon to be due and payable, as well as any interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to Prime or any of its subsidiaries, have been paid in full or adequate provision therefor has been included on the books of Prime or its appropriate subsidiary. Neither Prime nor any of its subsidiaries is required to file tax returns with any state other than the Commonwealth of Pennsylvania. Provision has been made on the books of Prime or its appropriate subsidiary for all unpaid taxes, whether or not disputed, that may become due and payable by Prime or any of its subsidiaries in future periods in respect of transactions, sales or services occurring or performed prior to the date of this Agreement. The Internal Revenue Service ("IRS") has never audited the consolidated federal income tax returns of Prime and the Commonwealth of Pennsylvania has never audited the Pennsylvania income tax returns of Prime and its subsidiaries.

Neither Prime nor any of its subsidiaries is subject to an audit or review of its tax returns by any state other than the Commonwealth of Pennsylvania or the State of Delaware. Neither Prime nor any of its subsidiaries is currently a party to any tax sharing or similar agreement with any third party. There are no material matters, claims, assessments, examinations, notices of deficiency, demands for taxes, refund litigation, proceedings, audits or proposed deficiencies pending or, to the best of Prime's knowledge, threatened against Prime or any of its subsidiaries, including a claim or assessment by any authority in a jurisdiction where Prime or any of its subsidiaries do not file tax returns and Prime or any such subsidiary is subject to taxation, and there have been no waivers of statutes of limitations or agreements related to assessments or collection in respect of any federal, state or local taxes. Neither Prime nor any of its subsidiaries has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by Prime or any of its subsidiaries, and neither Prime nor any of its subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method. Prime and its subsidiaries have complied in all material respects with all requirements relating to information reporting, including tax identification number reporting, and withholding (including back-up withholding) and other requirements relating to the reporting of interest, dividends and other reportable payments under the Code and state and local tax laws and the regulations promulgated thereunder and other requirements relating to reporting under federal law including record keeping and reporting on monetary instruments transactions.

       For purposes of this Agreement, "taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States Federal, state, local, or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto; and "return" shall mean any return, report, information return or other documents (including any related or supporting information) with respect to taxes.

       Section 2.12.Properties. Except as set forth in Prime Schedule 2.12, Prime has, directly or through its subsidiaries, good and marketable title to all of its properties and assets, tangible and intangible, including those reflected in the Prime Financial Statements (except individual properties and assets disposed of since December 31, 1998 in the ordinary course of business), which properties and assets are not subject to any mortgage, pledge, lien, charge or encumbrance other than as reflected in the Prime Financial Statements or which in the aggregate do not materially adversely affect or impair the operation of Prime and its subsidiaries on a consolidated basis. Prime and each of its subsidiaries enjoys peaceful and undisturbed possession under all material leases under which it is the lessee, where the failure to enjoy such peaceful and undisturbed possession would be likely to have a Prime Material Adverse Effect, and none of such leases contains any unusual or burdensome provision which would be likely to materially and adversely affect or impair the operations of Prime and its subsidiaries, on a consolidated basis.

       Section 2.13.Condition of Properties; Insurance. All real and tangible personal properties owned or leased by Prime or any of its subsidiaries are in a good state of maintenance and repair, are in good operating condition, subject to normal wear and tear, conform (as to owned properties only) in all material respects to all applicable ordinances, regulations and zoning laws, and are adequate for the business conducted by Prime or such subsidiary subject to exceptions which are not, in the aggregate, material to Prime and its subsidiaries, on a consolidated basis. Prime and each of its subsidiaries maintains insurance (with companies which, to the best of Prime's knowledge, are approved by all appropriate state insurance regulators to sell such insurance where purchased by Prime) against loss relating to such properties and to the best of Prime's knowledge such other risks as companies engaged in similar business located in Pennsylvania, would, in accordance with good business practice, be customarily insured in amounts which are customary, usual and prudent for corporations or banks, as the case may be, of their size. Such policies are in full force and effect and are carried in an amount and form and are otherwise adequate to protect Prime and each of its subsidiaries from any adverse loss resulting from risks and liabilities reasonably foreseeable at the date hereof, and are disclosed on Prime Schedule 2.13. All material claims thereunder have been filed in a due and timely fashion. Since December 31, 1994, neither Prime nor any of its subsidiaries has been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request) nor has Prime or any subsidiary received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be increased, other than premium increases in the ordinary course of business applicable on their terms to all insureds.

       Section 2.14.Contracts.

       (a) Except as set forth in Prime Schedule 2.14(a), neither Prime nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral lease or license with respect to any property, real or personal, as tenant or licensee involving an annual consideration in excess of $75,000.

       (b) Except as set forth in, and, in Prime Schedule 2.03 or Prime Schedule 2.14(b), neither Prime nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral: (i) employment or severance contract (including, without limitation, any Prime bargaining contract or union agreement) or other agreement with any director or any officer or other employee of Prime or any subsidiary, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Prime or any of its subsidiaries of the nature contemplated by this Agreement which is not terminable without penalty by Prime or a subsidiary, as appropriate, on 60 days or less notice; (ii) contract or commitment for capital expenditures in excess of $75,000 for any one project or in excess of $150,000 in the aggregate for all projects; (iii) contract or commitment whether for the purchase of materials or supplies or for the performance of services involving consideration in excess of $75,000 (including advertising and consulting agreements, data processing agreements, and retainer agreements with attorneys, accountants, actuaries, or other professionals); (iv) contract or option to purchase or sell any real or personal property, other than to sell OREO property, involving consideration in excess of $75,000; (v) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, or any other non-qualified compensation plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vi) agreement containing covenants that limit the ability of Prime or any of its subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which or method by which Prime (including any successor thereof) or any of its subsidiaries may carry on its business (other than as may be required by law or any regulatory agency), (vii) agreement which by its terms limits the payment of dividends by Prime or any of its subsidiaries, (viii) contract (other than this Agreement) limiting the freedom of Prime or its subsidiaries to engage in any type of banking or bank-related business permissible under law; (ix) contract, plan or arrangement which provides for payments of benefits payable to any participant therein or party thereto, and which might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the Code or (x) any other contract material to the business of Prime and its subsidiaries, on a consolidated basis, and not made in the ordinary course of business.

       (c) Neither Prime nor any of its subsidiaries is a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking which, in the reasonable opinion of management of Prime, is materially adverse, onerous, or harmful to any aspect of the business of Prime and its subsidiaries, on a consolidated basis.

       Section 2.15.Pension and Benefit Plans.

       (a) Neither Prime nor any of its subsidiaries maintains an employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or has made any contributions to any such employee pension benefit plan maintained after December 31, 1995, except employee pension benefit plans listed in Prime
Schedule 2.15(a) (individually a "Prime Pension Plan" and collectively the "Prime Pension Plans"). In its present form each Prime Pension Plan complies in all material respects with all applicable requirements under ERISA and the Code. Each Prime Pension Plan and the trust created thereunder which is intended to be qualified and exempt under Sections 401(a) and 501(a) of the Code is so qualified and exempt, and Prime or the subsidiary whose employees are covered by such Prime Pension Plan has received from the IRS a determination letter to that effect and such determination letter may still be relied on. No event has occurred and there has been no omission or failure to act which would adversely affect such qualification or exemption. Each Prime Pension Plan has been administered and communicated to the participants and beneficiaries in all material respects in accordance with its terms and ERISA. No employee or agent of Prime or any subsidiary whose employees are covered by a Prime Pension Plan has engaged in any action or failed to act in such manner that, as a result of such action or failure, (i) the IRS could revoke, or refuse to issue (as the case may be), a favorable determination as to such Prime Pension Plan's qualification and the associated trust's exemption or impose any liability or penalty under the Code, or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under such Prime Pension Plan or has been misled as to his or her rights under such Prime Pension Plan. No Prime Pension Plan is subject to Section 412 of the Code or Title IV of ERISA. Except as set forth on Prime Schedule 2.15(c), no person has engaged in any prohibited transaction involving any Prime Pension Plan or associated trust within the meaning of Section 406 of ERISA or Section 4975 of the Code. There are no pending or threatened claims (other than routine claims for benefits) against the Prime Pension Plans or any fiduciary thereof which would subject Prime or any of its subsidiaries to a material liability. All reports, filings, returns and disclosures and other communications which have been required to be made to the participants and beneficiaries, other employees, the Pension Benefit Guaranty Corporation ("PBGC"), the SEC, the IRS, the U.S. Department of Labor or any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation have been made in a timely manner and all such reports, communications, filings, returns and disclosures were true and correct in all material respects. No liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements. "ERISA Affiliate" where used in this Agreement means any trade or business (whether or not incorporated) which is a member of a group of which Prime is a member and which is under common control within the meaning of Section 414 of the Code. Neither Prime nor any of its subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code. Except as set forth in Prime Schedule 2.15(a), there are no unfunded benefit or pension plans or arrangements, or any individual agreements whether qualified or not, to which Prime or any of its subsidiaries or ERISA Affiliates has any obligation to contribute and the present value of all benefits vested and all benefits accrued under each Prime Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date, exceed the value of the assets of the Prime Pension Plan allocable to such vested or accrued benefits. No Prime Pension Plan or any trust created thereunder has been terminated, nor has there been any "reportable events" with respect to any Prime Pension Plan, as that term is defined in
Section 4043 of ERISA since December 31, 1992. No Prime Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA (whether or not waived). No Prime Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA. There has been no change in control of any Prime Pension Plan.

       (b)  All  bonus,  deferred  compensation,   profit-sharing,   retirement,
pension,  stock  option,  stock  award  and stock  purchase  plans and all other employee benefit, health and welfare plans, arrangements or agreements, including without limitation the Prime Stock Compensation Plans and medical, major medical, disability, life insurance or dental plans covering employees generally, other than the Prime Pension Plans, maintained by Prime or any of its subsidiaries with an annual cost in excess of $75,000 (collectively "Prime Benefit Plans") are listed in Prime Schedule 2.15(b) (unless already listed in Prime Schedule 2.15(a) or Prime Schedule 2.01(d)(3)) and comply in all material respects with all applicable requirements imposed by the Securities Act, the Exchange Act, ERISA, the Code, and all applicable rules and regulations thereunder. The Prime Benefit Plans have been administered and communicated to the participants and beneficiaries in all material respects in accordance with their terms and ERISA, as applicable, and no employee or agent of Prime or any of its subsidiaries has engaged in any action or failed to act in such manner that, as a result of such action or failure: (i) the IRS could revoke, or refuse to issue, a favorable determination as to a Prime Benefit Plan's qualification and any associated trust's exemption or impose any liability or penalty under the Code; or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under the Prime Benefit Plans or has been misled as to their rights under the Prime Benefit Plans. There are no pending or threatened claims (other than routine claims for benefits) against the Prime Benefit Plans which would subject Prime or any of its subsidiaries to liability. Any trust which is intended to be tax-exempt has received a determination letter from the IRS to that effect and no event has occurred which would adversely affect such exemption. All reports, filings, returns and disclosures required to be made to the participants and beneficiaries, other employees of Prime or any of its subsidiaries, the PBGC, the SEC, the IRS, the U.S. Department of Labor and any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation, if any, have been made in a timely manner and all such reports, filings, returns and disclosures were true and correct in all material respects. No material liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements.

       (c) There is no pending or, to the best of Prime's knowledge, threatened litigation, administrative action or proceeding relating to any Prime Benefit Plan or Prime Pension Plan. There has been no announcement or commitment by Prime or any subsidiary of Prime to create an additional Prime Benefit Plan or Prime Pension Plan, or to amend a Prime Benefit Plan or Prime Pension Plan, except for amendments required by applicable law, which may materially increase the cost of such Prime Benefit Plan or Prime Pension Plan and, except for any plans or amendments expressly described on Prime Schedule 2.01(d)(3), Prime
Schedule 2.15(a) or Prime Schedule 2.15(b), Prime and its subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Prime Benefit Plan (exclusive of any coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") that cannot be amended or terminated upon more than sixty (60) days' notice without incurring any liability thereunder. Disclosed on Prime Schedule 2.15(c) with respect to each Prime Benefit Plan and Prime Pension Plan, to the extent applicable, is (A) the most recent annual report on the applicable form of the Form 5500 series filed with the IRS with all the attachments filed, (B) such Prime Benefit Plan or Prime Pension Plan, including all amendments thereto, (C) each trust agreement and insurance contract relating to such plan, including amendments thereto, (D) the most recent summary plan description for such plan, including amendments thereto, if the plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such plan is a pension plan and (F) the most recent determination letter issued by the IRS if such plan is qualified under
Section 401(a) of the Code.

       Section 2.16.Fidelity Bonds. Since December 31, 1995, Prime and each of its subsidiaries has continuously maintained fidelity bonds insuring them against acts of dishonesty in such amounts as are customary, usual and prudent for organizations of its size and business. All material claims thereunder have been filed in a timely fashion. Since December 31, 1992, there has been no individual claim under such bonds in excess of $1 million and since December 31, 1995 the aggregate amount of all claims under such bonds has not exceeded the policy limits of such bonds (excluding, except in the case of excess coverage, a deductible amount of not more than $100,000), neither Prime nor any of its subsidiaries is aware of any facts which would form the basis of a claim or claims under such bonds aggregating in excess of the applicable deductible amounts under such bonds, the cost of which has not been reserved or expensed in the Prime Financial Statements, and aggregate deductible amounts both incurred and reserved or expensed since December 31, 1995 have not exceeded $1 million. Neither Prime nor any of its subsidiaries has reason to believe that its respective fidelity coverage will not be renewed by its carrier on substantially the same terms as the existing coverage, except for possible premium increases unrelated to Prime's and its subsidiaries' past claim experience.

       Section 2.17.Labor Matters. Hours worked by and payment made to employees of Prime and each of its subsidiaries have not been in violation of the Fair Labor Standards Act or any applicable law dealing with such matters; and all payments due from Prime and each of its subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Prime or its appropriate subsidiary. Prime is in compliance in all material respects with all other laws and regulations relating to the employment of labor, including all such laws and regulations relating to Prime bargaining, discrimination, civil rights, safety and health, plant closing (including the Worker Adjustment Retraining and Notification Act), workers' compensation and the collection and payment of withholding and Social Security and similar taxes. No labor dispute, strike or other work stoppage has occurred and is continuing or is to its knowledge threatened with respect to Prime or any of its subsidiaries. Since December 31, 1994, no employee of Prime or any of its subsidiaries has been terminated, suspended, disciplined or dismissed under circumstances which could constitute a material claim, suit, action, complaint or proceeding likely to result in a material liability. No employees of Prime or any of its subsidiaries are unionized nor has union representation been requested by any group of employees or any other person within the last two years. There are no organizing activities involving Prime pending with, or, to the knowledge of Prime, threatened by, any labor organization or group of employees of Prime.

       Section 2.18.Books and Records. The minute books of Prime and each of its subsidiaries contain complete and accurate records of and fairly reflect all actions taken at all meetings of the shareholders and of the boards of directors and committees thereof and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of Prime and each of its subsidiaries fairly and accurately reflect the transactions to which Prime and each of its subsidiaries is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

       Section 2.19.Concentrations of Credit. No customer or affiliated group (as defined by applicable banking laws and regulations) of customers (a) is owed by Prime or any subsidiary of Prime an aggregate amount equal to more than 10% of the shareholders' equity of Prime or such subsidiary (including deposits, other debts and contingent liabilities) or (b) owes to Prime or any of its subsidiaries an aggregate amount equal to more than 10% of the shareholders' equity of Prime or such subsidiary (including loans and other debts, guarantees of debts of third parties, and other contingent liabilities) other than as set forth in Prime Schedule 2.19.

       Section 2.20.Trademarks and Copyrights. Neither Prime nor any of its subsidiaries has received written notice that the manner in which Prime or any of its subsidiaries conducts its business including its current use of any material trademark, trade name, service mark or copyright violates asserted rights of others in any trademark, trade name, service mark, copyright or other proprietary right.

       Section 2.21.Equity Interests. Neither Prime nor any of its subsidiaries owns, directly or indirectly, except for the equity interests of Prime in Bank and the equity interests disclosed on Prime Schedule 2.01(a) and Prime Schedule 2.21, any equity interest, other than by virtue of a security interest securing an obligation not presently in default, in any bank, corporation, partnership or other entity, except: (a) in a fiduciary capacity; or (b) an interest valued at less than $35,000 acquired in connection with a foreclosure or debt previously contracted. None of the investments reflected in the consolidated balance sheet of Prime as of December 31, 1998, and none of such investments made by it or any of its subsidiaries since December 31, 1998, is subject to any restriction (contractual or statutory), other than applicable securities laws, that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time, except to the extent any such investments are pledged in the ordinary course of business (including in connection with hedging arrangements or programs or reverse repurchase arrangements) consistent with prudent banking practice to secure obligations of Prime or any of its subsidiaries.

       Section 2.22.Environmental Matters.

       (a) Except as disclosed on Prime Schedule 2.22 or as may be disclosed in the Forms 10-K and 10-Q of Prime referred to in Section 2.02 hereof:

              (1) To Prime's actual knowledge, no Hazardous Substances (as hereinafter defined) have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on (1) any property now owned, occupied, leased or held or managed in a representative or fiduciary capacity
("Present Property") by Prime or any of its subsidiaries, (2) any property previously owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Former Property") by Prime or any of its subsidiaries during the time of such previous ownership, occupancy, lease; holding or management or (3) any Participation Facility (as hereinafter defined) during the time that Prime or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

              (2) Neither Prime nor any of its subsidiaries has disposed of, or arranged for the disposal of, Hazardous Substances from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that Prime or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

              (3) To Prime's actual knowledge (with Summit waiving any duty of inquiry, if applicable), other than loans to known gasoline service stations and loans to industrial enterprises where the storage of Hazardous Substances occurs in the normal course of business or is generally permitted by applicable laws, no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property (as hereinafter defined), nor is there, with respect to any such Loan Property, any violation of environmental law which could materially adversely affect the value of such Loan Property to an extent which could prevent or delay Prime or any of its subsidiaries from recovering the full value of its loan in the event of a foreclosure on such Loan Property.

       (b) Except as disclosed on Prime Schedule 2.22, neither Prime nor any subsidiary (i) is aware of any investigations contemplated, pending or completed by any environmental regulatory authority with respect to any Present Property, Former Property, Loan Property or Participation Facility, (ii) has received any information requests from any environmental regulatory authority, or (iii) has been named as a potentially responsible or liable party in any Superfund, Resource Conservation and Recovery Act, Toxic Substances Control Act or Clean Water Act proceeding or other equivalent state or federal proceeding.

       (c) As used in this Agreement, (a) "Participation Facility" shall mean any property or facility of which the relevant person or entity (i) has at any time participated in the management or (ii) may be deemed to be or to have been an owner or operator, (b) "Loan Property" shall mean any real property in which the relevant person or entity holds a security interest in an amount greater than $50,000 and (c) "Hazardous Substances" shall mean (i) any flammable substances, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances, pollutants, contaminants and any related materials or substances specified in any applicable Federal or state law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata) and (ii) friable asbestos, polychlorinated biphenyls, urea formaldehyde, and petroleum and petroleum-containing products and wastes.

       Section 2.23.Accounting, Tax and Regulatory Matters. Neither Prime nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying (A) for pooling-of-interest accounting treatment, or (B) as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any approval referred to in Section 4.01 or the consummation of the transactions contemplated by this Agreement.

       Section 2.24.Interest of Management and Affiliates.

       (a) All loans presently on the books of Prime or any of its subsidiaries to present or former directors or executive officers of Prime or any subsidiary of Prime, or their associates, or any members of their immediate families, have been made in the ordinary course of business and on the same terms and interest rates as those prevailing for comparable transactions with others and do not involve more than the normal risk of repayment or present other unfavorable features.

       (b) Except as set forth and described in Prime Schedule 2.24(b), no present or former officer or director of Prime or any of its subsidiaries or any Associated Person (as defined in Section 2.24(d) below):

              (1) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Prime or any of its subsidiaries except for the normal rights of a shareholder;

              (2) has an agreement, understanding, contract, commitment or pending transaction relating to the purchase, sale or lease of real or personal property, goods, materials, supplies or services, whether or not in the ordinary course of business, with Prime or any of its subsidiaries ("Insider Agreements");

              (3) has received from Prime or any of its subsidiaries any commitment, whether written or oral, to lend any funds to any such person;

              (4) is owed any amounts by Prime or any of its subsidiaries except for deposits taken in the ordinary course of business and amounts due for normal compensation or reimbursement of expenses incurred in furtherance of the business of such person's employer and reimbursable according to a policy of Prime or such subsidiary, as appropriate, as in effect immediately prior to the date hereof ("Insider Indebtedness").

       (c) Except as set forth in Prime Schedule 2.24(c), the consummation of the transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, the lapse of time, or the giving of notice and failure to cure) result in any payment (severance or other) or provision of a benefit becoming due from Prime or any of its subsidiaries or any successor or assign thereof to any director, officer or employee of Prime or any of its subsidiaries or any successor or assign of such subsidiary, other than payments and benefits due under the contracts and agreements set forth in Prime Schedule 2.14(b).

       (d) "Associated Person" means (i) any holder of 10% of more of the outstanding shares of Prime Stock, (ii) any associate (as "associate" is defined at Rule 14a-1(a) of the SEC) or relative ("relative" for purposes of this
Section 2.24 is defined as any person having a family relationship with the subject person, as family relationship is defined in the Instruction to Paragraph 401(d) of Regulation S-K of the SEC) of a present or former director or executive officer of Prime or any of its subsidiaries, (iii) any entity controlled, directly or indirectly, individually or in the aggregate, by any present or former director or executive officer of Prime or any of its subsidiaries or any relative or associate of any of such persons and (iv) any entity 25% or more or the equity interests of which are owned individually or in the aggregate by any present or former director or executive officer of Prime or any of its subsidiaries or any relative or associate of any of such persons.

       Section 2.25 Registration Obligations. Neither the Prime nor any of its subsidiaries is under any contractual obligation, contingent or otherwise, to register any of its securities under the Securities Act.

       Section 2.26 Corporate Documents. Prime has previously provided Summit with true and complete copies of the articles or certificate of incorporation and by-laws, as amended to date, which are currently in full force and effect, of Prime and of each of its subsidiaries.

       Section 2.27 Community Reinvestment Act Compliance. Prime and its subsidiaries are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, and received a CRA rating of at least satisfactory as of their last completed examination. As of the date of this Agreement, Prime has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Prime or any subsidiary to fail to be in substantial compliance with such provisions.

       Section 2.28 Business of Prime. Since December 31, 1998, Prime has conducted its business only in the ordinary course. For purposes of the foregoing, Prime has not, since December 31, 1998, controlled expenses through
(i) elimination of employee benefits, (ii) deferral of routine maintenance of real property or leased premises, (iii) elimination of reserves where the liability related to such reserve has remained, (iv) reduction of capital improvements from previous levels, (v) failure to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in the business of Prime, (vi) capitalized loan production expenses other than in accordance with Statement of Financial Accounting Standard No. 91, or
(vii) extraordinary reduction or deferral of ordinary or necessary expenses.

       Section 2.29 Interest Rate Risk Management Instruments.

       (a) Set forth on Prime Schedule 2.29(a) is a list as of the date hereof of all interest rate swaps, caps, floors and option agreements, and other interest rate risk management arrangements to which Prime or any of its subsidiaries is a party or by which any of their properties or assets may be bound.

       (b) All such interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Prime or any of its subsidiaries is a party or by which any of their properties or assets may be bound were entered into the ordinary course of business and, in accordance with prudent banking practice and applicable rules, regulations and policies of regulatory authorities and with counterparties believed, at the time entered into and at the date of this Agreement, to be financially responsible and are legal, valid and binding obligations of Prime or a subsidiary and are in full force and effect. Prime and each of its subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

       Section 2.30.Takeover Laws; Dissenters' Rights. Prime has taken all action required to be taken by it in order to exempt this Agreement, the Option Agreement and the transactions contemplated by each from, and this Agreement, the Option Agreement and the transactions contemplated by each are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "control transaction", business combination" or other antitakeover laws and regulations of the Commonwealth of Pennsylvania, including, without limitation, Chapter 25 of the Pennsylvania Law except Subchapter F, which is applicable.

       Section 2.31.Year 2000 Compliant. To the best knowledge of Prime, all computer software and hardware owned or licensed by Prime or any of its subsidiaries is, or Prime has taken or is taking all required steps to be, Year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1900-1999 will be correctly processed in any level of computer hardware or software including, but not limited to, microcode, firmware, applications programs, files and databases. All computer software owned or licensed by Prime is, or Prime has taken steps or is taking steps (including obtaining warranties from the vendors thereof in respect of compliance) to ensure that all computer software will be, designed to be used prior to, during and after the calendar year 2000 AD and such software will operate during each such time period, without error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century.

                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF SUMMIT

       Summit represents and warrants to Prime as follows:

       Section 3.01.Organization, Capital Stock.

       (a) Summit is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with authorized capital stock consisting of (i) 390,000,000 shares of Common Stock, par value $.80 per share, with the Summit Rights attached thereto pursuant to the Rights Agreement, of which 173,756,531 shares were issued and outstanding as of December 31, 1998 and
(ii) 6,000,000 shares of Preferred Stock, each without par value, of which no shares are issued and outstanding and 1,500,000 shares of Series R Preferred Stock are reserved for issuance as of the date hereof

       (b) Summit is qualified to transact business in and is in good standing under the laws of all jurisdictions where the failure to be so qualified could reasonably be expected to have a material adverse effect on (i) the business, results of operations, assets or financial condition of Summit and its subsidiaries on a consolidated basis, or (ii) the ability of Summit to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (a "Summit Material Adverse Effect"). However, a Summit Material Adverse Effect or Summit Material Adverse Change (as defined at Section 3.03) will not include a change resulting from a change in law, rule, regulation, generally accepted or regulatory accounting principle or other matter affecting financial institutions or their holding companies generally or from charges or expenses incident to the Reorganization. The bank subsidiaries of Summit are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization. Summit and its bank subsidiaries have all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease their respective properties, occupy their respective premises, and to engage in their respective businesses and activities as presently engaged in and each has complied with all applicable laws, regulations and orders except where the failure to comply would not constitute a Summit Material Adverse Effect. Summit is duly registered as a bank holding company under the BHCA.

       (c) All issued shares of the capital stock of Summit and of each of its bank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable, have been issued pursuant to an effective registration statement under the Securities Act or to the best of Summit's knowledge an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder. Summit or one of its subsidiaries is the holder and beneficial owner of all of the issued and outstanding Equity Securities of its bank subsidiaries. There are no Equity Securities of Summit outstanding, in existence, the subject of an agreement, or reserved for issuance, except as set forth at Section 3.01(a) and except for Summit Stock issuable upon the exercise of employee stock options granted under stock option plans of Summit, Summit Stock issuable pursuant to Summit's Dividend Reinvestment and Stock Purchase Plan, Savings Incentive Plan and 1993 Incentive Stock and Option Plan and Series R Preferred Stock issuable pursuant to the Summit Rights Agreement.

       (d) All Equity Securities of its direct and indirect subsidiaries beneficially owned by Summit or a subsidiary of Summit are held free and clear of any claims, liens, encumbrances or security interests.

       (e) Each bank subsidiary of Summit is duly authorized to conduct all activities and exercise all powers of a commercial bank or savings bank contemplated by the laws of its jurisdiction of organization. Each such bank subsidiary is an insured bank as defined in the Federal Deposit Insurance Act.

       Section 3.02.Financial Statements. The financial statements (and related notes and schedules thereto) contained in or incorporated by reference into Summit's (a) annual report to shareholders for the fiscal year ended December 31, 1997, (b) annual report on Form 10-K pursuant to the Exchange Act for the fiscal year ended December 31, 1997 and (c) quarterly reports on Form 10-Q filed pursuant to the Exchange Act for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (the "Summit Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents in all material respects (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles consistently applied, the consolidated balance sheets, statements of income, statements of shareholders' equity and statements of cash flows of Summit and its subsidiaries at its respective date or for the period to which it relates, except as may otherwise be described therein and except that, in the case of unaudited statements, no consolidated statements of changes in stockholders' equity are included. The Summit Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the Summit Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

       Section 3.03.No Conflicts. Summit is not in violation or breach of or default under, and has received no notice of violation, breach, revocation or threatened or contemplated revocation of or default or denial of approval under, nor will the execution, delivery and performance of this Agreement by Summit, or the consummation of the Reorganization by Summit upon the terms and conditions provided herein (assuming receipt of the Required Consents), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any rights, permits, licenses, assets or properties material to Summit and its subsidiaries, on a consolidated basis, or upon any of the capital stock of Summit, or constitute an event which could, with the lapse of time, action or inaction by Summit, or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

       (i) the Restated Certificate of Incorporation or the By-Laws of Summit;

       (ii) any law, statute, rule, ruling, determination, ordinance, or regulation of any governmental or regulatory authority;

       (iii) any judgment, order, writ, award, injunction, or decree of any court or other governmental authority; or

       (iv) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement, or other instrument;

to which Summit is a party or by which Summit or any of its assets or properties are bound or committed, the consequences of which would be a material adverse change in the business, results of operations, assets or financial condition of Summit and its subsidiaries, on a consolidated basis, from that reflected in the Summit Financial Statements as of and for the nine months ended September 30, 1998 (a "Summit Material Adverse Change"), or enable any person to enjoin the transactions contemplated hereby.

       Section 3.04.Absence of Litigation, Agreements with Bank Regulators. There is no outstanding order, injunction, or decree of any court or governmental or self-regulatory body against or affecting Summit or its subsidiaries which materially and adversely affects Summit and its subsidiaries, on a consolidated basis, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to Summit and its subsidiaries, on a consolidated basis, pending or, to Summit's knowledge, threatened, against or involving Summit or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as may be disclosed in the Forms 10-K and 10-Q of Summit referred to in Section 3.02. Neither Summit nor any bank subsidiary of Summit is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management. Neither Summit nor any bank subsidiary of Summit, has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Summit and the bank subsidiaries of Summit have resolved to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of Summit or such bank subsidiary's business except for examinations, if any, received within the 30 days prior to the date hereof [as to which Summit has not been advised of any significant deficiencies].

       Section 3.05.Regulatory Filings. At the time of filing, all filings made by Summit and its subsidiaries after December 31, 1995 with the SEC and appropriate bank regulatory authorities did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC. Summit has since December 31, 1995 timely made all filings required by the Securities Act and the Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC or the Federal bank regulatory agency having securities regulatory jurisdiction, as appropriate. Each of the financial statements (including related notes and schedules thereto) contained in or incorporated by reference into such filings are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles, the consolidated statements of condition, income, changes in stockholders' equity and cash flows of Summit and its subsidiaries at its respective date and for the period to which it relates, except as may otherwise be described therein and except that in the case of unaudited statements, no consolidated statements of changes in stockholders equity is included.

       Section 3.06.Corporate Action.

       (a) Assuming due execution and delivery by Prime, Summit has the corporate power and is duly authorized by all necessary corporate action to execute, deliver, and perform this Agreement. The Board of Directors of Summit has taken all action required by law or by the Restated Certificate of Incorporation or By-Laws of Summit or otherwise to authorize the execution and delivery of this Agreement. Approval by the shareholders of Summit of this Agreement, the Reorganization or the transactions contemplated by this Agreement is not required by applicable law. Assuming due execution and delivery by and the enforceability against Prime of this Agreement, this Agreement is a valid and binding agreement of Summit enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally or institutions the deposits of which are insured by the Federal Deposit Insurance Corporation, or the affiliates of such institutions.

       (b) In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at Section 1.01(a)(2), the Designated Summit Subsidiary will prior to Closing (i) have the corporate power and be duly authorized by all necessary corporation action to execute, deliver and perform this Agreement and (ii) the Board of Directors and sole shareholder of the Designated Summit Subsidiary will have taken all action required by law, its certificate or articles of incorporation and by-laws and otherwise to authorize the execution and delivery of this Agreement and to approve this Agreement and the transactions contemplated hereby including the Reorganization. Assuming due execution and delivery by and the enforceability against each of the other parties hereto, this Agreement will be a valid and binding agreement of the Designated Summit Subsidiary enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally or institutions, the deposits of which are insured by the Federal Deposit Insurance Corporation, or the affiliates of such institutions.

       Section 3.07.Absence of Changes. There has not been, since September 30, 1998, any Summit Material Adverse Change and there is no matter or fact known to Summit which may result in any such Summit Material Adverse Change in the future.

       Section  3.08   Absence  of   Undisclosed   Liabilities.   There  are  no
liabilities, whether contingent or absolute, direct or indirect, or loss contingencies (as defined in Statement of Financial Accounting Standards No. 5) other than (a) disclosed in the Summit Financial Statements or disclosed in the notes thereto, (b) commitments made by Summit or any of its subsidiaries in the ordinary course of its business which are not in the aggregate material to Summit and its subsidiaries, on a consolidated basis, and (c) liabilities arising in the ordinary course of its business since September 30, 1998 which are not in the aggregate material to Summit and its subsidiaries, on a consolidated basis.

       Section 3.09.Allowance for Credit Losses. At September 30, 1998 and thereafter, the allowances for credit losses of Summit and its subsidiaries are adequate in all material respects to provide for all losses on loans and leases outstanding, and to the best of Summit's knowledge, the loan and lease portfolios of Summit and its subsidiaries in excess of such allowances are collectible in the ordinary course of business.

       Section 3.10. Accounting, Tax and Regulatory Matters. Neither Summit nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of
Section 368(a) the Code, or (ii) materially impede or delay receipt of any approval referred to in Section 4.01 or the consummation of the transactions contemplated by this Agreement.

       Section 3.11. Community Reinvestment Act Compliance. Summit and its subsidiaries are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, and received a CRA rating of at least satisfactory as of their last completed examination. As of the date of this Agreement, Summit and its subsidiaries have not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Summit or any bank subsidiary to fail to be in substantial compliance with such provisions.

       Section 3.12.Year 2000 Compliant. To the best knowledge of Summit, all computer software and hardware owned or licensed by Summit or any of its subsidiaries is, or Summit has taken or is taking all required steps to be, Year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1900-1999 will be correctly processed in any level of computer hardware or software including, but not limited to, microcode, firmware, applications programs, files and databases, except where the failure to be so compliant would not have a Summit Material Adverse Effect. All computer software owned or licensed by Summit is, or Summit has taken steps or is taking steps (including obtaining warranties from the vendors thereof in respect of compliance) to ensure that all computer software will be designed to be used prior to, during and after the calendar year 2000 AD and that such software will operate during each such time period, without error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century, except where the failure to be so designed or to so operate would not have a Summit Material Adverse Effect.

       Section   3.13.Beneficial   Ownership  of  Prime  Stock.  Summit  is  the
beneficial owner of 106,700 shares of Prime Stock on the date hereof.


                                   ARTICLE IV.
                               COVENANTS OF PRIME

       Prime hereby covenants and agrees with Summit that:

       Section 4.01.Preparation of Registration Statement and Applications for Required Consents. Prime will cooperate with Summit in the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the SEC under the Securities Act for the registration of the offering of Summit Stock to be issued as Reorganization Consideration and the proxy statement-prospectus constituting part of the Registration Statement ("Proxy-Prospectus") that will be used by Prime to solicit shareholders of Prime for approval of the Reorganization. In connection therewith, Prime will furnish all financial or other information, including using reasonable best efforts to obtain customary consents, certificates, opinions of counsel and other items concerning Prime, deemed reasonably necessary by counsel to Summit for the filing or preparation for filing under the Securities Act and the Exchange Act of the Registration Statement (including the Proxy-Prospectus). Prime will cooperate with Summit and provide such information as may be advisable and reasonably available to Prime in obtaining an order of effectiveness for the Registration Statement, appropriate permits or approvals under state securities and "blue sky" laws, the required approval under the BHCA of the Board of

Governors of the Federal Reserve System (the "Federal Reserve Board") and any other governmental or regulatory consents or approvals or the taking of any other governmental or regulatory action necessary to consummate the Reorganization that would not have a Summit Material Adverse Effect following the Reorganization (the "Required Consents"). Summit, reasonably in advance of making such filings, will provide Prime and its counsel a reasonable opportunity to comment on such filings and regulatory applications and will give due consideration to any comments of Prime and its counsel before making any such filing or application, and Summit will provide Prime and its counsel with copies of all such filings and applications at the time filed if such filings and applications are made at any time before the Effective Time. Prime covenants and agrees that all information furnished in writing by Prime expressly for
inclusion  in  the  Registration  Statement,   the  Proxy-Prospectus,   and  all
applications to appropriate regulatory agencies for approval of the Reorganization will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and together with all information furnished in writing by Prime to Summit in connection with obtaining Required Consents will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Prime will furnish to Fox-Pitt such information about Prime reasonably available to it as Fox-Pitt may reasonably request for purposes of the opinion referred to in Section 8.07.

       Section 4.02.Notice of Adverse Changes. Prime will promptly advise Summit in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Prime contained in this Agreement or the Prime Schedules or the materials furnished pursuant to the Post-Signing Document List (as defined in Section 4.09), if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any Prime Material Adverse Change, (c) any inability or perceived inability of Prime to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of litigation or administrative proceedings involving Prime or any of its subsidiaries or assets, which, if determined adversely to Prime or any of its subsidiaries, would have a Prime Material Adverse Effect or an adverse material effect on the ability of the parties to timely consummate the Reorganization and the related transactions, (e) any governmental complaint, investigation, hearing, or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Prime or a subsidiary subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which Prime or a subsidiary is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Prime and its subsidiaries on a consolidated basis, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Reorganization. Prime agrees that the delivery of such notice shall not constitute a waiver by Summit of any of the provisions of Articles VI or VII.

       Section 4.03.Meeting of Shareholders. Prime will call a meeting of its shareholders for the purpose of voting upon this Agreement, the Reorganization and the transactions contemplated hereby. The meeting of Prime shareholders contemplated by this Section 4.03 will be held as promptly as practicable and, in connection therewith, will comply with the Pennsylvania Law and the Exchange Act and all regulations promulgated thereunder governing shareholder meetings and proxy solicitations. In connection with such meeting, Prime shall mail the Proxy-Prospectus to Prime shareholders and use its reasonable best efforts to obtain shareholder approval of this Agreement, the Reorganization and the transactions contemplated hereby; provided, however, that no director of Prime shall be obligated to take any action under this Section 4.03 in such person's capacity as a director which such person reasonably believes on the advice of counsel to be contrary to his fiduciary duty as a director.

       Section  4.04.Copies  of Filings.  Without  limiting  the  provisions  of
Section 4.01, Prime will deliver to Summit, at least 48 hours prior to an anticipated date of filing or distribution or as soon thereafter as practicable, all documents to be filed with the SEC or any bank regulatory authority or to be distributed in any manner to the shareholders of Prime or to the news media or to the public, other than the press releases and other information subject to
Section 10.01.

       Section 4.05.No Material Transactions. Until the Effective Time, Prime will not and will not allow any of its subsidiaries to, without the prior written consent of Summit:

       (a) pay (or make a declaration which creates an obligation to pay) any cash dividends, other than dividends from subsidiaries of Prime to Prime or other subsidiaries of Prime except that Prime may declare, set aside and pay a dividend of $0.11 per share of Prime Stock per quarter; provided, however, if the Effective Time has not occurred by November 30, 1999, Prime shall be permitted to increase the amount of its quarterly dividend to $.13 per share of Prime Stock per quarter;

       (b) declare or distribute any stock dividend or authorize or effect a stock split;

       (c) merge with, consolidate with, or sell any material asset to any other corporation, bank, or person (except for mergers of subsidiaries of Prime into other subsidiaries of Prime) or enter into any other transaction not in the ordinary course of the banking business;

       (d) except as set forth on Prime Schedule 4.05(d), incur any liability or obligation other than intracompany obligations, make or agree to make any commitment or disbursement, acquire or dispose or agree to acquire or dispose of any property or asset (tangible or intangible), make or agree to make any contract or agreement or engage or agree to engage in any other transaction, except (i) transactions in the ordinary course of business or other transactions involving not more than $75,000, and (ii) costs and expenses incurred in connection with the Reorganization and other transactions contemplated by this Agreement;

       (e) subject any of its properties or assets to any lien, claim, charge, option or encumbrance, except in the ordinary course of business and for amounts not material in the aggregate to Prime and its subsidiaries, on a consolidated basis;

       (f) except as set forth in Prime Schedule 4.05(f), pay any employee bonuses or increase or enter into any agreement to increase the rate of compensation of any employee at the date hereof which is not consistent with past practices and policies and which when considered with all such increases or agreements to increase constitutes an average annualized rate not exceeding four percent (4%);

       (g) except as set forth in Prime Schedule 4.05(g), create, adopt or modify any employment, termination, severance pension, supplemental pension, profit sharing, bonus, deferred compensation, death benefit, retirement, stock option, stock award, stock purchase or other employee or director benefit or welfare plan, arrangement or agreement of whatsoever nature, including without limitation the Prime Pension Plans and the Prime Benefit Plans (collectively, "Prime Plans"), or change the level of benefits, reduce eligibility, performance or participation standards, increase any payment or benefit under any Prime Plan;

       (h) distribute, issue, sell, award, grant, permit to become outstanding or enter into any agreement respecting any Equity Securities or any Equity Based Rights except pursuant to the Option Agreement, the Prime Bancorp, Inc. Directors Deferred Compensation Plan or the exercise of director and employee stock options and warrants granted prior to the date hereof under the Prime Stock Compensation Plans and exercisable and outstanding under the terms of a Prime Stock Compensation Plan at the date of such exercise;

       (i) except in a fiduciary capacity, purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities or Equity Based Rights, whether pursuant to the terms of such Equity Securities or Equity Based Rights or otherwise, or enter into any agreement providing for any of the foregoing transactions;

       (j) amend its certificate or articles of incorporation or articles of association, as appropriate, charter or by-laws;

       (k) modify, amend or cancel any of its existing borrowings other than in the ordinary course of business and other than intra-corporate borrowings and borrowings of federal funds from correspondent banks and the Federal Home Loan Bank of Pittsburgh or enter into any contract, agreement, lease or understanding, or any contracts, agreements, leases or understandings other than those in the ordinary course of business or which do not involve the creation of any material obligation or release of any material right of Prime or any of its subsidiaries, on a consolidated basis;

       (l) create, amend, increase, enhance, accelerate the exercisability of, or release or waive any forfeitures, terminations or expirations of or restrictions on any rights, awards, benefits, entitlements, options or warrants under the Prime Plans including Equity Securities and Equity Based Rights outstanding ;

       (m) make any employer contribution to a Prime Plan which under the terms of the particular plan is voluntary and within the discretion of Prime to make, other than regular contributions to Prime's 401(k) Plan and except as provided for in Prime Schedule 4.05(m);

       (n)  make  any  determination  or  take  any  action,   discretionary  or
otherwise, under or with respect to any Prime Plan other than routine administration in accordance with past precedent;

       (o) notwithstanding any other provision of this Agreement, enter into or amend, renew, extend, give any notice or consent with respect to, waive any provision under, or accept any new fees, rates or other costs or charges of whatsoever nature, schedule, exhibit or other attachment under (whether through an action or inaction) any Insider Agreement or any agreement, understanding, contract, commitment or transaction relating to any Insider Indebtedness, except to the extent permitted by Section 4.12 or disclosed in Prime Schedule 2.24(b);

       (p) other than in the ordinary course of business and in compliance with applicable laws and regulations, enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of Prime or any of its subsidiaries, any holder of 10% of more of the outstanding shares of Prime Stock, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated in 12 U.S.C.

ss.371c and 12 U.S.C. ss.371c-1. For purposes of this Section 4.05(p), "control" shall have the meaning associated with that term under 12 U.S.C. ss.371c; or

       (q) take or fail to take any discretionary action provided for under the terms of any plan or agreement affecting one or more directors or employees or any affiliates of such where the effect of such act or failure to act is or would be to give or confer a right or benefit not existing on the date hereof.

       Section 4.06.Operation of Business in Ordinary Course. Prime, on behalf of itself and its subsidiaries, covenants and agrees that from and after the date hereof and until the Effective Time, it and its subsidiaries: (a) will carry on their business substantially in the same manner as heretofore and will not institute any unusual or novel methods of management or operation of their properties or business and will maintain such in their customary manner; (b) will use their best efforts to continue in effect their present insurance coverage on all properties, assets, business and personnel; (c) will use their best efforts to preserve their business organization intact, preserve their present relationships with customers, suppliers, and others having business dealings with them, and keep available their present employees, provided, however, that Prime or any of its subsidiaries may terminate any employee for unsatisfactory performance or other reasonable business purpose, and provided further, however, that Prime will notify and consult with Summit prior to terminating any of the five highest paid employees of Prime; (d) will use their best efforts to continue to maintain fidelity bonds insuring Prime and its subsidiaries against acts of dishonesty by each of their employees in such amounts (not less than present coverage) as are customary, usual and prudent for corporations or banks, as the case may be, of their size; and (e) will not change their methods of accounting in effect at December 31, 1998, or change any of their methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of their Federal income tax returns for the taxable year ended December 31, 1998, except as required by changes in laws, regulations or generally accepted accounting principles or changes that are to a preferable accounting method, and approved in writing by Prime's independent certified public accountants.

       Section 4.07.Further Actions. Prime will: (a) execute and deliver such instruments and take such other actions as Summit may reasonably require to carry out the intent of this Agreement; (b) use its reasonable best efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its reasonable best efforts so that the other conditions precedent to the obligations of Summit set forth in Articles VI and VII hereof are satisfied.

       Section 4.08.Cooperation. Until the Effective Time, Prime will give to Summit and to its representatives, including its accountants, KPMG Peat Marwick LLP, and its legal counsel, full access during normal business hours to all of its property, documents, contracts and records relevant to this Agreement and the Reorganization, will provide such information with respect to its business affairs and properties as Summit from time to time may reasonably request, and will cause its managerial employees, and will use its reasonable best efforts to cause its counsel and independent certified public accountants, to be available on reasonable request to answer questions of Summit's representatives covering the business and affairs of Prime or any of its subsidiaries.

       Section 4.09.Copies of Documents. As promptly as practicable, but not later than 30 days after the date hereof, Prime will furnish to or make available to Summit all the documents, contracts, agreements, papers, and writings referred to in the Prime Schedules or called for by the list attached hereto as Exhibit C (the "Post-Signing Document List"), except where prohibited by law.

       Section 4.10.Applicable Laws. Prime and its subsidiaries will use their reasonable best efforts to comply promptly with all requirements which federal or state law may impose on Prime or any of its subsidiaries with respect to the Reorganization and will promptly cooperate with and furnish information to Summit in connection with any such requirements imposed upon Summit or on any of its subsidiaries in connection with the Reorganization.

       Section 4.11.Agreements of Affiliated Shareholders. Prime agrees to furnish to Summit, not later than 10 business days prior to the date of mailing of the Proxy-Prospectus, a writing setting forth the names of those persons (which will include all individual and beneficial ownership of Prime Stock by such persons and also identifies the manner in which all such beneficially owned shares of Prime Stock are registered on the stock record books of Prime) who in the written opinion of counsel to Prime (which opinion need not be furnished to Summit), constitute all the affiliates of Prime for the purposes of Rule 145 under the Securities Act (an "Prime Affiliate"). Prime agrees to use its reasonable best efforts (i) to cause each Prime Affiliate to enter into an agreement effective upon the execution thereof, satisfactory in form and substance to Summit and (y) substantially in the form of Exhibit D-1 with respect to Affiliates who are directors or officers of Prime or a subsidiary of Prime, or (z) substantially in the form of Exhibit D-2 with respect to Affiliates who are not directors or officers of Prime or a subsidiary of Prime (an "Affiliate Agreement"), and (ii) to furnish such Affiliate Agreements to Summit no later than 5 business days prior to the date of mailing of the Proxy-Prospectus.

       Section 4.12.Loans and Leases to Affiliates. All loans and leases hereafter made by Prime or any of its subsidiaries to any of its present or former directors or executive officers or their respective related interests shall be made only in the ordinary course of business and on the same terms and at the same interest rates as those prevailing for comparable transactions with others and shall not involve more than the normal risk of repayment or present other unfavorable features.

       Section 4.13.Confidentiality. All information furnished by Summit to Prime or its representatives pursuant hereto shall be treated as the sole property of Summit and, if the Reorganization shall not occur, Prime and its representatives shall return to Summit all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Prime or any committee thereof for the purpose of considering this Agreement, the Reorganization and the related transactions may be kept and maintained by Prime with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. Prime shall, and shall use its reasonable best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any purposes other than the performance of this Agreement. The obligation to keep such information confidential shall continue for five years from the date the proposed Reorganization is abandoned and shall not apply to:
(i) any information which (x) was legally in Prime's possession prior to the disclosure thereof by Summit, (y) was then generally known to the public, or (z) was disclosed to Prime by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, Prime is nonetheless, in the written opinion of its outside counsel,


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

compelled to disclose information concerning Summit to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Prime may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify Summit in advance to the extent practicable. This Section 4.13 shall survive any termination of this Agreement.

       Section 4.14.Dividends. Prime will coordinate with Summit the declaration of any dividends and the record and payment dates thereof so that the holders of Prime Stock will not be paid two dividends for a single calendar quarter with respect to their shares of Prime Stock and any shares of Summit Stock they become entitled to receive in the Reorganization or fail to be paid one dividend in each calendar quarter between the date hereof and the Effective Time. Prime will notify Summit at least five business days prior to any proposed dividend declaration date.

       Section 4.15.Acquisition Proposals. Prime agrees that neither Prime nor any of its subsidiaries nor any of the respective officers and directors of Prime or its subsidiaries shall, and Prime shall direct and use its best effort to cause its employees, affiliates, agents and representatives (including, without limitation, any investment banker, broker, financial or investment advisor, attorney or accountant retained by Prime or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals or offers with respect to, or engage in any negotiations or discussions with any person, provide any nonpublic information, or authorize or enter into any agreement or agreement in principle concerning, or recommend, endorse or otherwise facilitate any effort or attempt to induce or implement, any Acquisition Proposal (as defined below). "Acquisition Proposal" is hereby defined to be any offer, including an exchange offer or tender offer, or proposal concerning a merger, consolidation, or other business combination or takeover transaction involving Prime or any of its subsidiaries or the acquisition of any assets (otherwise than as permitted by Section 4.05) or securities of Prime or any of its subsidiaries. Prime will immediately cease and cause to be terminated any existing activities, discussion or negotiations with any parties conducted heretofore with respect to any of the foregoing. Prime will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section. In addition, Prime will notify Summit by telephone to its chief executive officer or general counsel promptly upon receipt of any communication with respect to a proposed Acquisition Proposal with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of Prime or any of its subsidiaries or assets by another party, and will immediately deliver as soon as possible by facsimile transmission, receipt acknowledged, to the Summit officer notified as required above a copy of any document relating thereto promptly after any such document is received by Prime.

       Section 4.16 Tax Opinion Certificates. Prime shall execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of the Tax Opinions (as defined at Section 6.03), dated as of the date of effectiveness of the Registration Statement and as of the Closing Date (and as of the date the Closing occurs if different than the Closing Date), and Prime shall use its reasonable best efforts to cause each of its executive officers, directors and holders of five percent (5%) or more of outstanding Prime Stock (including shares beneficially held) to execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of one or more of the Tax Opinions, dated as of the date of effectiveness of the Registration Statement and as of the Closing Date (and as of the date the Closing occurs if different than the Closing Date).

       Section 4.17.Directors' and Officers' Insurance. Prime and each of its subsidiaries has taken or will take all requisite action (including, without limitation, the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies ("D&O Insurance") in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Prime. Prime shall renew any existing D&O Insurance or purchase any "discovery period" D&O Insurance provided for thereunder at Summit's request.

       Section 4.18.Conforming Entries.

       (a) Notwithstanding that Prime believes that Prime and its subsidiaries have established reserves and taken all provisions for possible loan and lease losses required by generally accepted accounting principles and applicable laws, rules and regulations, Prime recognizes that Summit may have adopted different loan, accrual and reserve policies (including loan classification and levels of reserves for possible loan and lease losses). From and after the date of this Agreement, Prime and Summit shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Prime and its subsidiaries to those policies of Summit, as specified in each case in writing to Prime, based upon such consultation and as hereinafter provided.

       (b) In addition, from and after the date of this Agreement, Prime and Summit shall consult and cooperate with each other with respect to determining appropriate accruals, reserves and charges for Prime to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plan following the Reorganization, as specified in each case in writing to Prime, based upon such consultation and as hereinafter provided.

       (c) Prime and Summit shall consult and cooperate with each other with respect to determining the amount and the timing for recognizing for financial accounting purposes Prime's expenses of the Reorganization and the restructuring charges, if any, related to or to be incurred in connection with the Reorganization.

       (d) With respect to clauses (a) through (c) of this Section 4.18, (i) it is the objective of Prime and Summit that such reserves, accruals, charges and divestitures, if any, to be taken shall be consistent with generally accepted accounting principles, and (ii) Prime shall not be obligated to make a particular conforming entry if the particular entry is not capable of being reversed upon a termination of this Agreement or if the entry would have a material adverse effect on Prime.

       Section 4.19 Cooperation with Policies and Procedures. Prime, prior to the Effective Time, shall (i) consult and cooperate with Summit regarding the implementation of those policies and procedures established by Summit for its governance and that of its subsidiaries and not otherwise referenced in Section
4.18 of this Agreement, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the reasonable request of Summit, conform Prime's existing policies and procedures in respect thereof, provided that Prime shall not be required to conform a policy or procedure (y) if such would cause Prime or any of its subsidiaries to be in violation of any law, rule, regulation or requirement of any governmental regulatory authority having jurisdiction over Prime or any of its subsidiaries affected thereby, or
(z) if such conforming change is not capable of being reversed upon a termination of this Agreement or if the change would have a material adverse effect on Prime.

       Section 4.20 Environmental Reports. Prime shall disclose to Summit all matters of the types described in Section 2.22 hereof which Prime would have been required to disclose to Summit on the date hereof if known to Prime on the date hereof, as such become known to Prime between the date hereof and the Effective Time. In addition, Summit may at its expense perform, or cause to be performed, a phase one environmental investigation, an asbestos survey, or both of the foregoing, (i) within 90 days following the date of this Agreement, on all real property owned, leased or operated by Prime or any of its subsidiaries as of the date of this Agreement (but excluding space in retail or similar establishments leased by Prime for automatic teller machines or leased bank branch facilities where the space leased by Prime comprises less than 20% of the total space leased to all tenants of such property), and (ii) within 15 days after being notified by Prime of the acquisition or lease of any real property by it or its subsidiaries after the date of this Agreement, on the real property so acquired or leased (but excluding space in retail or similar establishments leased by Prime for automatic teller machines or leased bank branch facilities where the space leased by Prime comprises less than 20% of the total space leased to all tenants of such property). If the results of a phase one investigation (whether requested by Prime or Summit) indicate, in the reasonable opinion of Summit, that additional investigation is warranted, Summit may at its expense, within 15 days after receipt of the particular phase one report, perform or cause to be performed a phase two investigation on the property or properties deemed by Summit to warrant such additional study or notify Prime and an environmental consulting firm within 15 days after the receipt of the particular phase one report that the environmental consulting firm should promptly commence a phase two investigation. If the cost of taking all remedial or other corrective actions and measures (as required by applicable law, as recommended or suggested by phase one or phase two investigation reports (without regard to who requested such reports) or as may be prudent in light of serious life, health or safety concerns), if any, is in the aggregate in excess of $3,000,000, as reasonably estimated by an environmental expert retained for such purpose by Summit at its sole expense, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty, Summit shall have the right pursuant to Section 9.02(d)(3) of this Agreement to terminate this Agreement.

       Section 4.21 Best Efforts to Ensure Pooling. Prime agrees to use, and agrees to cause each of its subsidiaries to use, its and their best efforts to cause the Reorganization to qualify for pooling-of-interests accounting treatment.


                                   ARTICLE V.
                               COVENANTS OF SUMMIT

       Summit hereby covenants and agrees with Prime that:

       Section 5.01.Approvals and Registrations. Based on such assistance and cooperation of Prime as Summit shall reasonably request, Summit will use its reasonable best efforts to prepare and file (a) with the SEC, the Registration Statement, (b) with the Federal Reserve Board, an application for approval of the Reorganization, and (c) with the NYSE, an application for the listing of the shares of Summit Stock issuable upon the Reorganization, subject to official notice of issuance, and (d) with any state regulatory authority having jurisdiction over the Reorganization, applications for such consents or approvals as may be required for consummation of the transactions contemplated by this Agreement, except that Summit shall have no obligation to file a new registration statement or a post-effective amendment to the Registration Statement covering any reoffering of Summit Stock by Prime Affiliates. Summit covenants and agrees that all information furnished by Summit for inclusion in the Registration Statement, the Proxy-Prospectus, and all applications and submissions for the Required Consents will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC and the Federal Reserve Board and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Summit will use its reasonable best efforts to seek the effectiveness of the Registration Statement. Summit will furnish to Fox-Pitt such information about Summit reasonably available to it as Fox-Pitt may reasonably request for purposes of the opinion referred to in Section 8.07.

       Section 5.02.Notice of Adverse Changes. Summit will promptly advise Prime in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Summit contained in this Agreement or the Summit Schedules, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any Summit Material Adverse Change, (c) any inability or perceived inability of Summit to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of litigation or administrative proceeding involving Summit or its assets which, if determined adversely to Summit, would have a Summit Material Adverse Effect or a material adverse effect on the parties' ability to consummate the Reorganization, (e) any governmental complaint, investigation, or hearing or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Summit subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which Summit is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Summit and its subsidiaries on a consolidated basis, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Reorganization. Summit agrees that the delivery of such notice shall not constitute a waiver by Prime of any of the provisions of Articles VI or VIII.

       Section 5.03.Copies of Filings. Summit shall promptly provide to Prime and its counsel copies of the application filed with the Federal Reserve Board, all reports filed by it with the SEC on Forms 10-Q, 8-K and 10-K and all documents to be distributed in any manner to the shareholders of Summit.

       Section 5.04.Further Actions. Summit will: (a) execute and deliver such instruments and take such other actions as Prime may reasonably require to carry out the intent of this Agreement; (b) use its reasonable best efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its reasonable best efforts so that the other conditions precedent to the obligations of Prime set forth in Articles VI and VIII hereof are satisfied.

       Section 5.05.Applicable Laws. Summit will use its reasonable best efforts to comply promptly with all requirements which federal or state law may impose on Summit with respect to the Reorganization and will promptly cooperate with and furnish information to Prime in connection with any such requirements imposed upon Prime or on any of its subsidiaries in connection with the

Reorganization.

       Section 5.06.Unpaid Prime Dividends. By virtue of the Reorganization and without further action on anyone's part, Summit shall assume the obligation of Prime to pay dividends, if any, on Prime Stock which have a record date prior to the Effective Time but which are not payable until after the Effective Time.

       Section 5.07.Cooperation. Until the Effective Time, Summit will provide such information with respect to its business affairs and properties as Prime from time to time may reasonably request, and will cause its managerial employees, counsel and independent certified public accountants to be available on reasonable request to answer questions of Prime's representatives covering the business and affairs of Summit or any of its subsidiaries.

       Section 5.08.Confidentiality. All information furnished by Prime to Summit or its representatives pursuant hereto shall be treated as the sole property of Prime and, if the Reorganization shall not occur, Summit and its representatives shall return to Prime all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Summit or any committee thereof for the purpose of considering this Agreement, the Reorganization and the related transactions may be kept and maintained by Summit with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. Summit shall, and shall use its reasonable best efforts, to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any purposes other than the performance of this Agreement. The obligation to keep such information confidential shall continue for five years from the date the proposed Reorganization is abandoned and shall not apply to:
(i) any information which (x) was legally in Summit's possession prior to the disclosure thereof by Prime, (y) was then generally known to the public, or (z) was disclosed to Summit by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, Summit is nonetheless, in the written opinion of its counsel, compelled to disclose information concerning Prime to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Summit may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify Prime in advance to the extent practicable. This Section 5.08 shall survive any termination of this Agreement.

       Section 5.09.Further Transactions. Summit continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Summit Stock. In addition, prior to the Effective Time, Summit may, depending on market conditions and other factors, otherwise determine to issue Equity Securities or other securities for financing purposes. Notwithstanding the foregoing, Summit will not take any such action that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of
Section 368(a) of the Code or (ii) materially impede or delay receipt of any Required Consent or the consummation of the transactions contemplated by this Agreement for more than 60 days.

       Section 5.10.Indemnification.

       (a) Summit shall indemnify persons who served as directors and officers of Prime or any subsidiary of Prime on or before the Effective Time with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the Restated Certificate of Incorporation and By-Laws of Summit and the certificate or articles of incorporation and by-laws of Prime or the applicable subsidiary of Prime, all as in effect on the date of this Agreement and to the extent permitted by law, and Summit shall advance expenses in matters that may be subject to indemnification in accordance with its Restated Certificate of Incorporation and By-Laws in effect on the date of this Agreement and any applicable provisions of law.

       (b) Subject to Prime's obligation set forth at Section 4.17: For a period of six (6) years after the Effective Time, Summit will use its reasonable best efforts to provide to the persons who served as directors or officers of Prime or any subsidiary of Prime on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time comparable in coverage to that provided by Summit to its own directors and officers, but, if not available on commercially reasonable terms, then coverage substantially similar in all material respects to the insurance coverage provided to them in such capacities at the date hereof; provided, however, that in no event shall Summit be required to expend more than 200% of the current amount expended by Prime on an annual basis (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto, and, further provided, that if Summit is unable to maintain or obtain the insurance called for by this Section 5.10, Summit shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount.

       (c) This Section 5.10 shall be construed as an agreement as to which the directors and officers of Prime and its subsidiaries referred to herein are intended to be third party beneficiaries and shall be enforceable by the such persons and their heirs and representatives. Summit's obligations under this
Section 5.10 shall survive the Effective Time.

       Section 5.11.Employee Matters. After the Effective Time, Summit may in its discretion maintain, terminate, merge or dispose of the Prime Plans; provided, however, that any action taken by Summit shall comply with ERISA and any other applicable laws, including laws regarding the preservation of employee pension benefit plan benefits and, provided further, that if Summit maintains a defined contribution plan, defined benefit plan or health and welfare plan available to all its employees generally which is similar to a Prime Plan which is, respectively, a defined contribution plan, defined benefit plan or health and welfare plan available to all Prime employees generally, then, if such Prime Plan is terminated by Summit or is otherwise rendered inactive by Summit, Summit shall offer to the former employees of Prime affected by such plan termination or cessation of activity the opportunity to participate in the similar plan of Summit.

       Section 5.12.Tax Opinion Certificates. Summit shall execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of the Tax Opinions, dated as of the date of effectiveness of the Registration Statement and as of the Closing Date (and as of the date the Closing occurs if different than the Closing Date).


                                   ARTICLE VI.
              CONDITIONS PRECEDENT TO THE RESPECTIVE OBLIGATIONS OF

                                SUMMIT AND PRIME

       The respective obligations of Summit and Prime under this Agreement to consummate the Reorganization are subject to the simultaneous satisfaction of all the following conditions, compliance with which or the occurrence of which may only be waived in whole or in part in writing by Summit and Prime in accordance with Section 10.09:

       Section 6.01.Receipt of Required Consents. Summit and Prime shall have received the Required Consents; the Required Consents shall not, in the reasonable opinion of Summit, contain restrictions or limitations which would materially adversely affect the financial condition of Summit after consummation of the Reorganization; the Required Consents and the transactions contemplated hereby shall not be contested by any federal or state governmental authority; and the Required Consents needed for the Reorganization shall have been obtained and shall not have been withdrawn or suspended.

       Section 6.02.Effective Registration Statement. The Registration Statement shall have been declared effective by the SEC; no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect; and no proceeding for that purpose shall have been initiated or, to the knowledge of Summit or Prime, shall be contemplated or threatened by the SEC.

       Section 6.03.Tax Matters. At the time of effectiveness of the Registration Statement and at the Closing Date (and at the date the Closing occurs if different than the Closing Date), Summit and Prime shall have received from Thompson Coburn an opinion addressed to Prime, Summit and all shareholders of Prime (the "Tax Opinion"), reasonably satisfactory in form and substance to Prime and Summit, to the effect that (a) the Reorganization will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, (b) except with respect to fractional share interests, holders of Prime Stock who receive solely Summit Stock in the Reorganization will not recognize gain or loss for federal income tax purposes, (c) the basis of such Summit Stock (including any fractional share for which cash is received) will equal the basis of the Prime Stock for which it is exchanged and (d) the holding period of such Summit Stock (including any fractional share for which cash is received) will include the holding period of the Prime Stock for which it is exchanged, assuming that such Prime Stock is a capital asset in the hands of the holder thereof at the Effective Time.

       In addition, no condition or set of facts or circumstances shall exist which will either (y) preclude any of the parties to this Agreement from satisfying the terms or conditions of, or assumptions made in, the Tax Opinion, as the case may be, or (z) result in any of the factual assumptions contained in the Tax Opinion being untrue.

       Section 6.04.Absence of Litigation. No investigation by any state or federal agency, and no action, suit, arbitration or proceeding before any court, state or federal agency, panel or governmental or regulatory body or authority, shall have been instituted or threatened against Summit or any of its subsidiaries, or Prime or any of its subsidiaries, that is material to the Reorganization or to the financial condition of Summit and its subsidiaries on a consolidated basis or Prime and its subsidiaries on a consolidated basis, as the case may be. No order, decree, judgment, or regulation shall have been entered or law or regulation adopted by any such agency, panel, body or authority which enjoined or has a material adverse effect upon the Reorganization or on the financial condition of Summit and its subsidiaries on a consolidated basis or

Prime and its subsidiaries on a consolidated basis, as the case may be.

       Section 6.05.NYSE Listing. The NYSE shall have indicated that the shares of Summit Stock to be issued in the Reorganization are to be listed on the NYSE, subject to official notice of issuance.

                                  ARTICLE VII.
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SUMMIT

       The obligation of Summit to consummate the Reorganization is subject to the simultaneous satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Summit in writing in accordance with Section 10.09:

       Section 7.01.No Adverse Changes. There shall not have occurred at any time after December 31, 1998 any Prime Material Adverse Change or any material loss or damage to the properties of Prime or any of its subsidiaries, whether or not insured, which materially affects the ability of Prime and its subsidiaries, on a consolidated basis, to conduct their business.

       Section 7.02.Representations and Covenants. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, changes resulting from a change in law, rule, regulation, generally accepted or regulatory accounting principle or other matter affecting banking institutions or their holding companies generally or from charges or expenses incident to the Reorganization, all representations and warranties made by Prime in this Agreement and the Prime Schedules and the material furnished pursuant to the Post-Signing Document List shall be true and correct in all material respects on the date of this Agreement and on the date the Closing occurs with the same force and effect as if such representations and warranties were being made on such date. Prime shall have complied in all material respects with all covenants and agreements contained herein to be performed by Prime.

       Section 7.03.Secretary's/Assistant Secretary's Certificate. Prime shall have furnished to Summit a certificate dated the date the Closing occurs to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) and shareholders of Prime relating to this Agreement, the Option Agreement and the Reorganization and related transactions, which such certificate shall be signed by the Secretary or an Assistant Secretary of Prime and certify to the satisfaction of the condition set forth in Section 7.09 and the truth, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

       Section 7.04.Officer's Certificate. Prime shall have furnished to Summit a certificate signed by the Chief Executive Officer of Prime, dated the date the Closing occurs, certifying to the satisfaction of the conditions set forth at Sections 6.01, 6.02 (last clause), 6.03 (last paragraph) and Section 6.04, as they relate to Prime, and at Sections 7.01, 7.02, 7.07 and 7.10.

       Section 7.05.Opinion of Prime's Counsel. Summit shall have received an opinion of Stradley, Ronon, Stevens & Young, LLP or Blank, Rome, Comisky & McCauley, LLP, counsel to Prime, dated the date the Closing occurs and reasonably satisfactory in form and substance to counsel for Summit, substantially to the effect provided in Exhibit E.

       Section 7.06.Approvals of Legal Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to Summit, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

       Section 7.07.Consents to Prime Contracts. All consents, approvals or waivers, in form and substance reasonably satisfactory to Summit, required to be obtained in connection with the Reorganization from other parties to each mortgage, note, lease, permit, franchise, loan or other agreement or contract to which Prime or any of its subsidiaries is a party or by which they or any of their assets or properties may be bound or committed, which contract is material to the business, franchises, operations, assets or condition (financial or otherwise) of Prime and its subsidiaries on a consolidated basis, shall have been obtained.

       Section 7.08.FIRPTA Affidavit. Prime shall have delivered to Summit an affidavit of an executive officer of Prime dated the date the Closing occurs stating, under penalties of perjury, that Prime is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

       Section 7.09.Shareholder Approval. The shareholders of Prime, at the meeting contemplated by this Agreement, shall have authorized and approved the Reorganization and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of Prime's Articles of Incorporation and By-Laws.

       Section 7.10.Absence of Regulatory Agreements. Neither Prime nor Bank shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its respective business or has a material adverse effect upon the Reorganization or upon the financial condition of Bank or of Prime and its subsidiaries on a consolidated basis, and neither Prime nor Bank shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

       Section 7.11.Affiliate Agreements. In the event Summit shall elect to account for the Reorganization on a pooling-of-interest basis, Prime shall use its best efforts to have a sufficient number of Prime Affiliates execute and deliver Affiliate Agreements to Summit such that, in the reasonable opinion of
Summit based on consultation with its independent accounting firm, the Reorganization may be accounted for on a pooling-of-interests basis.

The receipt of the documents required by this Article VII by Summit shall in no way constitute a waiver by Summit of any of the provisions of or its rights under this Agreement.

                                  ARTICLE VIII
                 CONDITIONS PRECEDENT TO THE OBLIGATION OF PRIME

       The obligation of Prime to consummate the Reorganization is subject to the simultaneous satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Prime in writing in accordance with Section 10.09:

       Section 8.01.No Adverse Changes. There shall not have occurred at any time after September 30, 1998 any Summit Material Adverse Change or any material loss or damage to the properties of Summit or its subsidiaries, whether or not insured, which materially affects the ability of Summit and its subsidiaries, on a consolidated basis, to conduct their business.

       Section 8.02.Representations and Covenants. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by Summit in this Agreement and in the Summit Schedules shall be true and correct in all material respects on the date of this Agreement and on the date the Closing occurs with the same force and effect as if such representations and warranties were made on such date and
Summit shall have complied in all material respects with all covenants and agreements contained herein or therein to be performed by Summit; provided, however, that no representation, warranty or covenant of Summit shall be construed to limit or prohibit any business or financing activities of Summit including by way of illustration and not limitation, the entry by Summit after the date hereof into any agreement to acquire any assets or any company or other entity, the issuance of any debt or equity securities in public or private offerings, the issuance of Series R Preferred Stock pursuant to the Summit Rights Agreement, the redemption or repurchase by Summit of its capital stock, the Summit Rights or the Series R Preferred Stock issuable pursuant to the Summit Rights Agreement, and any transactions reasonably necessary or appropriate in connection therewith, and no such business or financing activity shall constitute a breach of any representation, warranty or covenant of Summit; provided further, however, that Summit agrees that it will not permit any such transaction to cause any delay in the consummation of the Reorganization in excess of 60 days.

       Section 8.03.Secretary's Certificate.

       (a) Summit shall have furnished to Prime a certificate dated the date the Closing occurs to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) of Summit relating to this Agreement, the Option Agreement and the Reorganization and related transactions, which such certificate shall be signed by the Secretary of Summit and certify to the truth, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

       (b) In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at Section 1.01(a)(2), the Designated Summit Subsidiary shall have furnished to Prime a certificate dated the date the Closing occurs to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors and shareholders (including committees thereof) of the Designated Summit Subsidiary relating to this Agreement, the Reorganization and related transactions, which such certificate shall be signed by the Secretary of the Designated Summit Subsidiary and certify to satisfaction of the condition set forth at Section 8.09 applicable to the Designated Summit Subsidiary and to the truth, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

       Section 8.04.Officer's Certificate. Summit shall have furnished to Prime a certificate signed by the Chairman, Vice Chairman, President or an Executive Vice President of Summit, dated the date the Closing occurs, certifying to the satisfaction of the conditions set forth at Sections 6.01 and 6.02, the last paragraph of Section 6.03, and Sections 6.04 and 6.05, as they relate to Summit, and Sections 8.01, 8.02, 8.08 and 8.11.

       Section 8.05.Opinion of Summit Counsel. Prime shall have received an opinion of the General Counsel of Summit, dated the date the Closing occurs and reasonably satisfactory in form and substance to counsel for Prime, substantially to the effect provided in Exhibit F.

       Section 8.06.Approvals of Legal Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to Prime, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

       Section 8.07.Fairness Opinion. The Proxy-Prospectus shall have contained the favorable signed opinion of Fox-Pitt, dated the date of the Proxy-Prospectus or a date not more than five business days prior thereto, regarding the fairness from a financial point of view of the Exchange Ratio to the shareholders of Prime in the Reorganization.

       Section 8.08.Absence of Regulatory Agreements. Neither Summit nor any of its bank subsidiaries shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of Summit's business or has a material adverse effect upon the Reorganization or upon the financial condition of Summit and its subsidiaries on a consolidated basis, and neither Summit nor any of its bank subsidiaries shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

       Section 8.09.Prime Shareholder Approval. The shareholders of Prime, at the meeting contemplated by this Agreement, shall have authorized and approved the Reorganization and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of Prime's Articles of Incorporation and By-laws and in the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at Section 1.01(a)(2) the sole shareholder of the Designated Summit Subsidiary shall have authorized and approved the Reorganization and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of the Designated Summit Subsidiary's certificate or articles of incorporation and by-laws.

       Section 8.10.Severance/Termination Agreements. Summit and James J. Lynch shall each have executed a participation letter for the Summit Bancorp. Executive Severance Plan in the form attached hereto as Exhibit G-1 and a termination agreement in the form attached hereto as Exhibit G-2, provided that at the Effective Time Mr.
Lynch is able to serve as an executive officer of Bank.

       Section 8.11.Consents to Summit Contracts. All consents, approvals or waivers required to be obtained in connection with the Reorganization from other parties to each mortgage, note, lease, permit, franchise, loan or other agreement or contract to which Summit is a party or by which its assets or properties may be bound or committed, which contract is material to the business, franchises, operations, assets or condition (financial or otherwise) of Summit and its subsidiaries on a consolidated basis, shall have been obtained.

The receipt of the documents required by this Article VIII by Prime shall in no way constitute a waiver by Prime of any of the provisions of or its rights under this Agreement.


                                   ARTICLE IX
                           CLOSING; TERMINATION RIGHTS

       Section 9.01.Closing. The closing of the Reorganization (the "Closing") shall take place on the date which is 45 business days after the last to occur of the following ("Scheduled Date"), unless Summit shall designate a date for the Closing which is prior to the Scheduled Date in a writing ("Closing Notice") designating a Determination Date in accordance with Section 9.02(e)(i) below delivered to Prime at least five (5) business days prior to the date designated therein for Closing, or unless prior to the Scheduled Date the parties agree to a different date:

       (i) the date of the approval of the Reorganization by the shareholders of Prime in accordance with Section 7.09;

       (ii) if the transactions contemplated by this Agreement are being contested in any legal proceeding, the date that such proceeding has been brought to a conclusion favorable, in the judgment of Summit and Prime, to the consummation of the transactions contemplated herein or such prior date as Summit and Prime shall elect, whether or not such proceeding has been brought to a conclusion; or

       (iii) the date of receipt of the last of the Required Consents or the date that all waiting periods required by statute or incorporated into such Required Consents have expired;

and the date of Closing determined in accordance with the foregoing provisions is referred to herein as the "Closing Date". The Closing shall take place at the office of Summit, 301 Carnegie Center, Princeton, New Jersey, commencing at 10:00 a.m. on the date the Closing is held, unless the parties agree to a different place or commencement time. At the Closing, the parties will exchange certificates, legal opinions and other documents for the purpose of determining whether the conditions precedent to the obligations of the parties set forth herein have been satisfied or waived. In the event that pursuant to the Reorganization Election Summit elected the Reorganization method provided for at
Section 1.01(a)(1), Summit shall, after all such conditions to Closing have been satisfied or waived, cause the NJ Certificate to be filed with the Secretary of State of the State of New Jersey and the Pennsylvania Articles to be filed with the Department of State of the Commonwealth of Pennsylvania. In the event that pursuant to the Reorganization Election Summit elected the Reorganization method provided for at Section 1.01(a)(2), Summit shall, after all such conditions to Closing have been satisfied or waived, cause the appropriate certificate of merger, articles of merger, or both to be filed with the proper state jurisdictional authorities to effect the Reorganization intended by this Agreement. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed so taken, executed and delivered simultaneously, and no proceedings shall be deemed taken or any documents executed or delivered until all have been taken, executed or delivered.

       Section 9.02.Termination Rights.

       (a) The Board of Directors of Prime or Summit may terminate this Agreement in the event that:

              (1) the  shareholders  of Prime  at the  meeting  of  shareholders contemplated by Section 4.03, called for the purpose of approving the Reorganization, this Agreement and the transactions contemplated by this Agreement, upon voting, shall have failed to approve the Reorganization, this Agreement and the transactions contemplated hereby by the requisite vote;

              (2) a material breach of a warranty, representation, covenant or agreement made by the other party in this Agreement shall have occurred and such breach has not been cured, or is not capable of being cured, within 30 days after written notice of the existence thereof shall have been given to the other party (a "Material Breach") (provided that the terminating party is not then in Material Breach of this Agreement);

              (3) Prime's investment banker is unable to deliver the opinion required by Section 8.07 to Prime by the day which is three business days prior to the date the Registration Statement is declared effective by the SEC; or

              (4) the Closing is not consummated on or before the later of (i) January 3, 2000, unless the failure of such occurrence shall be due solely to a Material Breach by the party seeking to terminate this Agreement or the failure of such party to fulfill a condition to Closing provided for herein, or (ii) the Scheduled Date, if the last event required to occur pursuant to the first sentence of Section 9.01 for the setting of the Scheduled Date shall have occurred on or before January 3, 2000.

       (b) If either party shall refuse to close on the Closing Date because all the conditions to its obligation to close set forth in Article VI shall not have been met, the parties shall conduct the Closing as promptly as practicable after all such conditions have been satisfied. In the event the failure of such a condition is due to one or more Material Breaches, the Board of Directors of a party not in Material Breach may, during the period any such Material Breach remains uncured, terminate this Agreement by giving written notice of such termination to the other party.

       (c) If either party shall refuse to close on the Closing Date because all the conditions to its obligation to close set forth in Article VII or VIII shall not have been met (other than a failure of the condition set forth at Section
7.09 or 8.09 due to the circumstances set forth in Section 9.02(a)(1) hereof or a failure of the condition set forth at Section 8.07 due to the circumstances set forth at Section 9.02(a)(3) hereof): (i) the parties shall conduct the Closing as promptly as practicable after all such conditions have been satisfied, and (ii) the Board of Directors of such party may, during the period the failed condition continues, terminate this Agreement by giving written notice of such termination to the other party unless such party itself has failed to satisfy a condition to the other party's Closing obligation or is in Material Breach.

       (d) The Board of Directors of Summit may terminate this Agreement:

              (1) at any time if Prime does not execute and deliver the Option Agreement by the day immediately following the date hereof;

              (2) at any time prior to the meeting of Prime shareholders contemplated by Section 4.03, if the Board of Directors of Prime fails to recommend approval of this Agreement and the Reorganization and other transactions contemplated hereby in the Proxy-Prospectus ("Recommendation") or withdraws, modifies or changes, or votes to withdraw, modify or change, its Recommendation or its intention to make the Recommendation as represented and warranted at Section 2.08; and

              (3) as provided at Section 4.20.

       (e) In the event the Summit Price is less than $32.68125 and the quotient obtained by dividing the Summit Price by $39.375 is more than .17 less than the quotient obtained by dividing the Determination Date Index Price (as defined at (iii) below) by the Starting Date Index Price (as defined at (iv) below), the Board of Directors of Prime shall have the right, exercisable only until 11:59 p.m. on the third business day following the Determination Date to terminate this Agreement by giving Summit notice of such termination, referring to this
Section 9.02(e), and this Agreement shall be terminated provided Summit receives such notice prior to the time and day set forth above in this Section 9.02(e). For purposes of this Section 9.02(e):

       (i) "Determination Date" means the date that the last approval of the Reorganization and the transactions contemplated hereby required of a bank regulatory agency is received from the applicable bank regulatory agency.

       (ii) "Summit Price" means the average of the closing prices of a share of Summit Stock on the NYSE Composite Transactions List (as reported in The Wall Street Journal or, in the absence thereof, as reported by another authoritative source mutually agreed upon by Prime and Summit) for the 10 consecutive full trading days, ending on the Determination Date, on which one share of Summit Stock is traded.

       (iii) "Determination Date Index Price" means the average of the closing prices of the common stock of the companies in the Index Group (as defined at (v) below) on the NYSE Composite Transactions List (as reported in The Wall Street Journal or, in the absence thereof, as reported by another authoritative source mutually agreed upon by Prime and Summit) for the 10 consecutive full trading days ending on the Determination Date.

       (iv) "Starting Date Index Price" means the average of the closing prices on the Starting Date (as defined at (vi) below) of the common stock of the companies in the Index Group on the NYSE Composite Transactions List (as reported in The Wall Street Journal) as of the Determination Date.

       (v) "Index Group" means the bank holding companies listed below; provided, however, that if between the Starting Date and the Determination Date the common stock of any such company ceases to be publicly traded, an announcement is made of a proposal for such company to be acquired or an announcement is made of a proposal by such company to acquire another company or companies in transactions with a value exceeding 25% of such acquiror's market capitalization as of the Starting Date, then, in such event, for purposes of calculating the Index Price in all cases, such company will be removed from the Index Group. If any company in the Index Group or Summit declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the closing price of the common stock of such company or Summit, as the case may be, on the Starting Date shall be appropriately adjusted for the purposes of applying this Section 9.02(e). The bank holding companies in the Index Group are as follows:

                             Bank Holding Companies
              AmSouth Bancorp
              BB&T Corporation
              Comerica Incorporated
              Fifth Third Bancorp
              First Security Corp.

              Huntington Bancshares, Inc.
              Keystone Financial, Inc.
              Marshall & Ilsley Corporation
              Mercantile Bancorp
              Mellon Bank Corporation
              Old Kent Financial Corporation
              Regions Financial Corporation
              SouthTrust Corporation
              Star Banc Corporation
              Union Planters Corp.
              Wilmington Trust Corporation

       (vi) "Starting Date" means the date of the last trading day ending before the public announcement of the execution of this Agreement.

       Section 9.03.Effects of a Termination; Certain Expenses.

       (a) Upon a termination of this Agreement pursuant to this Section 9.02 hereof:

              (1) the obligations of the parties under this Agreement (except for those under this Section 9.03 and Sections 4.13 and 5.08) shall terminate and be of no further force or effect and each party shall be mutually released and discharged from liability to the other party or to any third parties hereunder, and

              (2) no party shall be liable to any other party for any costs or expenses paid or incurred in connection herewith by such other party, except that expenses incurred in connection with printing the Proxy-Prospectus and the Registration Statement, and the filing fees of regulatory authorities or self-regulatory organizations, shall be borne equally by Summit and Prime; provided, however, that: (A) if Prime terminates this Agreement pursuant to
Section 9.02(a)(2) or Section 9.02(c), Summit shall reimburse Prime for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees; and (B) if Summit terminates this Agreement pursuant to Section 9.02(a)(2), Section 9.02(c) or
Section 9.02(d), Prime shall reimburse Summit for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees.

       (b) Notwithstanding any termination of this Agreement, (i) Prime shall indemnify and hold Summit harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with Prime and (ii) Summit shall indemnify and hold Prime harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with Summit.

       (c) Except as provided otherwise herein in the event of a termination of this Agreement, Prime and its subsidiaries shall bear their own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Reorganization, provided, however, that Summit shall pay all printing expenses and filing fees associated with the Registration Statement, the Proxy-Prospectus and regulatory applications.

                                    ARTICLE X
                                  MISCELLANEOUS

       Section 10.01. Press Releases. At all times until the Closing Date or the termination of this Agreement, each party shall promptly advise and consult with the other prior to issuing, or permitting any of its subsidiaries, directors, officers, employees or agents to issue, any press release or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby.

       Section 10.02. Article and Section Headings. Article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       Section 10.03. Entire Agreement; Amendments. This Agreement, the Prime Schedules and the Exhibits hereto and the Option Agreement to be entered into by the parties hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby (or in the case of a termination occurring pursuant to Section 9.02 hereof by the party exercising a right to terminate this Agreement). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof or thereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided in the instrument granting such waiver. The parties hereto may amend or modify this Agreement in such manner as may be agreed upon by a written instrument executed by the parties, except that, after the meeting described in Section 7.09 hereof, no such amendment or modification shall reduce the amount of, or change the forms of consideration to be received by the shareholders of Prime contemplated by this Agreement, unless such modification is submitted to a vote of the shareholders of Prime.

       Section 10.04. Survival of Representations, Warranties and Covenants. No investigation made by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those representations, covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

       Section 10.05. Notices. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given, unless otherwise specified in a particular provision of this Agreement, if placed in the mail, registered or certified, postage prepaid, or if delivered personally or by courier, receipt requested, or by facsimile transmission, receipt acknowledged addressed as follows:

       Summit:                    Summit Bancorp.
                                  Attn: John G. Collins
                                  301 Carnegie Center, P.O. Box 2066
                                  Princeton, NJ   08543-2066
                                  Telephone No.:  609-987-3422

                                  Facsimile No.:  609-987-3435

       With a copy to:            Richard F. Ober, Jr., Esq.
                                  Summit Bancorp.
                                  301 Carnegie Center
                                  P.O. Box 2066
                                  Princeton, NJ 08543-2066
                                  Telephone No.:  609-987-3430
                                  Facsimile No.:  609-987-3435

       Prime:                     Prime Bancorp, Inc.
                                  7111 Valley Green Road
                                  Fort Washington, Pennsylvania  19034
                                  Attention: James J. Lynch
                                  Telephone No.: 215-836-4060
                                  Facsimile No.: 215-836-0957

       With a copy to:            David F. Scranton, Esq.
                                  Stradley, Ronon, Stevens & Young, LLP
                                  One Commerce Square
                                  Philadelphia, Pennsylvania  19103
                                  Telephone No.: 215-564-8000
                                  Facsimile No.: 215-564-8120

       and                        Fred Blume, Esq.
                                  Blank, Rome, Comisky & McCauley, LLP
                                  One Logan Square
                                  Philadelphia, Pennsylvania  19103
                                  Telephone No.: 215-569-5500
                                  Facsimile No.: 215-988-6910

or to such other address as such party may designate by notice to the others, which change of address shall be deemed to have been given upon receipt.

       A notice or other communication hereunder shall be deemed delivered (i) if mailed by certified or registered mail to the proper address, with adequate postage prepaid, on the fifth business day following posting, (ii) if hand delivered, when received by the person to whom directed, (iii) if delivered by overnight courier, on the next business day following shipment, or (iv) if delivered via facsimile, on the business day transmitted.

       Section 10.06. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

       Section 10.07. Counterparts. This Agreement is being executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

       Section 10.08. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

       Section 10.09. Extensions; Waivers and Consents. Either party hereto, by written instrument signed by its Chairman, Vice Chairman, President, or Chief Financial Officer, may extend the time for the performance of any of the obligations of the other party hereto, and may waive, at any time before or after approval of this Agreement and the transactions contemplated hereby by the shareholders of Prime, subject to the provisions of Section 10.03 hereof: (i) any inaccuracies of the other party in the representations and warranties in this Agreement or any other document delivered pursuant hereto or thereto; (ii) compliance with any of the covenants or agreements of the other party contained in this Agreement; (iii) the performance (including performance to the satisfaction of a party or its counsel) by the other party of any of its obligations hereunder or thereunder; and (iv) the satisfaction of any conditions to the obligations of the waiving party hereunder or thereunder. Any consent or approval of a party hereunder shall be effective only if signed by the Chairman, Vice Chairman, President or Chief Financial Officer of such party.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in counterparts by their duly authorized officers as of the date first above written.

                                        SUMMIT BANCORP.


                                        By: /s/ John G. Collins
                                           ------------------------
                                           John G. Collins
                                           Vice Chairman

                                           PRIME BANCORP, INC.


                                        By: /s/ James J. Lynch
                                           -------------------------------------
                                           James J. Lynch
                                           President and Chief Executive Officer



In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at Section 1.01(a)(2), the Designated Summit Subsidiary indicated below agrees to be legally bound by all terms of this Agreement and Plan of Merger as if an original party hereto.

Designated Summit Subsidiary: First Valley Corporation
                              ------------------------------------------
                          By: /s/ John R. Feeney
                              ------------------------------------------
                        Name: John R. Feeney
                              ------------------------------------------
                       Title: Executive Vice President
                              ------------------------------------------
                        Date: April 20, 1999
                              ------------------------------------------

                                                                     Appendix B


June 23, 1999



The Board of Directors
Prime Bancorp, Inc.
7111 Valley Green Road
Fort Washington, Pennsylvania 19034



Gentlemen:

Fox-Pitt, Kelton Inc. ("Fox-Pitt, Kelton") understands that Prime Bancorp, Inc. ("Prime") and Summit Bancorp ("Summit") have entered into an agreement and plan of merger dated February 17, 1999 (the "Merger Agreement"), which provides for, among other things, the acquisition of Prime by Summit through either the merger of Prime with and into Summit or into a wholly owned subsidiary of Summit, or the merger of a wholly owned subsidiary of Summit into Prime (the "Merger"). As set forth in the Merger Agreement, and subject to certain exceptions set forth therein, at the effective time of the Merger, each issued and outstanding share of common stock of Prime, par value $1.00 per share (the "Prime Common Stock"), shall be converted into the right to receive 0.675 shares (the "Exchange Ratio") of common stock of Summit, par value $0.80 per share (the "Summit Common Stock"). In connection with the Merger, the parties have entered into a stock option agreement ("Option Agreement"), pursuant to which Prime granted Summit an option to acquire a number of shares (subject to adjustment), which if issued would represent no more than 9.9% of the total number of outstanding shares of Prime, which option is exercisable upon the occurrence of certain specified events set forth therein. In addition, as provided in the Option Agreement, in the event the option is exercised by Summit, Prime will also pay additional cash consideration of $5 million to Summit. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for Fox-Pitt, Kelton's opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the holders of Prime Common Stock.

In arriving at the opinion set forth below, Fox-Pitt, Kelton has, among other things:

a) reviewed and analyzed certain publicly available financial statements for Prime and Summit and financial information made available to us by the management of Prime and Summit;

b) analyzed certain internal financial statements, including financial projections, and other financial and operating data prepared by the management of Prime;

c) discussed the past, present and future operations, financial condition and prospects of Prime and Summit with the management of Prime and Summit, respectively;

d) reviewed the stock price performance and trading activity of Prime Common Stock and Summit Common Stock;

e) compared the financial performance and condition of Prime and Summit with that of certain other comparable publicly traded companies;

f) reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions comparable, in whole or in part, to the Merger;

g) reviewed and discussed with the management of Prime and Summit the strategic objectives of the Merger and certain other benefits of the Merger;

h) reviewed the Merger Agreement and the Option Agreement; and

i) performed such other analyses as we have deemed appropriate.

Fox-Pitt, Kelton has assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information it has reviewed for the purposes of providing this opinion, and we have not assumed any responsibility for independent verification of such information. Fox-Pitt, Kelton has not assumed any responsibility for any independent valuation or appraisal of the assets and liabilities of Prime nor have we been furnished with any such valuation or appraisal. Fox-Pitt, Kelton has not assumed any responsibility for reviewing loan files or visiting branch locations. With respect to the financial projections, Fox-Pitt, Kelton has assumed that they have been reasonably prepared by the management of Prime on bases reflecting the best currently available estimates and judgments of the future financial performance of Prime. We express no view as to such projections or the assumptions on which they are based. We have assumed that the Merger described in the Merger Agreement will be consummated on the terms set forth therein without material waiver or modification. Fox-Pitt, Kelton's opinion is necessarily based upon economic, market and other conditions as they exist and can be evaluated on June 22, 1999.

In connection with the preparation of this opinion, we were not authorized by the Board of Directors to solicit, nor have we solicited, third party indications of interest for the acquisition of all or part of Prime.

In the normal course of its investment banking business, Fox-Pitt, Kelton is regularly engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, Fox-Pitt, Kelton has experience in, and knowledge of, the valuation of such enterprises.

In the normal course of its business, Fox-Pitt, Kelton may trade equity securities of Prime and Summit for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have acted as financial advisor to Prime in connection with the Merger, have received a fee in connection with our engagement and an additional fee upon the execution of the Merger Agreement, and will receive a final fee upon the closing of the Merger.

It is understood that this letter is solely for the information of the Board of Directors of Prime and is not intended to confer any rights or remedies upon any other entity or persons, and may not be used for any other purpose without our prior written consent, except for inclusion in a proxy or information statement related to the Merger that we have had an opportunity to review. This opinion does not constitute a recommendation to any holder of Prime Common Stock as to how such shareholder should vote on the Merger.

Based upon and subject to the foregoing, Fox-Pitt, Kelton is of the opinion that, on the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Prime Common Stock.


Very truly yours,





FOX-PITT, KELTON INC.

                                                                      APPENDIX C


                   PRIME BANCORP, INC. STOCK OPTION AGREEMENT

THE TRANSFER OF THE OPTION GRANTED BY THIS AGREEMENT IS SUBJECT TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

         STOCK  OPTION  AGREEMENT,  dated as of the 18th day of  February,  1999
(this   "Agreement"),   between  Summit  Bancorp.,   a  New  Jersey  corporation
("Grantee"), and Prime Bancorp, Inc., a Pennsylvania corporation ("Issuer").

                                   WITNESSETH:

         WHEREAS, Grantee and Issuer have on a date prior to the date hereof, entered into an Agreement and Plan of Merger, dated as of the 17th day of February, 1999 (the "Merger Agreement"). (Capitalized terms used in this Agreement and not defined herein but defined in the Merger Agreement shall have the meanings assigned thereto in the Merger Agreement); and

         WHEREAS, as a condition and inducement to Grantee's entering into the Merger Agreement and in consideration therefor, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee an option and to pay a breakup fee on the terms set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         SECTION 1.        Grant of Option; Breakup Fee.

         (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 1,087,498 fully paid and nonassessable shares of the common stock, par value $1.00 per share, of Issuer ("Common Stock") at a price equal to $18.00 per share (such price, as adjusted as hereinafter provided, the "Option Price"). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth. In no event shall the number of shares of Common Stock for which this Option is exercisable exceed 9.9% of the number of shares of Common Stock then issued and outstanding (without consideration of any shares of Common Stock subject to or issued pursuant to the Option).

         (b) In the event the Option becomes exercisable and Summit exercises the Option in full, Prime shall pay to Summit $5,000,000 (the "Breakup Fee") in accordance with Section 2.

         SECTION 2.        Exercise of Option; Payment of Breakup Fee.

         (a) Grantee may exercise the Option in whole at any time following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the time immediately prior to the Effective Time, (ii) the termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of an Extension Event, other than a termination of the Merger Agreement by the Grantee pursuant to Section 9.02(a)(2) or Sections 9.02 (c) or
(d)(2) thereof (with the understanding that Section 9.02(d)(2) does not encompass the situation where the Board of Directors of Prime recommends the Reorganization but the shareholders of Prime at the meeting held pursuant to
Section 4.03 of the Merger  Agreement  fail to approve the  Reorganization),  or
(iii) 15 months after the termination of the Merger Agreement following the occurrence of an Extension Event (as defined below), or the termination of the Merger Agreement by Grantee pursuant to Section 9.02(a)(2) or Sections 9.02 (c) or (d)(2) thereof (with the same understanding with respect to Section 9.02(d)(2) as set forth in clause (ii) above), and provided further, that any purchase of Common Stock upon exercise of the Option shall be subject to applicable law, and provided further, that the Option may not be exercised, nor may Grantee require Issuer to repurchase the Option (as set forth in Section 7 hereof), if, at the time of exercise or repurchase, Grantee is in Material Breach of any material covenant or obligation contained in the Merger Agreement and, if the Merger Agreement has not terminated prior thereto, such breach would entitle Issuer to terminate the Merger Agreement. The events described in clauses (i) - (iii) in the preceding sentence are hereinafter collectively referred to as Exercise Termination Events. As provided in Section 8, the rights set forth therein shall terminate upon an Exercise Termination Event and, as provided in Sections 6 and 7 hereof, the rights to deliver requests pursuant to Sections 6 or 7 shall terminate 12 months after an Exercise Termination Event, subject, in such case, to the provisions of Section 9.

         (b) The term "Extension Event" shall mean any of the following events or transactions occurring without the Grantee's prior written consent after the date hereof:

                  (i) Issuer or any of its subsidiaries (each an "Issuer Subsidiary"), shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or any Grantee Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any of Issuer's banking subsidiaries ("Bank Subsidiaries"), (x) a purchase, lease or other acquisition of 10% or more of the aggregate value of the assets or deposits of Issuer or any Bank Subsidiary, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or a Bank Subsidiary, or (z) any substantially similar transaction, provided, however, that in no event shall (i) any merger, consolidation or similar transaction involving Issuer or any Bank Subsidiary in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity of any such transaction) at least 75% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding after the consummation of such merger, consolidation, or similar transaction, or (ii) any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement;

                  (ii) Any person (other than Grantee or any Grantee Subsidiary) shall have acquired after the date hereof beneficial ownership or the right to acquire beneficial ownership of securities representing 10% or more of the aggregate voting power of Issuer or any Bank Subsidiary (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in
Section 13(d) of the Securities Exchange Act, and the rules and regulations thereunder); except that notwithstanding the foregoing shareholders of Prime described in the proxy statement of Prime dated March 18, 1998 as beneficially owning 5% or more of the outstanding common stock of Prime and directors of Prime shall each be permitted to acquire beneficial ownership of up to an additional 2% of the outstanding Common Stock in addition to their respective current holdings;

                  (iii) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Common Stock such that, upon consummation of such offer, such person would own or control securities representing 10% or more of the aggregate voting power of Issuer or any Bank Subsidiary);

                  (iv) After any person other than Grantee or any Grantee Subsidiary has made or disclosed an intention to make a proposal to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below);

                  (v) Any person other than Grantee or any Grantee Subsidiary shall have filed an application with, or given a notice to, whether in draft or final form, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other governmental authority or regulatory or administrative agency or commission, domestic or foreign (each, a "Governmental Authority"), for approval to engage in an Acquisition Transaction; or

                  (vi) any Purchase Event (as defined below).

         (c) The term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

                  (i) The acquisition by any person other than Grantee or any Grantee Subsidiary of beneficial ownership of securities representing 25% or more of the aggregate voting power of Issuer or any Bank Subsidiary;

                  (ii) The occurrence of the event described in Section 2(b)(i), except that for purposes of determining whether the event described in Section 2(b)(i) has occurred for purposes of this subsection (ii) the percentage referred to in clauses (x) and (y) of the definition of Acquisition Transaction which is incorporated into said Section 2(b)(i) shall be 25%; or

                  (iii) the  meeting of Prime  shareholders  required by Section
4.03 of the Merger Agreement shall not have been called by the Board of Directors of Issuer or held or shall have been canceled prior to termination of the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to the consummation of the Reorganization the recommendation of Issuer's Board of Directors with respect to the Merger Agreement as set forth therein, in each case after an Extension Event.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Extension Event or Purchase Event; provided however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

         (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) a place and date not earlier than three business days nor later than 90 business days from the Notice Date for the closing of such purchase (the "Closing Date") and (ii) that the proposed exercise of the Option shall be revocable by Grantee in the event that the transaction constituting a Purchase Event that gives rise to such written notice shall not have been consummated prior to exercise of the Option; provided that if prior notification to or approval of the Federal Reserve Board or any other Governmental Authority is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run from the later of (x) the date on which any required notification periods have expired or been terminated and (y) the date on which such approvals have been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a), any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Grantee shall have the right to revoke its proposed exercise of the Option in the event that the transaction constituting a Purchase Event that gives rise to such right to exercise shall not have been consummated prior to exercise of the Option, pursuant to the statement of such right in the written notice exercising the Option as provided in clause 2(e)(iii) above.

         (f) At the closing referred to in Section 2(e), Grantee shall surrender this Agreement (and the Option granted hereby) to Issuer and pay to Issuer the Aggregate Option Price (as defined in this Section 2(f) below) for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer;
provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option. "Aggregate Option Price" means the amount obtained by subtracting (b) from (a) where (b) is the Breakup Fee and (a) is the amount obtained by multiplying the number of shares with respect to which the Option is being exercised by the Option Price. The terms of this Section 2(f) are specifically intended not to provide a discount from the fair market value of Issuer's Common Stock on the date the Option is granted and this Agreement signed, but instead to provide for a procedure which
(i) aligns Grantee's right to receive the Breakup Fee with its right to exercise the Option and (ii) offsets the obligation of Grantee to pay the aggregate purchase price provided for in connection with an exercise of the Option with the obligation of Issuer to pay the Breakup Fee and thereby facilitates and assures Grantee's receipt of the benefits of this Agreement which the parties have mutually agreed Grantee is entitled to on the terms provided for herein.

         (g) At such closing, simultaneously with the delivery of the Aggregate Option Price in immediately available funds as provided in Section 2(f), Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock purchased by Grantee.

         (h) Certificates for Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

         "The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and to certain provisions of an agreement between Summit Bancorp. and Prime Bancorp, Inc. ("Issuer") dated as of the 18th day of February, 1999. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that the transfer qualifies for an exemption from the Securities Act and applicable state securities laws and such legend is not required for purposes of the Securities Act and applicable state securities laws; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

         (i) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for in Section 2(e) and the tender of the Aggregate Option Price on the Closing Date in immediately available funds, Grantee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of Grantee or its nominee.

         SECTION 3. Reservation of Shares. Issuer agrees: (i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized shares of Common Stock equal to the maximum number of shares of Common Stock issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, nonassessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; (ii) that it will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. ss.18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any other Governmental Authority is necessary before the Option may be exercised, cooperating with Grantee in preparing such applications or notices and providing such information to the Federal Reserve Board and each other Governmental Authority as they may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

         SECTION 4. Division of Option. In conjunction with or following an assignment permitted by Section 11 hereunder, this Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         SECTION 5. Adjustment upon Change of Capitalization. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

         (a) Subject to the last sentence of Section 1, in the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise to become outstanding as a result of any such change (other than pursuant to an exercise of any option or right under a Prime Stock Compensation Plan or an exercise of the Option), the number of shares of Common Stock subject to the Option shall be increased so it equals 9.9% of the number of shares of Common Stock then issued and outstanding (without consideration of any shares of Common Stock subject to or issued pursuant to the Option or subject to or issued pursuant to options outstanding on the date hereof under a Prime Stock Compensation Plan).

         (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment. In no event shall the Option Price be adjusted to less than the par value of the Common Stock to be issued at such Option Price.

         (c) It is intended by the parties hereto that the adjustments provided by this Section 5 shall fully preserve the economic benefits of this Agreement for Grantee.

         SECTION 6.        Registration Rights.

         (a) Demand Registration Rights. After the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) delivered prior to an Exercise Termination Event or at the request of a holder of any of the shares of Common Stock issued pursuant hereto) delivered no later than 12 months after an Exercise Termination Event, promptly prepare, file and keep current a registration statement on such form as is available and the Issuer is eligible to use under the Securities Act relating to a delayed or continuous offering (as contemplated by Rule 415 of the SEC under the Securities Act or any successor rule or regulation) (a "shelf registration") covering this Option and any shares issued and issuable pursuant to the Option (the "Option Shares") and shall use its best efforts to cause such registration statement to become effective and remain current and to qualify this Option or any such Option Shares or other securities for sale under any applicable state securities laws in order to permit the sale or other disposition of this Option or any Option Shares in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 6 for a period of time (not in excess of 90 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective as soon as practicable after the filing thereof and then to remain effective for such period not in excess of 135 days from the day such registration statement first becomes effective, or such shorter time as may be necessary to effect such sales or other dispositions. Grantee shall have the right to demand one such registration (notwithstanding the number of Grantees). Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration, Issuer and Grantee shall provide each other with representations, warranties, and other agreements customarily given in connection with such registrations. If requested by any Grantee in connection with such registration, Issuer and Grantee shall become a party to any underwriting agreement relating to the sale of Option Shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to Section 2(e), Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares.

         (b) Additional Persons With Registration Rights. Upon receiving any request under this Section 6 from any Grantee, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than one registration pursuant to this
Section 6 by reason of the fact that there shall be more than one Grantee as a result of an assignment permitted by Section 11 hereof.

         (c)  Expenses.   Except  where  applicable  state  law  prohibits  such
payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses of the Company (but not any Grantee), printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions, and the reasonable fees and expenses of any necessary special experts) in connection with the registration pursuant to this Section 6 (including the related offerings and sales by holders of Option Shares) and all other qualifications, notification or exemptions pursuant to Section 6.

         (d)  Indemnification.  In connection with any  registration  under this

Section 6, Issuer hereby indemnifies the Grantee, and each officer, director and controlling person of Grantee, and each underwriter thereof, including each person, if any who controls such holder or underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Grantee, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

         Promptly upon receipt by a party indemnified under this Section 6(d) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 6(d), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 6(d). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interests of the indemnified party. No indemnifying party shall be liable for the fees and expenses of more than one separate counsel for all indemnified parties or for any settlement entered into without its consent, which consent may not be unreasonably withheld.

         If the indemnification provided for in this Section 6(d) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Issuer, the Grantee and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Grantee be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Grantee to indemnify shall be several and not joint with other Grantees.

         (e) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Grantee thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Grantee with any information necessary in connection with the completion and filing of any reports or forms required to be filed by Grantee under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

         SECTION 7.        Repurchase at the Option of Grantee or Owner.

         (a) Upon the occurrence of a Repurchase Event (as defined below), (i) at the request (the date of such request being the "Request Date") of Grantee, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and shall pay to Grantee the Breakup Fee; and (ii) at the request (the date of such request being the "Request Date") of the owner of Option Shares from time to time (the "Owner"), delivered within 12 months of the occurrence of a Repurchase Event (or such later period as provided in Section 9), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made by a third party after the date hereof and on or prior to the Request Date, (ii) the price per share of Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer (whether by way of a merger, consolidation or otherwise), (iii) the average of the last sale prices for a share of Common Stock during the 90-day period ending on the Request Date quoted on the Nasdaq National Market (as reported by The Wall Street Journal, or, if not reported thereby, another authoritative source), (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, divided by the number of shares of Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, whose determination shall be conclusive and binding on all parties.

         (b) Grantee or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within the later to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price and the Breakup Fee or to the Owner the Option Share Repurchase Price or with respect to the Option Repurchase Price or the Option Share Repurchase Price the portion thereof that Issuer is not then prohibited from so delivering under applicable law and regulation.

         (c) Each of Issuer and Grantee hereby undertake to use its reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall promptly so notify Grantee and/or the Owner and shall deliver to the Grantee the Breakup Fee as provided in
Section 7(b) above, and thereafter shall deliver or cause to be delivered from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) is prohibited under applicable law or regulation, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full or in any substantial part, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, either
(A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Common Stock equal to the number of shares of Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option repurchased or (B) to the Owner, a certificate for the number of surrendered Option Shares covered by the revocation.

         (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any Acquisition Transaction, or
(ii) upon the acquisition by any person of beneficial ownership of securities representing 25% or more of the aggregate voting power of Issuer or any Bank Subsidiary, provided that no such event shall constitute a Repurchase Event unless an Extension Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event if an Extension Event shall have occurred prior to the occurrence of an Exercise Termination Event.

         (e) Issuer shall not enter into any agreement with any party (other than Grantee or a Grantee Subsidiary) for an Acquisition Transaction unless the other party thereto assumes all the obligations of Issuer pursuant to this
Section 7 in the event that Grantee or the Owner elects, in its sole discretion, to require such other party to perform such obligations.

         SECTION 8.        Substitute Option in the Event of Corporate Change.

         (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any person, other than Grantee or a Grantee Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the aggregate voting power of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation (the Acquiring Corporation and any such controlling person being hereinafter referred to as the Substitute Option Issuer)

         (b) The Substitute Option shall provide for payment of the Breakup Fee on terms as identical as possible to those provided for herein unless the Breakup Fee has been paid under the circumstances described in Section 7(c). Furthermore, the Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as is hereinafter defined) as is equal to the market/offer price (as defined in Section 7) multiplied by the number of shares of the Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as is hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of shares of the Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

         (c) The Substitute Option shall otherwise have the same terms as the Option (including terms governing the Breakup Fee as provided in the first sentence of Section 8(b) above), provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee, provided further that the terms of the Substitute Option shall include (by way of example and not limitation) provisions for the repurchase of the Substitute Option and Substitute Common Stock by the Substitute Option Issuer on the same terms and conditions as provided in Section 7.

         (d) The following terms have the meanings indicated:

                  (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or any substantial part of the Issuer's assets (or the assets of Issuer Subsidiaries).

                  (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

                  (iii) "Average Price" shall mean the average last sale price of a share of the Substitute Common Stock (as reported by The Wall Street Journal or, if not reported therein, by another authoritative source) for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the last sale price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

         (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 9.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to the exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 9.9% of the aggregate of the shares of Substitute Common Stock but for this clause (e), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in the clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee and the Substitute Option Issuer.

         SECTION 9. Extension of Time for Regulatory Approvals. Notwithstanding Sections 2(e), 6, 7 and 11, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals, to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act by reason of such exercise; provided that in no event shall any closing date occur more than 12 months after the related Notice Date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the Federal Reserve Board or any other Governmental Authority despite the reasonable efforts of Issuer or the Substitute Option Issuer, as the case may be, to obtain such approvals, the exercise of the Option shall be deemed to have been rescinded as of the related Notice Date. In the event (a) Grantee receives official notice that an approval of the Federal Reserve Board or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 12 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the resale of the Option Shares pursuant to a registration statement as provided in Section 6. Nothing contained in this Agreement shall restrict Grantee from specifying alternative exercising of rights pursuant to Sections 2(e), 6, 7 and 11, hereof in the event that the exercising of any such rights shall not have occurred due to the failure to obtain any required approval referred to in this Section 9.

         SECTION 10. Issuer Warranties. Issuer hereby represents and warrants to Grantee as follows:

         (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and institutions the deposits of which are insured by the Federal Deposit Insurance Corporation and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

         (c) Upon receipt of the necessary regulatory approvals as contemplated by this Agreement, the execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its articles of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any material agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

         SECTION 11.       Assignment of Option by Grantee.

         (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other person without the express written consent of the other party, except that Grantee may assign this Agreement in whole or in part to one or more subsidiaries directly or indirectly wholly-owned by Grantee (as "indirect" ownership is defined at Section 2.01(a) of the Merger Agreement) (other than director qualifying shares, if any) . The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

         (b) Any  assignment of rights of Grantee to any  permitted  assignee of

Grantee hereunder shall bear the restrictive legend at the beginning thereof substantially as follows:

         "The transfer of the option represented by this assignment and the related option agreement is subject to resale restrictions arising under the Securities Act of 1933, as amended and to certain provisions of an agreement between Summit Bancorp. and Prime Bancorp, Inc. ("Issuer") dated as of the 18th day of February, 1999. A copy of such agreement is on file at the principal office of Issuer and will be provided to any permitted assignee of the Option without change upon receipt by Issuer of a written request therefor."

It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute assignments without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that the transfer qualifies for an exemption from the Securities Act and applicable state securities laws and such legend is not required for purposes of the Securities Act and applicable state securities laws; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute assignments without such reference if the Option has been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such assignments shall bear any other legend as may be required by law.

         SECTION 12. Application for Regulatory Approval. If Grantee is entitled to exercise the Option and has sent a notice to Issuer pursuant to Section 2(e), each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and the Federal Reserve Board and other Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, making application for listing or quotation, as the case may be, of the shares of Common Stock issuable hereunder on the NASDAQ National Market System and applying to the Federal Reserve Board under the BHC Act and to state banking authorities for approval to acquire the shares issuable hereunder.

         SECTION 13. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         SECTION 14. Separability of Provisions. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase, pursuant to Section 7, the full number of shares of Common Stock provided in Section 1 (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

         SECTION 15. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         SECTION 17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 18. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         SECTION 19. Entire Agreement; No Third-Party Beneficiaries. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         SECTION 20. Merger Agreement. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

         SECTION 21. Majority in Interest. In the event that any selection or determination is to be made by Grantee or the Owner hereunder and at the time of such selection or determination there is more than one Grantee or Owner, such selection shall be made by a majority in interest of such Grantees or Owners.

         SECTION 22. Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         SECTION 23. No Rights as Shareholder. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Common Stock covered hereby.

         SECTION 24. Grantee Representation. The Option and any Option Shares or other securities acquired by Grantee upon exercise of the Option are not being, and will not be, as the case may be, acquired with a view to the public distribution thereof in the United States except as provided for in Section 6 hereof and neither the Option nor any Option Shares or other securities acquired by Grantee upon exercise of the Option will be transferred or otherwise disposed of by Grantee except in a transaction registered or exempt from registration under the Securities Act.

         IN WITNESS WHEREOF, each of the parties has caused this Prime Stock Option Agreement between Prime Bancorp, Inc., as Issuer, and Summit Bancorp., as Grantee, to be executed on its behalf by their officers thereunto duly authorized, all as of the 18th day of February, 1999.

                                      SUMMIT BANCORP.

                                      By _________________________________
                                      John G. Collins
                                      Vice Chairman


                                      PRIME BANCORP, INC.

                                      By _________________________________
                                      James J. Lynch
                                      President and Chief Executive Officer

                                  Appendix D


        PENNSYLVANIA STATUTORY PROVISIONS RELATING TO DISSENTERS RIGHTS

                          EXCERPT FROM SUBCHAPTER 19C

Section1930. Dissenters rights


     (a) General rule. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).


                                SUBCHAPTER 15D

                               Dissenters rights




 Section:
---------
  1571.     Application and effect of subchapter.
  1572.     Definitions.
  1573.     Record and beneficial holders and owners.
  1574.     Notice of intention to dissent.
  1575.     Notice to demand payment.
  1576.     Failure to comply with notice to demand payment, etc.
  1577.     Release of restrictions or payment for shares.
  1578.     Estimate by dissenter of fair value of shares.
  1579.     Valuation proceedings generally.
  1580.     Costs and expenses of valuation proceedings.


Section1571. Application and effect of Subchapter.

     (a) General rule. Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

       Section 1906(c) (relating to dissenters rights upon special treatment).

       Section 1930 (relating to dissenters rights).

       Section 1931(d) (relating to dissenters rights in share exchanges).

       Section 1932(c) (relating to dissenters rights in asset transfers).

       Section 1952(d) (relating to dissenters rights in division).

       Section 1962(c) (relating to dissenters rights in conversion).

       Section 2104(b) (relating to procedure).

       Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

       Section 2325(b) (relating to minimum vote requirement).

       Section 2704(c) (relating to dissenters rights upon election).

       Section 2705(d) (relating to dissenters rights upon renewal of election).

       Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

       Section 7104(b)(3) (relating to procedure).


(b) Exceptions.

      (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

        (i)  listed on a national securities exchange; or

        (ii)  held of record by more than 2,000 shareholders;


shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

    (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

      (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

      (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.


      (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).


    (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.


(c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.


(d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:


  (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and


  (2) a copy of this subchapter.


(e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.


(f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.


(g) Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

Section 1572. Definitions.


     The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:


     "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.


     "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.


     "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.


     "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.


Section 1573. Record and beneficial holders and owners.


       (a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.


       (b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.


Section 1574. Notice of intention to dissent.


     If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.


Section 1575. Notice to demand payment.


      (a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares, a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

      (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

      (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

      (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

      (4)  Be accompanied by a copy of this subchapter.

       (b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.


Section 1576. Failure to comply with notice to demand payment, etc.

       (a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

       (b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

       (c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.


Section 1577. Release of restrictions or payment for shares.

       (a) Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

       (b) Renewal of notice to demand payment. When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

       (c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

      (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

      (2) A statement of the corporation's estimate of the fair value of the shares.

      (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

       (d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.


Section 1578. Estimate by dissenter of fair value of shares.

       (a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

       (b) Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.


Section 1579. Valuation proceedings generally.

      (a) General rule. Within 60 days after the latest of:

      (1) Effectuation of the proposed corporate action;

      (2) Timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

      (3) Timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

      (b) Mandatory joinder of dissenters. All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).


      (c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

      (d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

      (e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.


Section 1580. Costs and expenses of valuation proceedings.

       (a) General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.


       (b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

       (c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     With respect to the indemnification of directors and officers, Section 5 of Article IX of the By-Laws of Summit Bancorp. provides:

       Section 5. Indemnification and Insurance (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any proceeding, by reason of the fact that he or she is or was a corporate agent of the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a corporate agent or in any other capacity while serving as a corporate agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the State of New Jersey as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses and liabilities in connection therewith, and such indemnification shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of such corporate agent's heirs, executors, administrators and other legal representatives; provided, however, that except as provided in Section 5(c) of this By-Law, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that the advancement of counsel fees to a claimant other than a claimant who is or was a director or Executive Vice President or higher ranking officer of the Corporation shall be made only when the Board of Directors or the General Counsel of the Corporation determines that arrangements for counsel are satisfactory to the Corporation; and provided, further, that if the laws of the State of New Jersey so require, the payment of such expenses incurred by a corporate agent in such corporate agent's capacity as a corporate agent (and not in any other capacity in which service was or is rendered by such person while a corporate agent, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such corporate agent to repay all amounts so advanced if it shall ultimately be determined that such corporate agent is not entitled to be indemnified under this By-Law or otherwise.

       (b) To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 5(b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by a claimant who is or was a director or Executive Vice President or higher ranking officer of this Corporation, by independent counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant; or (2) if the claimant is not a person described in Section 5(b)(1), or is such a person and if no request is made by such a claimant for a determination by independent counsel, (A) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of disinterested directors is not obtainable or, even if obtainable, such quorum of disinterested directors so directs, by independent counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant. In the event the determination of entitlement to indemnification is to be made by independent counsel at the request of the claimant, the independent counsel shall be selected by the Board of Directors and paid by the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 20 days after such determination.

       (c) If a claim under Section 5(a) of this By-Law is not paid in full by the Corporation within thirty days after a written claim pursuant to Section 5(b) of this By-Law has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim, including attorney's fees. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the laws of the State of New Jersey for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the laws of the State of New Jersey, nor an actual determination by the Corporation (including its Board of Directors or independent counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

       (d) If a determination shall have been made pursuant to Section 5(b) of this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 5(c) of this By-Law.

       (e) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of this By-Law shall in any way diminish or adversely affect the rights of any corporate agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

       (f) The Corporation may maintain insurance, at its expense, to protect itself and any corporate agent of the Corporation or other enterprise against any expense or liability, whether or not the Corporation would have the power to indemnify such person against such expense or liability under the laws of the State of New Jersey.

       (g) If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

       (h) For purposes of this By-Law:

          (1) "disinterested director" means a director of the Corporation who is not and was not a party to or otherwise involved in the matter in respect of which indemnification is sought by the claimant.

          (2) "independent counsel" means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law.

          (3) "corporate agent" means any person who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in an consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any subsidiary of the Corporation or of any other enterprise, serving as such at the request of this Corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

          (4) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

          (5) "expenses" means reasonable costs, disbursements and counsel fees;

          (6) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

          (7) "proceeding" means any pending, threatened or completed civil, criminal, administrative, legislative, investigative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

          (8) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation."

       (i) Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

       (j) This By-Law shall be implemented and construed to provide any corporate agent described above who is found to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation the maximum indemnification, advancement of expenses, and reimbursement for liabilities and expenses allowed by law.

     Such provision is consistent with Section 14A:3-5 of the Business Corporation Act of the State of New Jersey, the state of Summit's incorporation, which permits the indemnification of officers and directors, under certain circumstances and subject to specified limitations, against liability which any officer or director may incur in such capacity.

     Article 7 of Summit's Restated Certificate of Incorporation provides that:

   Except to the extent prohibited by law, no Director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owned to the Corporation or its shareholders provided that a Director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such persons duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt of an improper personal benefit. Neither the amendment or repeal of this Article 7, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article 7, shall eliminate or reduce the effect of this Article 7 in respect of any matter which occurred, or any cause of action, suit or claim which but for this
   Article 7 would have accrued or arisen, prior to such amendment, repeal or adoption.

     Summit carries officers' and directors' liability insurance policies which provide coverage against judgments, settlements and legal costs incurred because of actual or asserted acts or omissions of such officers and directors of Summit arising out of their duties as such, subject to certain exceptions, including, but not limited to, damages based upon illegal personal profits or adjudicated dishonesty of the person seeking indemnification. The policies provide coverage of $50,000,000 in the aggregate.

Item 21. Exhibits and Financial Statement Schedules.

     (a) Exhibits

     This Registration Statement includes the following exhibits:

 Exhibit No.                                             Description
-------------                                            -----------
  2             Agreement and Plan of Merger dated February 17, 1999 between Prime and Summit.
                (Included without exhibits as Appendix A to the Proxy Statement-Prospectus included in this Registration Statement; with Exhibit B thereto included as Appendix C to the Proxy
                Statement-Prospectus included in this Registration Statement and Exhibits C-F thereto incorporated by reference to Exhibit 10(a) to the Schedule 13D filed by Summit with respect to Prime Bancorp, Inc. Common Stock (File No. 0-17286) dated February 18,
                1999).).

  3(a)          Restated Certificate of Incorporation of Summit, as restated August 19, 1998
                (incorporated by reference to Exhibit (3)A on Form 10-Q for the quarter ended September
                30, 1998).

  (b)           By-Laws of Summit as amended through October 18, 1995 (incorporated by reference to
                Exhibit (2)B on Form 10-K for the year ending December 31, 1995).

  4(a)          Rights Agreement, dated as of August 16, 1989, by and between Summit Bancorp. (under the former name UJB Financial Corp.) and First Chicago Trust Company of New York, as
                Rights Agent (incorporated by reference to Exhibit 2 to the Registration Statement on
                Form 8-A, filed August 28, 1989).

   (b)          Notice to Rights Agent dated August 20, 1997 (incorporated by reference to Exhibit
                (3)(A)(i) on Form 10-Q for the quarter ended September 30, 1997).

  *5            Opinion of Richard F. Ober, Jr., Esq. regarding legality of securities being issued.

  8(a)          Opinion of Thompson Coburn regarding tax matters.

  8(b)          Opinion of Stradley, Ronon, Stevens & Young, LLP regarding tax matters.

  23(a)         Consent of KPMG LLP (Summit).

  (b)           Consent of KPMG LLP (Prime).

  (c)           Consent of Ernst & Young LLP

  *(d)          Consent of Richard F. Ober, Jr., Esq. -- included in his opinion filed as Exhibit 5 to this
                Registration Statement.

  (e)           Consent of Thompson Coburn -- included in its opinion filed as Exhibit 8(a) to this
                Registration Statement.

  (f)           Consent of Stradley, Ronon, Stevens & Young, LLP -- included in its opinion filed as
                Exhibit 8(b) to the Registration Statement.

  *24           Power of Attorney -- included on the signature page of the original filing.

  *99(a)        Form of Prime proxy.

  (b)           Opinion of Fox-Pitt, Kelton -- Included as Appendix B to the Proxy Statement-Prospectus
                included in this Registration Statement.

  (c)           Consent of Fox-Pitt, Kelton.

------------
* Previously filed

(b) Financial Statement Schedules.

     All financial statement schedules either are not required or are included in the notes to the financial statements incorporated by reference herein.

Item 22. Undertakings.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 20 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement No. 333-77155 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of West Windsor and the State of New Jersey on this 22nd day of June, 1999.

                                        SUMMIT BANCORP.


                                        By:        *
                                           ------------------------------------
                                           T. Joseph Semrod
                                           Chairman of the Board of Directors
                                           and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-77155 has been signed below on the 22nd day of June, 1999 by the following persons in the capacities indicated.



           Signatures             Titles
           ----------             ------

                *                 Chairman of the Board
-----------------------------     of Directors (Chief Executive Officer)
        T. Joseph Semrod

                *                 President and Director
-----------------------------
          Robert G. Cox

                *                 Executive Vice President -- Finance
-----------------------------     (Principal Financial Officer)
        William J. Healy

                *                 Senior Vice President and Comptroller
-----------------------------     (Principal Accounting Officer)
         Paul V. Stahlin

                *                 Director
-----------------------------
         Robert L. Boyle

                *                 Director
-----------------------------
         James C. Brady

                *                 Director
-----------------------------
         John G. Collins

                *                 Director
-----------------------------
       T.J. Dermot Dunphy

                *                 Director
-----------------------------
      Anne Evans Estabrook

           Signatures             Titles
           ----------             ------

                *                 Director
-----------------------------
        Elinor J. Ferdon

                *                 Director
-----------------------------
       William M. Freeman

                *                 Director
-----------------------------
       Thomas H. Hamilton

                *                 Director
-----------------------------
         Fred G. Harvey

                *                 Director
-----------------------------
        Francis J. Mertz

                *                 Director
-----------------------------
      George L. Miles, Jr.

                *                 Director
-----------------------------
        William R. Miller

                *                 Director
-----------------------------
       Raymond Silverstein

                *                 Director
-----------------------------
          Orin R. Smith

                *                 Director
-----------------------------
         Joseph M. Tabak

                *                 Director
-----------------------------
        Douglas G. Watson

* Richard F. Ober, Jr., by signing his name hereto, does sign the document on behalf of each of the persons indicated above pursuant to the powers of attorney executed by such person, filed with the Securites and Exchange Commission.

/s/ Richard F. Ober, Jr.
-------------------------
  Richard F. Ober Jr.

                                 EXHIBIT INDEX




 Exhibit No.                                         Description                                         Page
-------------   -------------------------------------------------------------------------------------   -----
  2             Agreement and Plan of Merger dated February 17, 1999 between Prime and Summit.
                (Included without exhibits as Appendix A to the Proxy Statement-Prospectus included in this Registration Statement; with Exhibit B thereto included as Appendix C to the
                Proxy Statement-Prospectus included in this Registration Statement and Exhibits C-F thereto incorporated by reference to Exhibit 10(a) to the Schedule 13D filed by
                Summit with respect to Prime Bancorp, Inc. Common Stock (File No. 0-17286) dated
                February 18, 1999).).

  3(a)          Restated Certificate of Incorporation of Summit, as restated August 19, 1998
                (incorporated by reference to Exhibit (3)A on Form 10-Q for the quarter ended
                September 30, 1998).

  (b)           By-Laws of Summit as amended through October 18, 1995 (incorporated by reference to
                Exhibit (2)B on Form 10-K for the year ending December 31, 1995).

  4(a)          Rights Agreement, dated as of August 16, 1989, by and between Summit Bancorp. (under the former name UJB Financial Corp.) and First Chicago Trust Company of New York, as
                Rights Agent (incorporated by reference to Exhibit 2 to the Registration Statement on
                Form 8-A, filed August 28, 1989).

  (b)           Notice to Rights Agent dated August 20, 1997 (incorporated by reference to Exhibit
                (3)(A)(i) on Form 10-Q for the quarter ended September 30, 1997).

  *5            Opinion of Richard F. Ober, Jr., Esq. regarding legality of securities being issued.

  8(a)          Opinion of Thompson Coburn regarding tax matters.

  8(b)          Opinion of Stradley, Ronon, Stevens & Young, LLP regarding tax matters.

  23(a)         Consent of KPMG LLP (Summit).

  (b)           Consent of KPMG LLP (Prime).

  (c)           Consent of Ernst & Young LLP

  *(d)          Consent of Richard F. Ober, Jr., Esq. -- included in his opinion filed as Exhibit 5 to this Registration Statement.

  (e)           Consent of Thompson Coburn -- included in its opinion filed as Exhibit 8 to this
                Registration Statement.

  (f)           Consent of Stradley, Ronon, Stevens & Young, LLP -- included in its opinion filed as
                Exhibit 8(b) to the Registration Statement.

  *24           Power of Attorney -- included on the signature page of the original filing.

  *99(a)        Form of Prime proxy.

  (b)           Opinion of Fox-Pitt, Kelton -- Included as Appendix B to the Proxy Statement-
                Prospectus included in this Registration Statement.

  (c)        Consent of Fox-Pitt, Kelton.



------------
* Previously filed